Filed pursuant to Rule 424(b)(3)
Registration No. 333-221791
PROSPECTUS SUPPLEMENT NO. 9
(To the Prospectus dated February 6, 2018)
39,714,143 Shares of Common Stock

This Prospectus Supplement No. 9 supplements the prospectus dated February 6, 2018 (the “Prospectus”), relating to the offering and resale of up to 39,714,143 shares of common stock of Exicure, Inc. by the selling stockholders identified in the Prospectus. This Prospectus Supplement should be read in conjunction with the Prospectus which is to be delivered with this Prospectus Supplement.  Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Supplement.
This Prospectus Supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the Securities and Exchange Commission on May 8, 2019 (the “Form 10-Q”), all set forth below.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors” on page 11 of the Prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement (or the Prospectus including any supplements or amendments thereto) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is May 10, 2019.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________________
FORM 10-Q
______________________________________

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2019
or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from              to
Commission File Number: 000-55764
______________________________________
EXICURE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________

Delaware	81-5333008
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
8045 Lamon Avenue
Suite 410
Skokie, IL 60077
(Address of principal executive offices)

Registrant’s telephone number, including area code (847) 673-1700

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes  ☒    No  ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).     Yes  ☒    No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Exchange Act).     Yes  ☐    No  ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The OTCQB Market
As of May 6, 2019, there were 44,369,790 shares of the registrant’s common stock, par value $0.0001 per share, outstanding.

EXICURE, INC.
QUARTERLY REPORT ON FORM 10-Q
TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Quarterly Report on Form 10-Q contains express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on our management’s belief and assumptions and on information currently available to our management. All statements other than statements of historical fact contained in this Quarterly Report on Form 10-Q are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•
the initiation, timing, progress and results of our research and development programs, preclinical studies, clinical trials and Investigational New Drug application, or IND, Investigational Medicinal Product Dossier, Clinical Trial Application, or CTA, New Drug Application, or NDA, or other regulatory submissions;

•	our receipt and timing of any milestone payments or royalties under any current or future research collaboration and license agreements or arrangements;

•	our ability to identify and develop therapeutic candidates for treatment of additional disease indications;

•	our or a current or future collaborator’s ability to obtain and maintain regulatory approval of any of our therapeutic candidates;

•	the rate and degree of market acceptance of any approved therapeutic candidates;

•	the commercialization of any approved therapeutic candidates;

•	our ability to establish and maintain collaborations and retain commercial rights for our therapeutic candidates in the collaborations;

•	the implementation of our business model and strategic plans for our business, technologies and therapeutic candidates;

•	our estimates of our expenses, ongoing losses, future revenue and capital requirements, including our expectations relating to our need for additional financing;

•	our ability to obtain additional funds for our operations;

•
our ability to obtain and maintain intellectual property protection for our technologies and therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	the ability of third party supply and manufacturing partners to supply the materials and components for, and manufacture, our research and development, preclinical and clinical trial supplies;

•	our ability to attract and retain qualified key management and technical personnel;

•	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act;

•	statements regarding internal controls under the section titled “Controls and Procedures” Part I Item 4;

•	our financial performance; and

•	the impact of government regulation and developments relating to our competitors or our industry.
These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” Part II - Item 1A and elsewhere in this Quarterly Report on Form 10-Q.
Any forward-looking statement in this Quarterly Report on Form 10-Q reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Quarterly Report on Form 10-Q and the documents we reference in this Quarterly Report on Form 10-Q and have filed with the Securities and Exchange Commission (the “SEC”) as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
This Quarterly Report on Form 10-Q also contains estimates, projections and other information concerning our industry, our business and the markets for certain therapeutics, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

PART I - FINANCIAL INFORMATION
Item 1. Financial Statements.
EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$22,196	$26,268
Accounts receivable	3	—
Unbilled revenue receivable	—	3
Receivable from related party	3	10
Prepaid expenses and other assets	1,414	1,382
Total current assets	23,616	27,663
Property and equipment, net	977	1,061
Other noncurrent assets	591	32
Total assets	$25,184	$28,756
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$4,807	$—
Accounts payable	848	500
Accrued expenses and other current liabilities	1,591	1,543
Current portion of deferred revenue	975	—
Total current liabilities	8,221	2,043
Long-term debt, net	—	4,925
Common stock warrant liability	428	797
Other noncurrent liabilities	380	39
Total liabilities	$9,029	$7,804

Stockholders’ equity:
Common stock, $0.0001 par value per share; 200,000,000 shares authorized, 44,358,000 issued and outstanding, March 31, 2019 and December 31, 2018	4	4
Additional paid-in capital	76,431	75,942
Accumulated deficit	(60,280)	(54,994)
Total stockholders' equity	16,155	20,952
Total liabilities and stockholders’ equity	$25,184	$28,756
See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended, March 31,
	2019	2018
Revenue:
Collaboration revenue	$25	$36
Total revenue	25	36
Operating expenses:
Research and development expense	3,395	3,275
General and administrative expense	2,208	2,045
Total operating expenses	5,603	5,320
Operating loss	(5,578)	(5,284)
Other income (expense), net:
Interest expense	(183)	(161)
Other income (loss), net	475	(64)
Total other income (loss), net	292	(225)
Net loss	$(5,286)	$(5,509)

Basic and diluted loss per common share	$(0.12)	$(0.14)
Basic and diluted weighted-average common shares outstanding	44,358,000	39,357,289
See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(in thousands, except shares)

	Common Stock
	Shares	$	Additional Paid-in- Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance at December 31, 2018	44,358,000	$4	$75,942	$(54,994)	$20,952
Equity-based compensation	—	—	489	—	489
Net loss	—	—	—	(5,286)	(5,286)
Balance at March 31, 2019	44,358,000	$4	$76,431	$(60,280)	$16,155

	Common Stock
	Shares	$	Additional Paid-in- Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance at December 31, 2017	39,300,823	$4	$53,586	$(33,615)	$19,975
Adoption of new accounting standard - ASC 606	—	—	—	1,034	1,034
Balance at January 1, 2018	39,300,823	$4	$53,586	$(32,581)	$21,009
Exercise of options	8,532	—	7	—	7
Equity-based compensation	—	—	365	—	365
Issuance of common stock, net	145,466	—	436	—	436
Net loss	—	—	—	(5,509)	(5,509)
Balance at March 31, 2018	39,454,821	$4	$54,394	$(38,090)	$16,308

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(5,286)	$(5,509)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	87	86
Equity-based compensation	489	365
Amortization of long-term debt issuance costs and fees	34	24
Other	36	73
Change in fair value of warrant liabilities	(369)	128
Changes in operating assets and liabilities:
Unbilled revenue receivable and accounts receivable	—	8
Receivable from related party	7	(4)
Prepaid expenses and other current assets	(69)	311
Other noncurrent assets	(559)	—
Accounts payable	354	(120)
Accrued expenses and other current liabilities	(52)	(8)
Deferred revenue	975	—
Other noncurrent liabilities	341	(1)
Net cash used in operating activities	(4,012)	(4,647)
Cash flows from investing activities:
Capital expenditures	(8)	—
Net cash used in investing activities	(8)	—
Cash flows from financing activities:
Proceeds from exercise of common stock options	—	7
Payment of long-term debt fees and issuance costs	(52)	—
Net cash (used in) provided by financing activities	(52)	7
Net decrease in cash and cash equivalents	(4,072)	(4,640)
Cash and cash equivalents - beginning of period	26,268	25,764
Cash and cash equivalents - end of period	$22,196	$21,124

Supplemental disclosure of cash flow information
Non-cash financing activities:
Issuance of common stock for professional services	$—	$436
Debt fees (accrued expenses)	100	—
Non-cash investing activities:
Capital expenditures (accounts payable and accrued expenses)	8	45
See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

EXICURE, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

1. Description of Business and Basis of Presentation
Description of Business
Exicure, Inc. (the “Company”) is a clinical-stage biotechnology company developing therapeutics for immuno-oncology, inflammatory diseases and genetic disorders based on the Company’s proprietary Spherical Nucleic Acid (“SNA”) technology. We believe the design of the Company’s SNAs gives rise to distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and enable therapeutic activity outside of the liver. The Company intends to build a leading nucleic acid therapeutics company focused on the discovery and development of therapeutics based on the Company’s proprietary SNA technology, either on its own or in collaboration with pharmaceutical partners.
Throughout these consolidated financial statements, the terms “the Company” and “Exicure” refer to Exicure, Inc. and its 100% owned subsidiary, Exicure Operating Company. Exicure Operating Company holds all material assets, and conducts all business activities and operations, of the Company.
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements as of March 31, 2019 and December 31, 2018, and for the three months ended March 31, 2019 and 2018, have been presented in conformity with generally accepted accounting principles in the United States (“GAAP”).
Principles of Consolidation
The accompanying unaudited condensed consolidated financial statements include the accounts of Exicure, Inc. and its 100% owned subsidiary, Exicure Operating Company. All intercompany transactions and accounts are eliminated in consolidation.
Going Concern
As of March 31, 2019, the Company has generated an accumulated deficit of $79,117 since inception and expects to incur significant expenses and negative cash flows for the foreseeable future. Based on the Company’s current operating plans, it believes that existing working capital at March 31, 2019 is sufficient to fund its current operating plans into January 2020. Management believes that it will be able to obtain additional working capital through equity financings, partnerships and licensing, or other arrangements, to fund operations. However, there can be no assurance that such additional financing will be available and, if available, can be obtained on terms acceptable to the Company. If the Company is unable to obtain such additional financing, the Company will need to reevaluate future operating plans. Accordingly, there is substantial doubt regarding the Company’s ability to continue as a going concern.
The accompanying unaudited condensed consolidated interim financial statements have been prepared as though the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
Unaudited Interim Financial Information
The accompanying interim condensed consolidated balance sheet as of March 31, 2019, the interim condensed consolidated statements of operations for the three months ended March 31, 2019 and 2018, the interim condensed consolidated statement of changes in stockholders’ equity for the three months ended March 31, 2019 and 2018, and the interim condensed consolidated statements of cash flows for the three months ended March 31, 2019 and 2018, are unaudited. The interim unaudited condensed consolidated financial statements have been prepared on the same

EXICURE, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

basis as the annual audited financial statements; and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of March 31, 2019, the results of its operations for the three months ended March 31, 2019 and 2018, and the results of its cash flows for the three months ended March 31, 2019 and 2018. The financial data and other information disclosed in these notes related to the three months ended March 31, 2019 and 2018 are unaudited. The results for the three months ended March 31, 2019 are not necessarily indicative of results to be expected for the year ending December 31, 2019, or any other interim periods, or any future year or period.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on certain assumptions which it believes are reasonable in the circumstance and while actual results could differ from those estimates, management does not believe that any change in those assumptions in the near term would have a significant effect on the Company’s financial position, results of operations or cash flows. Actual results in future periods could differ from those estimates.
2. Significant Accounting Policies
There have been no changes to the significant accounting policies disclosed in the Company’s most recent Annual Report on Form 10-K, except as required by recently adopted accounting pronouncements, as discussed below:
Recently Adopted Accounting Pronouncements
Equity-based compensation
In June 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-07, Compensation-Stock Compensation: Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which aligns the measurement and classification guidance for share-based payment to non-employees with the guidance for share-based payments to employees. Under the new guidance, the measurement period for equity-classified non-employee awards will be fixed at the grant date. Prior to the adoption of ASU 2018-07, the Company remeasured fair value of stock option awards to nonemployees at each financial statement reporting date. The Company adopted the guidance of ASU 2018-07 in the first quarter of 2019 on a modified retrospective basis. The adoption of ASU 2018-07 did not have a material impact on our financial statements.
Leases
In February 2016, FASB issued ASU 2016-02, Leases (Topic 842) (or “ASC 842), which replaces the guidance in ASC 840, Leases (“ASC 840”) and requires lessees to recognize right-of-use assets and lease liabilities on the balance sheet. The Company adopted ASC 842 on the required effective date of January 1, 2019 utilizing the modified retrospective transition method with no restatement of prior periods or cumulative adjustment to accumulated deficit.  The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date and (3) initial direct costs for any existing leases as of the adoption date. The Company elected to combine lease and non-lease components, elected not to record leases with an initial term of twelve months or less on the balance sheet and will recognize the associated lease payments in the consolidated statements of operations on a straight-line basis over the lease term. The Company did not elect to apply the hindsight practical expedient when determining lease term and assessing impairment of right-of-use assets.
The adoption of ASC 842 on January 1, 2019 resulted in the recognition of an operating lease asset of approximately $613 and operating lease liabilities of approximately $623, with no impact to operating expense, net

EXICURE, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

loss, or basic and diluted loss per common share for the three months ended March 31, 2019. The impact to the consolidated balance sheet upon adoption of ASC 842 is as follows:

	As Previously Reported December 31, 2018	ASC 842 Adoption Adjustment	As Reported Under ASC 842 January 1, 2019
Prepaid expenses and other current assets	$1,382	$(28)	$1,354
Other noncurrent assets	32	613	645
Accrued expenses and other current liabilities	1,543	243	1,786
Other noncurrent liabilities	39	342	381
See Note 11, Leases, for more information on leases.
Recent Accounting Pronouncements Not Yet Adopted
None.
3. Collaborative Research and License Agreements
Dermelix Collaboration
On February 17, 2019, Exicure entered into a License and Development Agreement (the “Dermelix Collaboration”) with Dermelix, LLC d/b/a Dermelix Biotherapeutics (“Dermelix”). Pursuant to the Dermelix Collaboration, the Company granted to Dermelix exclusive, worldwide royalty-bearing license rights to, develop, manufacture, have manufactured, use and commercialize the Company’s spherical nucleic acid (“SNA”) technology for the treatment of Netherton Syndrome (“NS”) and, at Dermelix’s option, up to five additional specified orphan diseases that are within the dermatology field. Upon written notice to the Company, Dermelix may exercise its option at any time following the effective date of the Dermelix Collaboration until the date that is six (6) years from the date that the first collaboration SNA therapeutic achieves first dosing in humans in a Phase 1 clinical trial for NS.
Dermelix will initially seek to develop a targeted therapy for the treatment of NS. Under the terms of the Dermelix Collaboration, the Company will be responsible for conducting the early stage development for each indication up to IND enabling toxicology studies. Dermelix will assume subsequent development, commercial activities and financial responsibility for such indications. Dermelix will pay the costs and expenses of development and commercialization of any licensed products under the Dermelix Collaboration, including the Company’s expenses incurred in connection with development activities and in accordance with the development budget. Under the terms of the Dermelix License Agreement, Exicure received an upfront payment of $1,000, to be applied against the initial $1,000 of the Company’s development expenses. If Dermelix exercises any of its option rights for additional indications, Dermelix will pay an option exercise fee equal to $1,000 for each exercised option (each, an “Option Exercise Fee”). Any Option Exercise Fee will be applied against the Company’s development expenses with respect to the particular indication for which the option was exercised.
Pursuant to the Dermelix Collaboration, the Company shall have the right to pursue the development and commercialization of SNA technology for the treatment of orphan diseases which are neither NS nor one of the additional specified orphan diseases selected by Dermelix pursuant to its option rights. If the Company commences development activities of SNA technology for the treatment of such an orphan disease, the Company will notify Dermelix in writing of such development and Dermelix will have thirty (30) days following receipt of such notice to use one of its remaining option rights on such orphan disease. If Dermelix does not use one of its remaining option rights on such orphan disease, or has no option rights remaining, then the Company will have no further obligations to Dermelix with respect to the development of SNA therapeutics for such orphan disease and shall be free to continue commercialization and development activities with respect thereto.

EXICURE, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

For each of NS as well as any additional licensed product for which Dermelix exercises one of its options, the Company shall be eligible to receive additional cash payments totaling up to $13,500 upon achievement of certain development and regulatory milestones and up to $152,500 upon achievement of certain sales milestones. The regulatory milestones are payable upon the initiation or completion of clinical trials, and regulatory approval in the United States and outside the United States, per program. The commercial sales milestones are payable upon achievement of specified aggregate annual product sales thresholds. In the event a therapeutic candidate subject to the collaboration results in commercial sales, the Company will receive low double-digit royalties on annual net sales for such licensed products.
Dermelix Collaboration — Revenue Recognition
The Company concluded that Dermelix is a customer in this arrangement, and as such the arrangement falls within the scope of the revenue recognition guidance. The Company identified performance obligations under the Dermelix Collaboration for the license of intellectual property for the NS therapeutic candidate and associated research and development services for the NS therapeutic candidate. The Company determined that the performance obligations were not separately identifiable and were not distinct or distinct within the context of the contract due to the specialized nature of the services to be provided by Exicure, specifically with respect to the Company’s expertise related to SNA technology, and the interdependent relationship between the performance obligations. As such, the Company concluded that there is a single identified performance obligation.
The Company used the most likely amount method to estimate variable consideration and estimated that the most likely amount for each potential development and regulatory milestone, which is considered variable consideration, was zero, as the achievement of those milestones is uncertain and highly susceptible to factors outside of the Company’s control. Accordingly, all such milestones were excluded from the transaction price. Management will re-evaluate the transaction price at the end of each reporting period and as uncertain events are resolved or other changes in circumstances occur and adjust the transaction price as necessary. Sales-based royalties, including commercial sales milestone payments based on the level of sales, were also excluded from the transaction price, as the license is deemed to be the predominant item to which the royalties relate. The Company will recognize such revenue at the later of (i) when the related sales occur, or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied (or partially satisfied).
Revenue associated with the performance obligation will be recognized as services are provided using a cost-to-cost measure of progress method. The transfer of control occurs over time and, in management’s judgment, this input method is the best measure of progress towards satisfying the performance obligation and reflects a faithful depiction of the transfer of goods and services.
The Company recognized $25 of revenue under the Dermelix Collaboration during the three months ended March 31, 2019. The aggregate amount of the consideration received and the amount recognized as revenue as of March 31, 2019 relates to the Company’s wholly unsatisfied performance obligation. This amount is recorded as deferred revenue at March 31, 2019 and is $975 at March 31, 2019. As of March 31, 2019, the Company expected to recognize this amount as revenue in the second, third and fourth quarters of 2019 based on the related level of performance during those periods.
Purdue Collaboration
During the three months ended March 31, 2018, the Company recognized collaboration revenue of $36 which consisted entirely of research and development activities that were reimbursed by Purdue Pharma L.P. (“Purdue”) and is presented on a gross basis in the accompanying unaudited condensed consolidated statement of operations. See Note 14, Subsequent Events for recent developments regarding the Purdue Collaboration.

EXICURE, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

4. Supplemental Balance Sheet Information
Prepaid expenses and other current assets

	March 31, 2019	December 31, 2018
Prepaid clinical, contract research and manufacturing costs	$559	$293
Prepaid insurance	250	353
Other	605	736
Prepaid expenses and other current assets	$1,414	$1,382
Property and equipment, net

	March 31, 2019	December 31, 2018
Scientific equipment	$1,991	$1,979
Leasehold improvements	192	192
Furniture and fixtures	41	41
Computers and software	26	26
Construction in process	3	12
Property and equipment, gross	2,253	2,250
Less: accumulated depreciation	(1,276)	(1,189)
Property and equipment, net	$977	$1,061
Depreciation and amortization expense was $87 and $86 for the three months ended March 31, 2019 and 2018, respectively.

Other noncurrent assets

	March 31, 2019	December 31, 2018
Operating lease asset, noncurrent	$552	$—
Other	39	32
Other noncurrent assets	$591	$32

EXICURE, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

Accrued expenses and other current liabilities

	March 31, 2019	December 31, 2018
Accrued payroll-related expenses	$388	$899
Accrued loan fees	333	231
Operating lease liability	179	—
Accrued legal expenses	352	189
Accrued clinical, contract research and manufacturing costs	103	102
Accrued other expenses	236	122
Accrued expenses and other current liabilities	$1,591	$1,543
Other noncurrent liabilities

	March 31, 2019	December 31, 2018
Operating lease liability, noncurrent	$380	$—
Other	—	39
Other noncurrent liabilities	$380	$39
5. Debt
On March 8, 2019, the Company and Hercules Technology Growth Capital (“Hercules”) amended its loan agreement so that the maturity date of its loan agreement is extended to March 1, 2020 and amortization payments are deferred to, and payable at, the new maturity date of March 1, 2020 (“Loan Amendment No. 4”). Fees of $52 paid to Hercules in connection with Loan Amendment No. 4 , as well as a fee of $100 that is payable to Hercules at the new maturity date, are recorded as a reduction in the carrying amount of long-term debt on our balance sheet and will be amortized to interest expense through the new maturity date of March 1, 2020 using the effective interest method.
At March 31, 2019 and December 31, 2018, the carrying value of the current and noncurrent portion of long-term debt is $4,807 and $4,925, respectively.
At March 31, 2019, the principal maturities of the long-term debt were as follows:

March 31, 2019
2019	$—
2020	4,999
Principal balance outstanding	4,999
less: unamortized discount	(189)
less: unamortized debt issuance costs	(3)
Long-term debt	4,807
Current portion	4,807
Noncurrent portion	$—
The Company paid interest on debt of $149 and $136 during the three months ended March 31, 2019 and 2018, respectively.
6. Stockholders’ Equity
Preferred Stock
As of March 31, 2019 and December 31, 2018, the Company had 10,000,000 shares of preferred stock, par value $0.0001 authorized and no shares issued and outstanding.
Common Stock
As of March 31, 2019 and December 31, 2018, the Company had 200,000,000 shares of common stock, par value $0.0001 authorized and 44,358,000 shares issued and outstanding.
The holders of shares of the Company’s common stock are entitled to one vote per share on all matters to be voted upon by Exicure stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of the Company’s common stock are entitled to receive ratably any dividends that may be declared from time to time by Exicure’s board of directors (the “Board”) out of funds legally available for that purpose. In the event of the Company’s liquidation, dissolution or winding up, the holders of shares of Exicure common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. Exicure common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to Exicure common stock. The outstanding shares of Exicure common stock are fully paid and non-assessable.
Common Stock Warrants
In connection with the private placement transactions that occurred in several closings on September 26, 2017, October 27, 2017 and November 2, 2017 in which we sold to accredited investors approximately $31,513 worth of shares of common stock (before deducting placement agent fees and expenses which are approximately $3,966), or 10,504,196 shares, at a price of $3.00 per share (the “2017 Private Placement”), placement agents received warrants to purchase an aggregate of 413,320 shares of Exicure common stock (the “Warrants”) in connection with all closings of the 2017 Private Placement. The Warrants expire on March 27, 2021, have an exercise price of $3.00 per share, and have been issued on the same terms in all closings of the 2017 Private Placement. The Warrants are classified as a liability. The common stock warrant liability is remeasured each period at fair value. As of March 31, 2019, Warrants to purchase 413,320 shares of common stock remain outstanding. See Note 10, Fair Value Measurements for more information on the fair value of the common stock warrant liability.
7. Equity-Based Compensation
As of March 31, 2019, the aggregate number of common stock options available for grant under the 2017 Equity Incentive Plan was 694,372.
Equity-based compensation expense is classified in the statements of operations as follows:

	Three Months Ended March 31,
	2019	2018
Research and development expense	$121	$96
General and administrative expense	368	269
	$489	$365

EXICURE, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

Unamortized equity-based compensation expense at March 31, 2019 was $3,171, which is expected to be amortized over a weighted-average period of 2.5 years.
The Company utilizes the Black-Scholes option-pricing model to determine the fair value of common stock option grants. The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. The model also requires the input of highly subjective assumptions. In addition to an assumption on the expected term of the option grants as discussed below, application of the Black-Scholes model requires additional inputs for which we have assumed the values described in the table below:

	Three Months Ended March 31,
	2019	2018
Expected term	6.0 to 6.1 years	5.9 to 6.0 years
Risk-free interest rate	2.56%	2.72%
Expected volatility	83.2% to 83.4%; weighted avg. 83.4%	82.4%
Forfeiture rate	5%	5%
Expected dividend yield	—%	—%
The expected term is based upon the “simplified method” as described in Staff Accounting Bulletin Topic 14.D.2. Currently, the Company does not have sufficient experience to provide a reasonable estimate of an expected term of its common stock options. The Company will continue to use the “simplified method” until there is sufficient experience to provide a more reasonable estimate in conformance with ASC 718-10-30-25 through 30-26. The risk-free interest rate assumptions were based on the U.S. Treasury bond rate appropriate for the expected term in effect at the time of grant. The expected volatility is based on calculated enterprise value volatilities for publicly traded companies in the same industry and general stage of development. The estimated forfeiture rates were based on historical experience for similar classes of employees. The dividend yield was based on expected dividends at the time of grant.
The fair value of the underlying common stock and the exercise price for the common stock options granted during the three months ended March 31, 2019 and 2018 are summarized in the table below:

Common Stock Options Granted During Period Ended:	Fair Value of Underlying Common Stock	Exercise Price of Common Stock Option
Three months ended March 31, 2019	$2.80	$2.80
Three months ended March 31, 2018	$3.00	$3.00
The weighted-average grant date fair value of common stock options granted in the three months ended March 31, 2019 and 2018 was $2.01 and $2.13 per common stock option, respectively.

EXICURE, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

A summary of common stock option activity as of the periods indicated is as follows:

	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (thousands)
Outstanding - December 31, 2018	4,891,588	$2.22	7.3	$7,330
Granted	297,500	2.80
Exercised	—	—
Forfeited	(63,429)	2.10
Outstanding - March 31, 2019	5,125,659	$2.26	7.0	$3,226
Exercisable - March 31, 2019	3,505,249	$1.80	6.2	$3,177
Vested and Expected to Vest - March 31, 2019	5,025,692	$2.24	7.0	$3,225
The aggregate intrinsic value of common stock options exercised during the three months ended March 31, 2018 was $18.
8. Income Taxes
The Company incurred a pretax loss in each of the three months ended March 31, 2019 and 2018, which consists entirely of loss in the U.S. and resulted in no provision for income tax expense during the periods then ended. The effective tax rate is 0% in each of the three months ended March 31, 2019 and 2018 because the Company has generated tax losses and has provided a full valuation allowance against its deferred tax assets.
9. Loss Per Common Share
Basic loss per common share is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per common share is calculated using the treasury share method by giving effect to all potentially dilutive securities that were outstanding. Potentially dilutive options and warrants to purchase common stock that were outstanding during the periods presented were excluded from the diluted loss per share calculation because such shares had an anti-dilutive effect due to the net loss reported in those periods. Therefore, basic and diluted loss per common share is the same for each of the three months ended March 31, 2019 and 2018.
The following is the computation of loss per common share for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019	2018
Net loss	$(5,286)	$(5,509)
Weighted-average basic and diluted common shares outstanding	44,358,000	39,357,289
Loss per share - basic and diluted	$(0.12)	$(0.14)
The outstanding securities presented below were excluded from the calculation of net loss per common share, because such securities would have been anti-dilutive due to the Company’s net loss per share during the periods ending on the dates presented:

	March 31,
	2019	2018
Options to purchase common stock	5,125,659	4,335,729
Warrants to purchase common stock	413,320	413,320
10. Fair Value Measurements
ASC Topic 820, Fair Value Measurement, establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value, as follows: Level 1 Inputs - unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date; Level 2 Inputs - other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability; and Level 3 Inputs - unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.
The Company uses the market approach and Level 1 inputs to value its cash equivalents.
The Company’s long-term debt bore interest at the prevailing market rates for instruments with similar characteristics and, accordingly, the carrying value for this instrument also approximates its fair value and the financial measurement is also classified within Level 2 of the fair value hierarchy.
The Company’s common stock warrant liability (refer to Note 6, Stockholders’ Equity for more information) is classified within Level 3 of the fair value hierarchy. The fair value of the common stock warrant liability was determined using the Black-Scholes option-pricing model.
The following weighted-average assumptions were used to estimate the fair value of the common stock warrant liability at March 31, 2019:

March 31, 2019
Expected term	2 years
Risk-free interest rate	2.25%
Expected volatility	92.24%
Expected dividend yield	—%
A 10% change in the estimate of expected volatility at March 31, 2019 would increase or decrease the fair value of the common stock warrant liability in the amount of $44. A 10% change in the estimate of fair value of the common stock at March 31, 2019 would increase or decrease the fair value of the common stock warrant liability in the amount of $69.

EXICURE, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

The following is a reconciliation of the Company’s liabilities measured at fair value on a recurring basis using unobservable inputs (Level 3) for the three months ended March 31, 2019:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Common Stock Warrant Liability
Balance at January 1, 2019	$797
Gain included in other income (expense), net	(369)
Balance at March 31, 2019	$428
11. Leases
The Company determines if an arrangement is a lease at contract inception. Operating lease assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease assets and liabilities are recognized on the balance sheet at the commencement date of the lease based upon the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company uses the implicit interest rate when readily determinable and uses the Company’s incremental borrowing rate when the implicit rate is not readily determinable based upon the information available at the commencement date in determining the present value of the lease payments.
The lease payments used to determine the Company’s operating lease assets may include lease incentives, stated rent increases and escalation clauses linked to rates of inflation when determinable. In addition, the Company’s lease arrangements may contain lease and non-lease components. The Company combines lease and non-lease components, which are accounted for together as a single lease component. Variable lease payments, such as real estate taxes and facility maintenance costs that are allocated by the lessor to the lessee and are not based on an index or a rate are excluded from the measurement of the lease liability.
Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Short-term leases, defined as leases that have a lease term of twelve months or less at the commencement date, are excluded from this treatment and are recognized on a straight-line basis over the term of the lease. Costs for variable lease payments that are not included in the lease liability are recognized as expense as incurred.
The Company’s lease arrangements consist of (i) a lease for office and laboratory space at its headquarters in Skokie, IL that commenced in March 2012 and is scheduled to end in February 2021 (the “Skokie Lease”), (ii) a lease for office space at a multi-tenant facility in Cambridge, MA that commenced in March 2019 and is cancelable at any time (the “Cambridge Lease”), and (iii) leases for office equipment (the “Office Equipment Leases”). Each of these leases are classified as operating leases.
The Skokie Lease includes a renewal option which the Company concluded that it is not reasonably certain that the renewal option would be exercised. Lease payments for the Skokie Lease include a fixed payment amount as well as variable payments related to a proportionate share of operating and real estate expenses.
Due to the nature of the Cambridge Lease, the Company determined that this lease represented a short-term lease with an initial term of less than twelve months and, as such, the Cambridge Lease is not recorded on the balance sheet and related lease costs are recognized in the statement of operations as they are incurred. The Company has also elected to not record the Office Equipment Leases on the balance sheet since related payment

EXICURE, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

amounts and lease costs are insignificant. Lease costs for the Office Equipment Leases are recognized in the statement of operations on a straight-line basis over the lease term.
The following table summarizes the presentation in the Company’s unaudited condensed consolidated balance sheets of its operating leases:

March 31, 2019
Assets:
Operating lease asset	$552
Liabilities:
Operating lease liability	$179
Operating lease liability, noncurrent	380
Total operating lease liability	$559
Because the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate to determine the present value of the lease payments. Information related to the Company's operating lease asset and related operating lease liabilities were as follows:

March 31, 2019
Remaining lease term (1)	1.9 years
Discount rate	16.1%
(1) Does not include a renewal term beyond February 28, 2021. Renewal terms are included in the lease term when it is reasonably certain that the Company will exercise the option.
The following table summarizes lease costs in the Company’s unaudited condensed consolidated statement of operations:

Three Months Ended March 31,
2019
Operating lease costs	$84
Short term lease costs	6
Variable lease costs	84
Total lease costs	$174
During the three months ended March 31, 2019, the Company made cash payments of $277 for operating leases.

EXICURE, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

Maturities of the Company’s lease liability as of March 31, 2019 were as follows:

Years Ending December 31,	Operating Leases
2019 (remaining nine months)	$231
2020	353
2021	59
Total	$643
Less: imputed interest	(84)
Total lease liability	$559

Current operating lease liability	$179
Noncurrent operating lease liability	380
Total lease liability	$559
Leases - ASC 840 Disclosures
Lease expense consisted of the following during the three months ended March 31, 2018:

Three Months Ended March 31,
2018
Straight-line rent expense	$83
Contingent rent expense	89
Total rent expense	$172
The future minimum lease payments under the Company’s operating leases as of December 31, 2018, were as follows:

Years Ending December 31,	Operating Leases
2019	$347
2020	353
2021	59
Total	$759
12. Commitments and Contingencies
Leases
Refer to Note 11, Leases, for a discussion of the commitments associated with the Company’s lease agreements.
Northwestern University License Agreements
On December 12, 2011, (1) AuraSense, LLC assigned to the Company all of its worldwide rights and interests under AuraSense, LLC’s 2009 license agreement with Northwestern University (“NU”) in the field of the use of nanoparticles, nanotechnology, microtechnology or nanomaterial-based constructs as therapeutics or accompanying therapeutics as a means of delivery, but expressly excluding diagnostics (the “assigned field”); (2) in accordance with the terms and conditions of this assignment, the Company assumed all liabilities and obligations of AuraSense,

EXICURE, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

LLC as set forth in its license agreement in the assigned field; and (3) in order to secure this assignment and the patent rights from NU, the Company agreed (i) to pay NU an annual license fee, which may be credited against any royalties due to NU in the same year, (ii) to reimburse NU for expenses associated with the prosecution and maintenance of the license patent rights, (iii) to pay NU royalties based on any net revenue generated by the Company’s sale or transfer of any licensed product, and (iv) to pay NU, in the event the Company grants a sublicense under the licensed patent rights, the greater of a percentage of all sublicensee royalties or a percentage of any net revenue generated by a sublicensee’s sale or transfer of any licensed product. In August 2015, we entered into a restated license agreement with NU (the “restated license agreement”). In February 2016, we obtained exclusive license as to NU’s rights in certain SNA technology we jointly own with NU. Our license to NU’s rights is limited to the assigned field, however we have no such limitation as to our own rights in this jointly owned technology. In June 2016, we entered into an exclusive license with NU to obtain worldwide rights to certain inhibitors of glucosylceramide synthase and their use in wound healing in diabetes. Our rights and obligations in these 2016 agreements are substantially the same as in the restated license agreement from August 2015 (collectively referred to as “the Northwestern University License Agreements”). As of March 31, 2019, the Company has paid to NU an aggregate of $3,998 in consideration of each of the obligations described above.
13. Related-Party Transactions
Since its inception in 2011, the Company has shared facilities, certain staff members and certain operating expenses with AuraSense, LLC, our former parent and largest stockholder. On an infrequent basis, the Company also pays certain expenses directly on behalf of AuraSense, LLC which are related to AuraSense, LLC’s grants, and AuraSense, LLC sometimes pays expenses directly on behalf of the Company. These costs are summarized and directly billed between the Company and AuraSense, LLC on a quarterly basis. In addition, certain expense and administrative activities are shared between the Company and AuraSense, LLC. Effective January 1, 2016, the Company and AuraSense, LLC amended its shared services agreement to simplify the billing arrangement. Under the amended shared services agreement, the Company bills AuraSense, LLC $8 per quarter for indirect costs incurred by the Company plus a specified rate for hours worked by Company scientists on projects directly related to AuraSense, LLC. The amended shared services arrangement continues to require direct non-labor expenses incurred by the Company to be billed to AuraSense, LLC. Effective January 1, 2017, the Company and AuraSense, LLC further amended its shared services agreement so that the quarterly fee related to administrative activities billed by the Company to AuraSense, LLC be reduced to $3 per quarter. This decrease is to reflect the current and expected future reduction in administrative activities to be provided by the Company to AuraSense, LLC.
The amounts due from AuraSense, LLC in connection with the above mentioned activities were $3 and $10 at March 31, 2019 and December 31, 2018, respectively.
The following is a summary of amounts billed to AuraSense, LLC and recognized in the accompanying unaudited condensed consolidated statement of operations in connection with the above mentioned activities:

	For the Three Months Ended March 31,
	2019	2018
Quarterly fee for indirect costs	3	3
Direct costs of AuraSense LLC paid by the Company	—	1
	$3	$4
The Company received consulting services from, and paid fees to, one of its co-founders who is not an employee but serves as a member of the Board. The Company paid $25 in each of the three months ended March 31, 2019 and 2018 in connection with these consulting services and these amounts are recognized as an expense in the accompanying unaudited condensed consolidated statement of operations.

EXICURE, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

14. Subsequent Events
The Company has evaluated subsequent events which may require adjustment to or disclosure in the accompanying unaudited condensed consolidated financial statements and has concluded that, other than the recent developments regarding the Purdue Collaboration disclosed below, there are no subsequent events or transactions that occurred subsequent to the balance sheet date that would require recognition or disclosure in the accompanying unaudited condensed consolidated financial statements.
Purdue Collaboration
In April 2019, Purdue notified the Company that it will not be selecting any collaboration targets pursuant to the Company’s December 2016 research collaboration, option and license agreement with Purdue (the “Purdue Collaboration.”) As a result, the Company will not receive any research, regulatory and commercial sales milestones contingent upon successful development of such collaboration targets. Purdue re-asserted its right to develop new anti-TNF therapeutic candidates. At this time, there are no active development activities underway for a new anti-TNF therapeutic candidate. As a consequence, the Company also believes that it is highly unlikely that it will receive any research, regulatory and commercial sales milestones for any anti-TNF therapeutic candidates.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
You should read the following discussion and analysis of our financial condition and results of operations together with our unaudited condensed consolidated interim financial statements and the related notes and other financial information included in this Quarterly Report on Form 10-Q. Management’s Discussion is designed to provide an understanding of our operations and financial performance and should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Some of the information contained in this discussion and analysis or set forth elsewhere in this Quarterly Report on Form 10-Q, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties as described under the heading “Special Note Regarding Forward-Looking Statements” elsewhere in this Quarterly Report on Form 10-Q. You should review the disclosure under the heading “Risk Factors” in this Quarterly Report on Form 10-Q for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Operating Overview
We are a clinical-stage biotechnology company developing therapeutics for immuno-oncology, inflammatory diseases and genetic disorders based on our proprietary Spherical Nucleic Acid, or SNA, technology. SNAs are nanoscale constructs consisting of densely packed synthetic nucleic acid sequences that are radially arranged in three dimensions. We believe the design of our SNAs gives rise to distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and enable therapeutic activity outside of the liver. We have advanced SNA therapeutic candidates through three Phase 1 clinical trials. These include AST-008, XCUR17 and AST-005 addressing immuno-oncology, psoriasis and psoriasis, respectively. We have also shown in preclinical studies that SNAs may have therapeutic potential in neurology, ophthalmology, pulmonology, and gastroenterology.
Clinical development programs
Immuno-oncology
AST-008 is an SNA consisting of toll-like receptor 9, or TLR9, agonists designed for immuno-oncology applications. TLR9 agonists bind to and activate TLR9 receptors. We believe AST-008 may be used for immuno-oncology applications as a monotherapy or in combination with checkpoint inhibitors. Checkpoint inhibitors are therapeutics that prevent tumors from evading destruction by the immune system. We have observed that administration of AST-008 as a monotherapy can have anti-tumor activity in mouse models of colon cancer, breast cancer, lymphoma and melanoma. We have also observed that, in preclinical studies in a variety of tumor models, AST-008, applied in combination with certain checkpoint inhibitors, exhibited anti-tumor responses and survival rates that were greater than those demonstrated by checkpoint inhibitors alone. We have also demonstrated that AST-008 was active when administered subcutaneously, intratumorally or intravenously, in both prevention and established mouse tumor models. The administration of AST-008 also produced localized as well as abscopal anti-tumor activity in mouse cancer models. Additionally, administration of AST-008 in combination with certain checkpoint inhibitors conferred adaptive immunity in breast and colon cancer mouse models.
During the fourth quarter of 2018 the FDA opened the IND for AST-008 and informed the Company that our proposed Phase1b/2 trial may proceed. Early in 2019, we opened four clinical sites and began dosing and recruiting patients in that trial. This is a Phase 1b/2, open-label, multi-center trial designed to evaluate the safety, tolerability, pharmacokinetics, pharmacodynamics and preliminary efficacy of intratumoral AST-008 injections alone and in combination with intravenous pembrolizumab in patients with advanced solid tumors. Conditions under study are planned to include advanced or metastatic: Merkel cell carcinoma, head and neck squamous cell carcinoma, cutaneous squamous cell carcinoma and melanoma. The primary outcome measure is the safety and tolerability of AST-008 alone and in combination with pembrolizumab. Secondary outcomes include the recommended Phase 2 dose and disease assessment with RECIST 1.1.

Inflammatory diseases
XCUR17
XCUR17, is an SNA that targets the mRNA that encodes interleukin 17 receptor alpha, or IL-17RA, a protein that is considered essential in the initiation and maintenance of psoriasis. Although the availability of inhibitors of TNF revolutionized the systemic treatment of severe psoriasis, studies of disease pathogenesis have shifted attention to the IL-17 pathway, in which IL-17RA is a key driver of psoriasis. Our strategy is to reduce the levels of IL-17RA in the skin by topically applying XCUR17. In preclinical studies, XCUR17 inhibited IL-17RA in the keratinocytes of the skin.
We filed a CTA for a Phase 1 clinical trial of XCUR17 in patients with psoriasis in Germany in the third quarter of 2017 and began dosing patients in April 2018. The Phase 1 clinical trial, which had final patient visits in the fourth quarter of 2018, was a randomized, double-blinded, placebo-controlled trial in twenty-one patients with mild to moderate chronic plaque psoriasis designed to assess the safety of XCUR17 formulated as a topical gel, and to evaluate early signs of efficacy. All patients received three strengths of XCUR17 gel, a vehicle gel, and a positive comparator (Daivonex® cream), which were all applied on different areas of psoriatic skin within each individual patient.
In the fourth quarter of 2018 we reported results from the Phase 1 trial of XCUR17. In the case of XCUR17, of the twenty-one treated patients, eleven treated with the highest strength XCUR17 gel were observed to have a reduction in redness and improvement in healing as determined by blinded physician assessments. Further, the highest strength XCUR17 gel showed a statistically significant improvement in psoriasis symptoms versus the vehicle gel. By comparison, seventeen of the twenty-one patients treated with the positive comparator showed a clinical response, while four patients treated with the placebo vehicle had a clinical response.
There were no adverse safety events related to treatment with XCUR17 observed. In addition to the safety, tolerability and clinical assessments, the trial measured psoriatic infiltrate thickness over the 26-day treatment period. No relevant changes in mean psoriatic infiltrate thickness were observed for the three XCUR17 gels or the active ingredient-free vehicle gel. At this time, assessments of IL-17RA mRNA levels from skin biopsies collected from the treated areas in patients have not yet been correlated with the clinical or infiltrate thickness assessments.
Dermelix Collaboration
On February 17, 2019 Exicure entered into a License and Development Agreement, or the Dermelix Collaboration, with DERMELIX, LLC, d/b/a Dermelix Biotherapeutics. Under the terms of agreement, Dermelix licensed worldwide rights to research, develop, and commercialize Exicure’s technology for the treatment of Netherton Syndrome and, at Dermelix’s option, up to five additional rare skin indications.
Dermelix will initially develop a targeted therapy for the treatment of Netherton Syndrome (NS). NS is a rare and severe autosomal recessive disorder caused by loss-of-function mutations in the SPINK5 gene, which encodes the serine protease inhibitor LEKT1 involved in skin barrier function. NS affects approximately 1 in 200,000 children born each year, and is characterized by severely inflamed, red, scaled, itchy skin, and patients are at increased risk of mortality in the first year of life due to recurrent infections and dehydration as a result of the impaired skin barrier. Currently, there are no approved treatments for NS patients and off-label use of standard of care treatments are of limited utility.
Under the terms of the Dermelix Collaboration, Exicure received an upfront payment of $1 million at closing of the transaction and will receive an additional $1 million upon the exercise of each of the five options granted to Dermelix. Exicure will be responsible for conducting the early stage development for each indication up to IND enabling toxicology studies. Dermelix will undertake subsequent development, commercial activities and financial responsibility. For each of NS as well as any additional licensed product for which Dermelix exercises one of its options, Exicure is eligible to receive potential payments totaling up to $13.5 million upon achievement of certain development and regulatory milestones and up to $152.5 million upon achievement of certain sales milestones per indication in each of six indications. In addition, Exicure will receive low double-digit royalties on annual net sales for SNA therapeutics developed.

Other Inflammatory Diseases
We believe that one of the key strengths of our proprietary SNAs is that they have the potential to enter a number of different cells and organs. As a consequence, we are also conducting early stage research activities in ophthalmology, pulmonology, and gastroenterology.
We believe promising therapeutic targets for SNAs include antibody targets with confirmed therapeutic benefit. We envision inhibiting these targets with local application of SNAs in a variety of therapeutic areas. We believe that this approach combines the benefits of specifically inhibiting validated targets without the potential safety issues associated with systemic therapy.
Genetic disorders
We are investigating the utility of our SNA technology for the treatment of neurological conditions and have ongoing research programs underway. In the fall of 2018, we completed a biodistribution study in rats comparing nusinersen to nusinersen in SNA format. Nusinersen, marketed by Biogen Inc., is a linear nucleic acid therapeutic approved by the FDA in late 2016 for the treatment of spinal muscular atrophy, or SMA. We found that more nusinersen in SNA format was retained in the rats’ brain and spinal cord compared to nusinersen retained in the rats’ brain and spinal cord at 24, 72 and 168 hours.
We are now formulating our strategy for developing a pipeline of SNA therapeutics targeting neurological diseases. Preclinical research is underway in a number of indications including, spinal muscular atrophy, Huntington’s Disease, spinocerebellar ataxia type 3 (SCA3), SCA2, SCA1, Friedreich’s Ataxia, and Batten disease. We believe this preclinical research may lead to a therapeutic candidate for one of the above neurological indications.
AST-005
AST-005 is an SNA targeting TNF for the treatment of mild to moderate psoriasis. AST-005 is intended to be administered locally in a gel to psoriatic lesions. In a completed Phase 1 clinical trial, AST-005, when topically administered to the skin of patients with mild to moderate psoriasis, resulted in no drug associated adverse events, and demonstrated a reduction of TNF mRNA. The TNF mRNA reduction elicited by the highest strength of AST-005 gel was statistically significant when compared to the effects of the vehicle.
On December 2, 2016, we entered into a research collaboration, option and license agreement with Purdue Pharma L.P., referred to as the Purdue Collaboration. As part of our collaboration with Purdue, a Phase 1b clinical trial was conducted in Germany to evaluate the effect of AST-005 gel in patients with chronic plaque psoriasis. The trial demonstrated that AST-005 is safe and tolerable in patients at higher doses than were previously studied, however, the study did not result in a statistically significant decrease in echo lucent band thickness, one of the key indicators of efficacy in patients with psoriasis. In April 2018, Purdue notified the Company it had declined to exercise its option to develop AST-005 at that time, but that it also intended to retain rights relating to the TNF target, and Purdue reserved its right to continue joint development, with Exicure, of new anti-TNF drug candidates and to retain its exclusivity and other rights to AST-005. Refer to “Recent Developments” below for additional information regarding the Purdue Collaboration.
Other operating, financing, and cash flow considerations
Since our inception in 2011, we have devoted substantial resources to the research and development of SNAs and the protection and enhancement of our intellectual property. We have no products approved for sale and all of our $15.6 million in revenue since inception through March 31, 2019 has been earned through our research collaboration, license, and option agreement with Purdue, as a primary contractor or as a subcontractor on government grants, or through our research, collaboration, license and option agreement with Dermelix. In addition to our revenue, from inception through March 31, 2019, we have funded our operations through private placements of preferred stock with gross proceeds totaling $42.8 million, sales of common stock in the 2017 Private Placement with gross proceeds totaling $31.5 million, sales of common stock in the August 2018 Private Placement with gross proceeds totaling $22.0 million and debt financing totaling $6.0 million. As of March 31, 2019, our cash and cash equivalents were $22.2 million.
Since our inception, we have incurred significant operating losses. Our net loss was $5.3 million and $5.5 million for the three months ended March 31, 2019 and 2018, respectively. As of March 31, 2019, our accumulated deficit was $79.1 million. Substantially all of our operating losses resulted from expenses incurred in connection with our research programs and from general and administrative costs associated with our operations.
We expect to continue to incur significant and increasing losses in the foreseeable future. Our net losses may fluctuate significantly from quarter to quarter and year to year. We anticipate that our expenses will increase substantially as we:
•advance AST-008 through clinical development for immuno-oncology applications;
•continue research and development in neurological applications;

•	advance SNA platform in dermatological indications;
•increase research and development for the discovery and development of additional therapeutic candidates;
•advance other therapeutic candidates through preclinical and clinical development;
•increase our research and development to enhance our technology;
•procure clinical trial materials;
•seek regulatory approval for our therapeutic candidates that successfully complete clinical trials;
•maintain, expand and protect our intellectual property portfolio;

•	add operational, financial and management information systems and personnel, including personnel to support our product development and planned future commercialization efforts; and
•operate as a public company.
We have not generated any commercial product revenue nor do we expect to generate substantial revenue from product sales unless and until we successfully complete development and obtain regulatory approval for one or more of our therapeutic candidates. Successful therapeutic development and regulatory approval are subject to significant uncertainties and we expect such activities will take at least five years. If we obtain regulatory approval for any of our therapeutic candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Other sources of revenue could include a combination of research and development payments, license fees and other upfront payments, milestone payments, and royalties in connection with our current and any future collaborations and licenses. Until such time, if ever, that we generate revenue from whatever source, we expect to finance our cash needs through a combination of public or private equity offerings, debt financings and research collaboration and license agreements. We may be unable to raise capital or enter into such other arrangements when needed or on favorable terms. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition and our ability to develop our therapeutic candidates.
Recent Developments
In April 2019, Purdue notified the Company that it will not be selecting any collaboration targets pursuant to the Company’s December 2016 research collaboration, option and license agreement with Purdue (the “Purdue Collaboration.”) As a result, the Company will not receive any research, regulatory and commercial sales milestones contingent upon successful development of such collaboration targets. Purdue re-asserted its right to develop new anti-TNF therapeutic candidates. At this time, there are no active development activities underway for a new anti-TNF therapeutic candidate. As a consequence, the Company also believes that it is highly unlikely that it will receive any research, regulatory and commercial sales milestones for any anti-TNF therapeutic candidates.

Segment Reporting
We view our operations and manage our business as one segment, which is the discovery, research and development of treatments based on our SNA technology.
Critical Accounting Policies and Significant Judgments and Estimates
Our management’s discussion and analysis of financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the revenue and expenses incurred during the reported periods. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not apparent from other sources. Changes in estimates are reflected in reported results for the period in which they become known. Actual results may differ from these estimates under different assumptions or conditions.
Our critical accounting policies require the most significant judgments and estimates in the preparation of our consolidated financial statements. There have been no significant changes to our critical accounting policies from those which were discussed in our Annual Report on Form 10-K for the year ended December 31, 2018, except as required by recently adopted accounting pronouncements, as discussed in Note 2 of the accompanying unaudited condensed consolidated financial statements.
Recently adopted accounting pronouncements
Refer to Note 2 of the accompanying unaudited condensed consolidated financial statements for a description of recently adopted accounting pronouncements.
Recent accounting pronouncements not yet adopted
None.

Results of Operations
Comparison of the Three Months Ended March 31, 2019 and 2018
The following table summarizes the results of our operations for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
(dollars in thousands)	2019	2018	Change
Revenue:
Collaboration revenue	$25	$36	$(11)	(31)%
Total revenue	25	36	(11)	(31)%
Operating expenses:
Research and development expense	3,395	3,275	120	4%
General and administrative expense	2,208	2,045	163	8%
Total operating expenses	5,603	5,320	283	5%
Operating loss	(5,578)	(5,284)	(294)	6%
Other income (expense), net:
Interest expense	(183)	(161)	(22)	14%
Other income (loss), net	475	(64)	539	n/m
Total other income (loss), net	292	(225)	517	n/m
Net loss	$(5,286)	$(5,509)	$223	(4)%
Revenue

	Three Months Ended March 31,
(dollars in thousands)	2019	2018	Change
Collaboration revenue	$25	$36	$(11)	(31)%
Total revenue	$25	$36	$(11)	(31)%
In connection with the Dermelix Collaboration, we received an upfront payment of $1.0 million in February 2019 to offset costs for future reimbursable research and development activities subject to the Dermelix Collaboration. We recorded this $1.0 million upfront payment as deferred revenue and will recognize revenue as the underlying research and development activities are performed. The collaboration revenue of $25 thousand during the three months ended March 31, 2019 is the portion of the $1.0 million deferred revenue related to the reimbursable research and development activities performed during that period, for which related costs are presented on a gross basis in the accompanying consolidated statement of operations.
The collaboration revenue of $36 thousand during the three months ended March 31, 2018 related to research and development activities that were reimbursed by Purdue in connection with the Purdue Collaboration, for which related costs are presented on a gross basis in the accompanying consolidated statement of operations.
We do not expect to generate any product revenue for the foreseeable future. However, future revenue may include amounts attributable to partnership activities including, a combination of research and development payments, license fees and other upfront payments, milestone payments, product sales and royalties, and reimbursement of certain research and development expenses, in connection with the Dermelix Collaboration or any future collaboration and licenses.

Research and development expense
The following table summarizes our research and development expenses incurred during the periods indicated:

	Three Months Ended March 31,
(dollars in thousands)	2019	2018	Change
Clinical development programs expense	$935	$1,276	$(341)	(27)%
Platform and discovery-related expense	1,137	915	222	24%
Employee-related expense	1,026	831	195	23%
Facilities, depreciation, and other expenses	297	253	44	17%
Total research and development expense	$3,395	$3,275	$120	4%

Full time employees	19	17	2
Research and development expense was $3.4 million for the three months ended March 31, 2019 and $3.3 million for the three months ended March 31, 2018, an increase of $0.1 million, or 4%. The increase in research and development expense of $0.1 million was primarily due to higher platform and discovery-related expense of $0.2 million and higher employee-related expenses of $0.2 million, mostly offset by lower clinical development programs expense of $0.3 million.
Higher platform and discovery-related expense of $0.2 million was mostly due to higher costs to maintain our intellectual property portfolio and higher costs related to contract research organizations. Higher employee-related expense of $0.2 million was due to higher compensation and related costs mostly in connection with salary increases in 2019 for existing employees and the compensation expense attributable to our Chief Operating Officer who joined the Company in April 2018.The net decrease in clinical development programs expense of $0.3 million is primarily due to lower clinical trial expense for XCUR17 incurred during the three months ended March 31. 2019.
We expect our research and development expenses to increase in 2019 as we continue spending on our clinical development programs, further develop our SNA technology platform and broaden our pipeline of SNA-based therapeutic candidates.
General and administrative expense

	Three Months Ended March 31,
(dollars in thousands)	2019	2018	Change
General and administrative expense	$2,208	$2,045	$163	8%
Full time employees	7	8	(1)
General and administrative expense was $2.2 million for the three months ended March 31, 2019 and $2.0 million for the three months ended March 31, 2018, an increase of $0.2 million, or 8%. This increase is due to higher costs related to stock-based compensation, travel, and compensation and related expense. These increases were partially offset by lower legal fees of approximately $0.1 million related to a change in mix of transaction support.
Interest expense
Interest expense consists of interest expense pursuant to the loan and security agreement with Hercules that we closed on February 17, 2016 with an initial advance of $6.0 million.

Other income (loss), net
Other income (loss), net consists of interest income earned on our cash and cash equivalents, fair value adjustments of our common stock warrant liabilities, and gains and losses on foreign currency transactions. The increase in other income (loss), net of $0.5 million is mostly due to the fair value adjustment of our common stock warrant liability. During the three months ended March 31, 2019, we a recognized a non-cash gain of $0.4 million as compared to a non-cash loss of $0.1 million during the three months ended March 31, 2018 in connection with the fair value adjustment of our common stock warrant liability at the periods then ended.
Liquidity and Capital Resources
Overview
To date we have primarily funded our operations through private placements of equity securities, the Purdue Collaboration, a debt financing, and grants from governmental agencies. Since inception and through March 31, 2019, we have received approximately $118.3 million in aggregate gross proceeds from these transactions, including: $42.8 million in aggregate gross proceeds from private placement offerings of preferred stock; $31.5 million in gross proceeds from sales of common stock in the 2017 Private Placement; $22.0 million in gross proceeds from the sales of common stock in the August 2018 Private Placement; an upfront payment of $10.0 million in connection with the Purdue Collaboration; $6.0 million in debt financing; an aggregate of $5.0 million from grants awarded by governmental agencies; and an upfront payment of $1.0 million in connection with the Dermelix Collaboration.
Since our inception, we have not generated any product revenue and have incurred recurring net losses. Our Company is not profitable, and we cannot provide any assurance that we will ever be profitable. As of March 31, 2019, we have an accumulated deficit of $79.1 million. Based on the Company’s current operating plans, it believes that existing working capital at March 31, 2019 is sufficient to fund its current operating plans into January 2020. Management believes that it will be able to obtain additional working capital through equity financings, partnerships and licensing, or other arrangements, to fund operations. However, there can be no assurance that such additional financing will be available and, if available, can be obtained on terms acceptable to us. If we are unable to obtain such additional financing, we will need to reevaluate future operating plans. Accordingly, there is substantial doubt regarding the Company’s ability to continue as a going concern.
See “—Funding Requirements” below for additional information on our future capital needs.
Cash Flows
The following table shows a summary of our cash flows for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
(in thousands)	2019	2018
	(unaudited)	(unaudited)
Net cash used in operating activities	$(4,012)	$(4,647)
Net cash used in investing activities	(8)	—
Net cash (used in) provided by financing activities	(52)	7
Net decrease in cash and cash equivalents	$(4,072)	$(4,640)

Operating activities
Net cash used in operating activities was $4.0 million and $4.6 million for the three months ended March 31, 2019 and 2018, respectively. The decrease in cash used in operating activities of $0.6 million was primarily due to the receipt of the $1.0 million upfront payment in connection with the Dermelix Collaboration, partially offset by higher cash used for working capital.
Hercules Loan and Security Agreement
On February 17, 2016, we entered into a loan and security agreement with Hercules. The loan agreement provided for funding in an aggregate principal amount of up to $10.0 million in two separate tranches. The first tranche was funded on February 17, 2016 in the amount of $6.0 million. A second tranche of $4.0 million was available provided that we met certain milestones on or before December 31, 2016. We did not meet these milestones and, therefore, we did not draw the second tranche, the availability of which expired on December 31, 2016. The principal balance of the term loan under the Hercules loan facility bears interest at a floating per annum interest rate (based on a year consisting of 360 days) equal to the greater of either (i) 9.95% or (ii) the sum of (a) 9.95% plus (b) the prime rate (as reported in The Wall Street Journal) minus 3.50%. We were required to make interest-only payments through June 2017. Commencing on July 1, 2017, the loan began amortizing in equal monthly installments of principal and interest in an amount sufficient to fully amortize the outstanding principal balance of the loan over the remaining scheduled monthly payments due prior to the maturity date on September 1, 2019. Pursuant to an amendment dated January 15, 2018, amortization payments due for the thirteen (13) consecutive months commencing on December 1, 2017 through and including December 1, 2018 were deferred.  Commencing on January 1, 2019, and continuing on the first business day of each month thereafter, the loan, including the deferred payments, was to begin amortizing in equal monthly installments of principal and interest based upon an amortization schedule equal to eighteen (18) consecutive months. Any remaining obligations under the loan agreement and other loan documents were due and payable on the maturity date. On December 28, 2018, the Company and Hercules further amended its loan agreement so that interest amounts were payable on the first day of each business month and any remaining obligations under the loan agreement and other loan documents were due and payable on the maturity date on September 1, 2019.
On March 8, 2019, the Company and Hercules further amended its loan agreement so that the maturity date of its loan agreement is extended to March 1, 2020 and amortization payments are deferred to, and payable at, the new maturity date of March 1, 2020. On the earliest to occur of the maturity date, the date we prepay the term loan in full or the date the loan otherwise becomes due and payable, we must pay the lender under the agreement an additional charge equal to 3.85% of the total amounts funded under the loan agreement. In addition, if we prepaid the term loan on or prior to February 1, 2017, we would have been required to pay a prepayment charge equal to 3% of the amount being prepaid, if we prepaid the term loan after February 1, 2017 but on or prior to February 1, 2018, we would have been required to pay a prepayment charge equal to 2% of the amount being prepaid, and if we prepay the term loan after February 1, 2018, we must pay a prepayment charge of 1% of the amount being prepaid. As of the date of this Quarterly Report on Form 10-Q, we have not prepaid the Hercules term loan.
The term loan under the Hercules loan facility is secured by substantially all of our assets, other than intellectual property, which is the subject of a negative pledge. Under the loan agreement, we are subject to certain customary covenants that limit or restrict our ability to, among other things, incur additional indebtedness, grant any security interests, pay cash dividends, repurchase our common stock, make loans, or enter into certain transactions without Hercules’ prior consent. The loan agreement was amended on October 10, 2016 to revise the language granting Hercules a contingent security interest in certain of our assets.
Under the loan agreement, Hercules or its affiliates have a right to participate in a single subsequent unregistered financing by us in an amount of up $1.0 million on the same terms, conditions and pricing afforded to others participating in such financing. Hercules has not yet exercised this right to participate which expires on the earliest to occur of the maturity date, the date we prepay the term loan in full or the date the loan otherwise becomes due and payable.

Funding Requirements
We expect that our primary uses of capital will continue to be third-party clinical and research and development services, compensation and related expenses, laboratory and related supplies, legal and other regulatory expenses and general overhead costs. Based on the Company’s current operating plans, it believes that existing working capital at March 31, 2019 is sufficient to fund its current operating plans into January 2020. However, we may require additional capital for the further development of our existing therapeutic candidates and may also need to raise additional funds sooner to pursue other development activities related to additional therapeutic candidates. We believe that we will be able to obtain additional working capital through equity financings, partnerships and licensing, or other arrangements to fund our current operating plans, which we believe will allow us to execute on the strategy and pipeline development as described in this Quarterly Report on Form 10-Q. To the extent that we raise additional capital through future equity financings, the ownership interest of our stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our existing common stockholders. If we raise additional funds through the issuance of debt securities, these securities could contain covenants that would restrict our operations. We cannot assure you that such additional financing, if available, can be obtained on terms acceptable to us. If we are unable to obtain such additional financing, we would need to reevaluate our future operating plans.
Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially as a result of a number of factors. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect. Our future capital requirements are difficult to forecast and will depend on many factors, including:
•the terms and timing of any other collaboration, licensing and other arrangements that we may establish;

•	the initiation, progress, timing and completion of preclinical studies and clinical trials for our potential therapeutic candidates;
•the number and characteristics of therapeutic candidates that we pursue;
•the progress, costs and results of our preclinical studies and clinical trials;
•the outcome, timing and cost of regulatory approvals;
•delays that may be caused by changing regulatory requirements;
•the cost and timing of hiring new employees to support our continued growth;

•	unknown legal, administrative, regulatory, accounting, and information technology costs as well as additional costs associated with operating as a public company;
•the costs involved in filing and prosecuting patent applications and enforcing and defending patent claims;

•	the costs of filing and prosecuting intellectual property rights and enforcing and defending any intellectual property-related claims;
•the costs and timing of procuring clinical and commercial supplies of our therapeutic candidates;
•the extent to which we acquire or in-license other therapeutic candidates and technologies; and
•the extent to which we acquire or invest in other businesses, therapeutic candidates or technologies.
Please see the section titled “Risk Factors” elsewhere in this Quarterly Report on Form 10-Q for additional risks associated with our substantial capital requirements.
Until such time, if ever, we generate product revenue, we expect to finance our cash needs through a combination of public or private equity offerings, debt financings and research collaboration and license agreements.

We may be unable to raise capital or enter into such other arrangements when needed or on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition and our ability to develop our therapeutic candidates.
Contractual Obligations and Commitments
There have been no material changes outside the ordinary course of business during the period covered by this Quarterly Report on Form 10-Q from the contractual obligations and commitments discussed in our Annual Report on Form 10-K for the year ended December 31, 2018.
Off-balance Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.
JOBS Act
In April 2012, the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) was enacted by the federal government. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.
In addition, as an emerging growth company, we will not be required to provide an auditor’s attestation report on our internal control over financial reporting in future annual reports on Form 10-K as otherwise required by Section 404(b) of the Sarbanes-Oxley Act.
Item 3. Quantitative and Qualitative Disclosures about Market Risk.
The primary objectives of our investment activities are to ensure liquidity and to preserve principal while at the same time maximizing the income we receive from our marketable securities without significantly increasing risk. Some of the securities that we invest in may have market risk related to changes in interest rates. As of March 31, 2019 and December 31, 2018, we had cash and cash equivalents of $22.2 million and $26.3 million, respectively, consisting of interest-bearing money market accounts. Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates. Due to the short-term maturities of our cash equivalents and the low risk profile of our investments, an immediate 100 basis point change in interest rates would not have a material effect on the fair market value of our cash equivalents. To minimize the risk in the future, we intend to maintain our portfolio of cash equivalents and short-term investments in a variety of securities, including commercial paper, money market funds, government and non-government debt securities and corporate obligations.
We are subject to interest rate risk in connection with our borrowings under the $6.0 million term loan with Hercules. The principal balance of the term loan under the Hercules loan facility bears interest at a floating per annum interest rate (based on a year consisting of 360 days) equal to the greater of (i) 9.95% or (ii) the sum of (a) 9.95% plus (b) the prime rate (as reported in The Wall Street Journal) minus 3.50% which bears interest at a variable per annum rate calculated for any day as the greater of (i) the prime rate plus 6.80%, and (ii) 10.55%. We currently do not engage in any interest rate hedging activity and we have no intention to do so in the foreseeable future. Based on the current interest rate of the term loan with Hercules and the scheduled payments thereunder, we believe a 100 basis point increase in interest rates would not have a material impact on our financial condition or results of operations.

Item 4. Controls and Procedures.
Evaluation of Disclosure Controls and Procedures
As we are an emerging growth company and a newly public company, we have not engaged an independent registered public accounting firm to perform an audit of our internal control over financial reporting as of any balance sheet date in our condensed consolidated interim financial statements. Our compliance with Section 404 of the Sarbanes-Oxley Act first became subject to management’s assessment regarding internal control over financial reporting in connection with the filing of our Annual Report on Form 10-K for the fiscal year ending December 31, 2018, and we will not be required to have an independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting until the filing of our first Annual Report on Form 10-K after we lose emerging growth company status, which may not be until the 2022 Annual Report on Form 10-K.
Our management, with the participation of our principal executive officer and principal financial officer, evaluated the effectiveness of our disclosure controls and procedures as of March 31, 2019. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to its management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Based on the evaluation of our disclosure controls and procedures as of March 31, 2019, our principal executive officer and principal financial officer concluded that, as of such date, our disclosure controls and procedures were effective.
Changes in Internal Control over Financial Reporting
There were no changes in our internal control over financial reporting identified in connection with the evaluation required by Rule 13a-15(d) and 15d-15(d) of the Exchange Act that occurred during the fiscal quarter ended March 31, 2019 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II – OTHER INFORMATION
Item 1. Legal Proceedings.
From time to time, we may be subject to legal proceedings. We are not currently a party to or aware of any proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or results of operations.

Item 1A. Risk Factors.
We are providing the following cautionary discussion of risk factors, uncertainties and assumptions that we believe are relevant to our business. These are factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results and our forward-looking statements. We note these factors for investors as permitted by Section 21E of the Exchange Act and Section 27A of the Securities Act. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider this section to be a complete discussion of all potential risks or uncertainties that may substantially impact our business. Moreover, we operate in a competitive and rapidly changing environment. New factors emerge from time to time and it is not possible to predict the impact of all of these factors on our business, financial condition or results of operations.
Risks Related to Our Business
We are a clinical-stage biotechnology company with a history of losses. We expect to continue to incur significant losses for the foreseeable future and may never achieve or maintain profitability, which could result in a decline in the market value of our common stock.
We are a biotechnology company developing gene regulatory and immuno-oncology therapeutics based on our proprietary SNA technology. We have a limited operating history. Since our inception in June 2011, we have devoted our resources to the development of SNA technology. We have had significant operating losses since our inception. As of March 31, 2019, we have generated an accumulated deficit of $79.1 million. For the three months ended March 31, 2019 and 2018, our net loss was $5.3 million and $5.5 million, respectively. Substantially all of our losses have resulted from expenses incurred in connection with our research programs and from general and administrative costs associated with our operations. Our technology and therapeutic candidates are in early stages of development, and we are subject to the risks of failure inherent in the development of therapeutic candidates based on novel technologies.
We have not generated, and do not expect to generate, any product revenue for the foreseeable future, and we expect to continue to incur significant operating losses for the foreseeable future due to the cost of research and development, preclinical studies, clinical trials, and the regulatory approval process for therapeutic candidates. The amount of future losses is uncertain. Our ability to achieve profitability, if ever, will depend on, among other things, us, or any current or future collaborators, successfully developing therapeutic candidates, obtaining regulatory approvals to market and commercialize therapeutic candidates, manufacturing any approved products on commercially reasonable terms, establishing a sales and marketing organization or suitable third party alternatives for any approved product and raising sufficient funds to finance business activities. If we, or any current or future collaborators, are unable to develop and commercialize one or more of our therapeutic candidates or if sales revenue from any therapeutic candidate that receives approval is insufficient, we will not achieve profitability, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
Our approach to the discovery and development of innovative therapeutic treatments based on our technology is unproven and may not result in marketable products.
We plan to develop a pipeline of therapeutic candidates using our proprietary SNAs as therapeutic agents. We believe that therapeutic candidates identified with our therapeutic discovery technology may offer an improved therapeutic approach to small molecules and antibodies, as well as several advantages over linear oligonucleotide-based therapeutics. However, the scientific research that forms the basis of our efforts to develop therapeutic candidates based on our SNAs and the identification and optimization of SNAs is relatively new. Further, the scientific evidence to support the feasibility of developing therapeutic treatments based on SNAs is both preliminary and limited.

Therapeutic candidates based on SNA technology have not been extensively tested in humans, and a number of clinical trials conducted by other companies using oligonucleotide technologies have not been successful. We may discover that the SNAs do not possess certain properties required for therapeutic treatment to be effective, such as the ability to remain stable in the human body for the period of time required for the therapeutic candidate to reach the target tissue or the ability to cross the cell membrane and enter into cells within the target tissue for effective delivery. We currently have only limited data, and no conclusive evidence, to suggest that we can introduce these necessary drug-like properties into SNAs. We may spend substantial funds attempting to introduce these properties and may never succeed in doing so. In addition, therapeutic candidates based on SNAs may demonstrate different chemical and pharmacological properties in patients than they do in laboratory studies. Even if therapeutic candidates have successful results in animal studies, they may not demonstrate the same chemical and pharmacological properties in humans and may interact with human biological systems in unforeseen, ineffective or harmful ways. As a result, we may never succeed in developing a marketable therapeutic, we may not become profitable and the value of our common stock would decline.
Further, the U.S. Food and Drug Administration (the “FDA”), has limited experience with SNA-based therapeutics. No regulatory authority has granted approval to any person or entity, including us, to market and commercialize therapeutics using SNAs, which may increase the complexity, uncertainty and length of the regulatory approval process for our therapeutic candidates. We and any current or future collaborators may never receive approval to market and commercialize any therapeutic candidate. Even if we or a future collaborator obtain regulatory approval, the approval may be for disease indications or patient populations that are not as broad as we intended or desired or may require labeling that includes significant use or distribution restrictions or safety warnings. We or a future collaborator may be required to perform additional or unanticipated clinical trials to obtain approval or be subject to post-marketing testing requirements to maintain regulatory approval. If our SNA technology proves to be ineffective, unsafe or commercially unviable, our technology and pipeline would have little, if any, value, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
Our therapeutic candidates are in early stages of development and may fail in development or suffer delays that materially and adversely affect their commercial viability.
We have no therapeutics on the market and all of our therapeutic candidates are in early stages of development. Our ability to achieve and sustain profitability depends on obtaining regulatory approvals, including an institutional review board (“IRB”), approval to conduct clinical trials at particular sites for, and successfully commercializing, our therapeutic candidates, either alone or with third parties. Before obtaining regulatory approval for the commercial distribution of our therapeutic candidates, we or an existing or a future collaborator must conduct extensive preclinical studies and clinical trials to demonstrate the safety and efficacy in humans of our therapeutic candidates. Preclinical studies and clinical trials are expensive, difficult to design and implement, can take many years to complete and are uncertain as to outcome. The start or end of a clinical trial is often delayed or halted due to changing regulatory requirements, manufacturing challenges, required clinical trial administrative actions, slower than anticipated patient enrollment, changing standards of care, availability or prevalence of use of a comparative therapeutic or required prior therapy, clinical outcomes or financial constraints. For instance, delays or difficulties in patient enrollment or difficulties in retaining trial participants can result in increased costs, longer development times or termination of a clinical trial. Clinical trials of a new therapeutic candidate require the enrollment of a sufficient number of patients, including patients who are suffering from the disease the therapeutic candidate is intended to treat and who meet other eligibility criteria. Rates of patient enrollment are affected by many factors, including the size of the patient population, the eligibility criteria for the clinical trial, the age and condition of the patients, the stage and severity of disease, the nature of the protocol, the proximity of patients to clinical sites and the availability of effective treatments for the relevant disease.

A therapeutic candidate can unexpectedly fail at any stage of preclinical and clinical development. In our completed Phase 1 trial, AST-005 did not show an antipsoriatic effect. There is no guarantee that AST-005 will show an antipsoriatic effect in future clinical trials of longer duration. The historical failure rate for therapeutic candidates is high due to scientific feasibility, safety, efficacy, changing standards of medical care and other variables. The results from preclinical studies or early clinical trials of a therapeutic candidate may not predict the results that will be obtained in later phase clinical trials of the therapeutic candidate. We, the FDA, an IRB, an independent ethics committee, or other applicable regulatory authorities may suspend clinical trials of a therapeutic candidate at any time for various reasons, including a finding that subjects participating in such trials are being exposed to unreasonable and significant risk of illness or injury. Similarly, an IRB or ethics committee may suspend a clinical trial at a particular trial site. We may not have the financial resources to continue development of, or to enter into collaborations for, a therapeutic candidate if we experience any problems or other unforeseen events that delay or prevent regulatory approval of, or our ability to commercialize, therapeutic candidates, including:

•
negative or inconclusive results from our clinical trials or the clinical trials of others for therapeutic candidates similar to ours, leading to a decision or requirement to conduct additional preclinical testing or clinical trials or abandon a program;

•	therapeutic-related side effects experienced by participants in our clinical trials or by individuals using therapeutics similar to our therapeutic candidates;

•
delays in submitting INDs or CTAs, or comparable foreign applications or delays or failure in obtaining the necessary approvals from regulators or IRBs to commence a clinical trial, or a suspension or termination of a clinical trial once commenced;

•
conditions imposed by the FDA or comparable foreign authorities, such as the European Medicines Agency (“EMA”), or European Union national competent authorities, regarding the scope or design of our clinical trials;

•	delays in enrolling research subjects in clinical trials;

•	high drop-out rates of research subjects;

•	inadequate supply or quality of therapeutic candidate components or materials or other supplies necessary for the conduct of our clinical trials;

•	greater than anticipated clinical trial costs;

•	poor effectiveness of our therapeutic candidates during clinical trials;

•	unfavorable FDA or other regulatory agency inspection and review of a clinical trial site;

•	failure of our third party contractors or investigators to comply with regulatory requirements or otherwise meet their contractual obligations in a timely manner, or at all;

•
delays and changes in regulatory requirements, policy and guidelines, including the imposition of additional regulatory oversight around clinical testing generally or with respect to our technology in particular, especially in light of the novelty of our therapeutic candidates;

•	varying interpretations of data by the FDA and similar foreign regulatory agencies; or

•	refusal of the FDA to accept data from clinical trials conducted outside the United States, or acceptance of these data subject to certain conditions by the FDA.
Product development involves a lengthy and expensive process with an uncertain outcome, and results of earlier preclinical studies and clinical trials may not be predictive of future clinical trial results.
Clinical testing is expensive and generally takes many years to complete, and the outcome is inherently uncertain. Failure can occur at any time and at any stage during the clinical trial process. The results of preclinical studies and early clinical trials of our therapeutic candidates may not be predictive of the result of any subsequent clinical trials. Therapeutic candidates that have shown promising results in early stage clinical trials may still suffer significant setbacks in subsequent clinical trials. We will have to conduct trials in our proposed indications to verify the results obtained to date and to support any regulatory submissions for further clinical development. A number of companies in the biopharmaceutical industry have suffered significant setbacks in clinical trials due to lack of efficacy or adverse safety profiles despite promising results in earlier clinical trials. Moreover, clinical data is often susceptible to varying interpretations and analyses. We do not know whether Phase 1, Phase 2, Phase 3, or other clinical trials we may conduct will demonstrate consistent or adequate efficacy and safety with respect to the proposed indication for use sufficient to receive regulatory approval or market our therapeutic candidates.  If we experience delays in the completion of, or termination of, any clinical trial of our therapeutic candidates, the commercial prospects of our therapeutic candidates may be harmed, and our ability to generate product revenues from any of these therapeutic candidates will be delayed.  In addition, any delays in completing clinical trials will increase our costs, slow down our therapeutic candidate development and approval process and jeopardize our ability to commence product sales and generate revenues.  Any of these occurrences could materially and adversely affect our business, financial condition, results of operations or prospects.
We will need substantial additional funds to advance the development of our therapeutic candidates, and we cannot guarantee that we will have sufficient funds available in the future to develop and commercialize our current or future therapeutic candidates.
If our existing therapeutic candidates or our future therapeutic candidates enter and advance through preclinical studies and clinical trials, we will need substantial additional funds to expand our development, regulatory, manufacturing, marketing, and sales capabilities or contract with other organizations to provide these capabilities for us. We have used substantial funds to develop our therapeutic candidates and will require significant funds to conduct further research and development and preclinical studies and clinical trials of our therapeutic candidates, to seek regulatory approvals for our therapeutic candidates and to manufacture and market products, if any, that are approved for commercial sale. As of March 31, 2019 and December 31, 2018, we had $22.2 million and $26.3 million in cash and cash equivalents, respectively. Based on the Company’s current operating plans, it believes that existing working capital at March 31, 2019 is sufficient to fund its current operating plans into January 2020. Our future capital requirements and the period for which we expect our existing resources to support our operations may vary significantly from what we expect. Our monthly spending levels vary based on new and ongoing development and corporate activities. Since the length of time and activities associated with successful development of our therapeutic candidates is highly uncertain, we are unable to estimate the actual funds we will require for development and any approved marketing and commercialization activities. To execute our business plan, we will need, among other things:

•	to obtain the human and financial resources necessary to develop, test, obtain regulatory approval for, manufacture and market our therapeutic candidates;

•	to build and maintain a strong intellectual property portfolio and avoid infringing the intellectual property of third parties;

•	to establish and maintain successful licenses, collaborations and alliances;

•	to satisfy the requirements of clinical trial protocols, including patient enrollment;

•	to establish and demonstrate the clinical efficacy and safety of our therapeutic candidates;

•	to obtain regulatory approvals;

•	to manage our spending as costs and expenses increase due to preclinical studies and clinical trials, regulatory approvals, and commercialization;

•	to obtain additional capital to support and expand our operations; and

•	to market our products to achieve acceptance and use by the medical community in general.
If we are unable to obtain funding on a timely basis or on acceptable terms, we may have to delay, reduce or terminate our research and development programs and preclinical studies or clinical trials, if any, limit strategic opportunities or undergo reductions in our workforce or other corporate restructuring activities. We also could be required to seek funds through arrangements with collaborators or others that may require us to relinquish rights to some of our technology or therapeutic candidates that we would otherwise pursue on our own. We do not expect to realize revenue from product sales, milestone payments or royalties in the foreseeable future, if at all. Our revenue sources are, and will remain, extremely limited unless and until our therapeutic candidates are clinically tested, approved for commercialization and successfully marketed. To date, we have primarily financed our operations through the sale of equity securities, payments received in connection with our research collaboration, license, and option agreement with Purdue Pharma L.P., or Purdue, or as a primary contractor or as a subcontractor on government grants, and proceeds from our loan agreement with Hercules Technology Growth Capital, or Hercules. We will be required to seek additional funding in the future and intend to do so through either collaborations, public or private equity offerings or debt financings, credit or loan facilities or a combination of one or more of these funding sources. Our ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond our control. Additional funds may not be available to us on acceptable terms or at all. If we raise additional funds by issuing equity securities, our stockholders will suffer dilution and the terms of any financing may adversely affect the rights of our stockholders. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. Debt financing, if available, may involve restrictive covenants limiting our flexibility in conducting future business activities, and, in the event of insolvency, debt holders would be repaid before holders of equity securities received any distribution of corporate assets.
Our quarterly operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause our stock price to fluctuate or decline.
We expect our operating results to be subject to quarterly fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•	variations in the level of expense related to our therapeutic candidates or future development programs;

•	results of clinical trials, or the addition or termination of clinical trials or funding support by us, or a future collaborator or licensing partner;

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our execution of any collaboration, licensing or similar arrangement, and the timing of payments we may make or receive under such existing or future arrangements or the termination or modification of any such existing or future arrangements;

•	any intellectual property infringement lawsuit or opposition, interference or cancellation proceeding in which we may become involved;

•	additions and departures of key personnel;

•	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	whether or not any of our therapeutic candidates receives regulatory approval, market acceptance and demand for such therapeutic candidates;

•	regulatory developments affecting our therapeutic candidates or those of our competitors; and

•	changes in general market and economic conditions.
If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially.
We may not successfully engage in strategic transactions, including any additional collaborations we seek, which could adversely affect our ability to develop and commercialize product candidates, impact our cash position, increase our expense and present significant distractions to our management.
From time to time, we may consider strategic transactions, such as collaborations, acquisitions of companies, asset purchases and out- or in-licensing of product candidates or technologies. In particular, in addition to our current arrangements with Dermelix, which began in February 2019 and is in its early stages, and Purdue, with which there no active therapeutic candidates in development and which has not indicated any further interest in development, we will evaluate and, if strategically attractive, seek to enter into additional collaborations, including with major biotechnology or pharmaceutical companies. The competition for collaborators is intense, and the negotiation process is time-consuming and complex. Any new collaboration may be on terms that are not optimal for us, and we may be unable to maintain any new or existing collaboration if, for example, development or approval of a product candidate is delayed, sales of an approved product do not meet expectations or the collaborator terminates the collaboration. Any such collaboration, or other strategic transaction, may require us to incur non-recurring or other charges, increase our near- and long-term expenditures and pose significant integration or implementation challenges or disrupt our management or business. These transactions entail numerous operational and financial risks, including exposure to unknown liabilities, disruption of our business and diversion of our management’s time and attention in order to manage a collaboration or develop acquired products, product candidates or technologies, incurrence of substantial debt or dilutive issuances of equity securities to pay transaction consideration or costs, higher than expected collaboration, acquisition or integration costs, write-downs of assets or goodwill or impairment charges, increased amortization expenses, difficulty and cost in facilitating the collaboration or combining the operations and personnel of any acquired business, impairment of relationships with key suppliers, manufacturers or customers of any acquired business due to changes in management and ownership and the inability to retain key employees of any acquired business. Accordingly, although there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, any transactions that we do complete may be subject to the foregoing or other risks and have a material adverse effect on our business, results of operations, financial condition and prospects. Conversely, any failure to enter any collaboration or other strategic transaction that would be beneficial to us could delay the development and potential commercialization of our product candidates and have a negative impact on the competitiveness of any product candidate that reaches market.

If third parties on which we depend to conduct our preclinical studies and clinical trials do not perform as contractually required, fail to satisfy regulatory or legal requirements, or miss expected deadlines, our development program could be delayed with materially adverse effects on our business, financial condition, results of operations and prospects.
We rely on third party clinical investigators, contract research organizations (“CROs”), clinical data management organizations and consultants to design, conduct, supervise and monitor preclinical studies and clinical trials for our therapeutic candidates. Because we rely on third parties and do not have the ability to conduct preclinical studies or clinical trials independently, we have less control over the timing, quality and other aspects of preclinical studies and clinical trials than we would if we conducted them on our own. These investigators, CROs and consultants are not our employees and we have limited control over the amount of time and resources that they dedicate to our programs. These third parties may have contractual relationships with other entities, some of which may be our competitors, which may draw time and resources away from our programs. The third parties with which we contract might not be diligent, careful or timely in conducting our preclinical studies or clinical trials, resulting in the preclinical studies or clinical trials being delayed or unsuccessful.
If we cannot contract with acceptable third parties on commercially reasonable terms, or at all, or if these third parties do not carry out their contractual duties, satisfy legal and regulatory requirements for the conduct of preclinical studies or clinical trials or meet expected deadlines, our clinical development programs could be delayed and otherwise adversely affected. In all events, we are responsible for ensuring that each of our preclinical studies and clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. The FDA requires preclinical studies to be conducted in accordance with applicable Good Laboratory Practices (“GLPs”), and clinical trials to be conducted in accordance with applicable FDA regulations and Good Clinical Practices (“GCPs”), including requirements for conducting, recording and reporting the results of preclinical studies and clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of clinical trial participants are protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Any adverse development or delay in our preclinical studies or clinical trials could have a material adverse effect on our business, financial condition, results of operations and prospects.
Because we rely on third party manufacturing and supply partners, our supply of research and development, preclinical studies and clinical trial materials may become limited or interrupted or may not be of satisfactory quantity or quality.
We rely on third party partners to manufacture and supply the materials and components for our research and development, preclinical study and clinical trial supplies. We do not own manufacturing facilities or supply sources for such components and materials. Our manufacturing requirements include oligonucleotides and lipids. We procure our nonclinical toxicology and clinical development materials from a single source supplier on a purchase order basis. There can be no assurance that our supply of research and development, preclinical study and clinical trial therapeutic candidates and other materials will not be limited, interrupted, restricted in certain geographic regions or of satisfactory quality or continue to be available at acceptable prices. In particular, any replacement of our drug product manufacturers could require significant effort and expertise because there may be a limited number of qualified replacements.
The manufacturing process for a therapeutic candidate is subject to oversight by the FDA and foreign regulatory authorities. Suppliers and manufacturers must meet applicable manufacturing requirements and undergo rigorous facility and process validation tests required by regulatory authorities in order to comply with regulatory requirements, such as current Good Manufacturing Practices (“cGMPs”). In the event that any of our suppliers or manufacturers fails to comply with such requirements or to perform its obligations to us in relation to quality, timing or otherwise, or if our supply of components or other materials becomes limited or interrupted for other reasons, we may be forced to manufacture the materials ourselves, for which we currently do not have the capabilities or resources, or enter into an agreement with another third party, which we may not be able to do on reasonable terms, if at all. In some cases, the technical skills or technology required to manufacture our therapeutic candidates may be unique or proprietary to the original manufacturer and we may have difficulty, or there may be contractual restrictions prohibiting us from, transferring such skills or technology to another third party and a feasible alternative may not exist. These factors would increase our reliance on such manufacturer or require us to obtain a license from such manufacturer in order to have another third party manufacture our therapeutic candidates. If we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations. The delays associated with the verification of a new manufacturer could negatively affect our ability to develop therapeutic candidates in a timely manner or within budget.
We expect to continue to rely on third party manufacturers if we receive regulatory approval for any therapeutic candidate. To the extent that we have existing, or enter into future, manufacturing arrangements with third parties, we will depend on these third parties to perform their obligations in a timely manner consistent with contractual and regulatory requirements, including those related to quality control and assurance. If we are unable to obtain or maintain third party manufacturing for therapeutic candidates, or to do so on commercially reasonable terms, we may not be able to develop and commercialize our therapeutic candidates successfully. Our or a third party’s failure to execute on our manufacturing requirements and comply with cGMP could adversely affect our business in a number of ways, including:

•	an inability to initiate or continue preclinical studies or clinical trials of our therapeutic candidates under development;

•	delay in submitting regulatory applications, or receiving regulatory approvals, for therapeutic candidates;

•	loss of the cooperation of a future collaborator;

•	subjecting manufacturing facilities of our therapeutic candidates to additional inspections by regulatory authorities;

•	requirements to cease distribution or to recall batches of our therapeutic candidates; and

•	in the event of approval to market and commercialize a therapeutic candidate, an inability to meet commercial demands for our therapeutics.
We face competition from entities that have developed or may develop therapeutic candidates for our target disease indications, including companies developing novel treatments and technology platforms based on modalities and technology similar to ours. If these companies develop technologies, including delivery technologies, or therapeutic candidates more rapidly than we do or their technologies are more effective, our ability to develop and successfully commercialize therapeutic candidates may be adversely affected.
The development and commercialization of therapeutic candidates is highly competitive. We compete with a number of multinational pharmaceutical companies and specialized biotechnology companies, as well as technology being developed at universities and other research institutions. Our competitors have developed, are developing or will develop therapeutic candidates and processes competitive with our therapeutic candidates. Competitive therapeutic treatments include those that have already been approved and accepted by the medical community and any new treatments that enter the market. We believe that a significant number of therapeutics are currently under development, and may become commercially available in the future, for the treatment of conditions for which we may try to develop therapeutic candidates. There is intense and rapidly evolving competition in the biotechnology, pharmaceutical and oligonucleotide therapeutics fields. While we believe that our SNA technology, its associated intellectual property and our scientific and technical know-how give us a competitive advantage in this space, competition from many sources remains. Our competitors include larger and better funded pharmaceutical, biotechnology and oligonucleotide therapeutics companies. Moreover, we also compete with current and future therapeutics developed at universities and other research institutions.
We are aware of several companies that are developing oligonucleotide delivery platforms and oligonucleotide-based therapeutics. These competitors include Ionis Pharmaceuticals, Inc., Alnylam Pharmaceuticals, Inc., Dicerna Pharmaceuticals, Inc., Arbutus Biopharma Corp., Wave Life Sciences Ltd., Dynavax Technologies Corp., Idera Pharmaceuticals, Inc., Mologen AG, and Checkmate Pharmaceuticals, Inc. These and other competitors compete with us in recruiting scientific and managerial talent, and for funding from pharmaceutical companies.

Our success will partially depend on our ability to develop and protect therapeutics that are safer and more effective than competing therapeutics. Our commercial opportunity and success will be reduced or eliminated if competing therapeutics are safer, more effective, or less expensive than the therapeutics we develop.
If our therapeutic candidates are approved for the indications we are currently pursuing, they will compete with a range of therapeutic treatments that are either in development or currently marketed. A number of therapeutics for treating psoriasis and cancers are on the market or in clinical development. For the treatment of psoriasis, marketed therapies range from small molecules like topical steroids to biologics, such as AbbVie Inc.’s adalimumab. In addition, numerous compounds are in clinical development for psoriasis treatment. With respect to immunogenic cancers such as melanoma, the most common treatments are chemotherapeutic compounds, radiation therapy and now immunotherapeutic antibodies such as ipilimumab, atezolizumab and pembrolizumab.
Many of our competitors have significantly greater financial, technical, manufacturing, marketing, sales and supply resources or experience than we do. If we successfully obtain approval for any therapeutic candidate, we will face competition based on many different factors, including the safety and effectiveness of our therapeutics, the ease with which our therapeutics can be administered and the extent to which patients accept relatively new routes of administration, the timing and scope of regulatory approvals for these therapeutics, the availability and cost of manufacturing, marketing and sales capabilities, price, reimbursement coverage and patent position. Competing therapeutics could present superior treatment alternatives, including by being more effective, safer, less expensive or marketed and sold more effectively than any therapeutics we may develop. Competitive therapeutics may make any therapeutics we develop obsolete or noncompetitive before we recover the expense of developing and commercializing our therapeutic candidates. Such competitors could also recruit our employees, which could negatively impact our level of expertise and our ability to execute our business plan.
The market may not be receptive to our therapeutic candidates based on a novel therapeutic modality, and we may not generate any future revenue from the sale or licensing of therapeutic candidates.
Even if approval is obtained for a therapeutic candidate, we may not generate or sustain revenue from sales of the product due to factors such as whether the product can be sold at a competitive cost and otherwise accepted in the market. The therapeutic candidates that we are developing are based on our SNA technology. Market participants with significant influence over acceptance of new treatments, such as physicians and third party payors, may not adopt a treatment based on SNA technology, and we may not be able to convince the medical community and third party payors to accept and use, or to provide favorable reimbursement for, any therapeutic candidates developed by us or any current or future collaborators. Market acceptance of our therapeutic candidates will depend on, among other factors:

•	the timing of our receipt of any marketing and commercialization approvals;

•	the terms of any approvals and the countries in which approvals are obtained;

•	the safety and efficacy of our therapeutic candidates;

•	the prevalence and severity of any adverse side effects associated with our therapeutic candidates;

•	limitations or warnings contained in any labeling approved by the FDA or other regulatory authority;

•	relative convenience and ease of administration of our therapeutic candidates;

•	the willingness of patients to accept any new methods of administration;

•	the success of our physician education programs;

•	the availability of adequate government and third party payor reimbursement;

•	the pricing of our products, particularly as compared to alternative treatments; and

•	availability of alternative effective treatments for indications our therapeutic candidates are intended to treat and the relative risks, benefits and costs of those treatments.
With our focus on SNAs, these risks may increase to the extent the space becomes more competitive or less favored in the commercial marketplace. Additional risks apply in relation to any disease indications we may pursue which are classified as rare diseases and allow for orphan drug designation by regulatory agencies in major commercial markets, such as the U.S., Europe and Japan. Because of the small patient population for a rare disease, if pricing is not approved or accepted in the market at an appropriate level for an approved product with orphan drug designation, such therapeutic may not generate enough revenue to offset costs of development, manufacturing, marketing and commercialization despite any benefits received from the orphan drug designation, such as market exclusivity, assistance in clinical trial design or a reduction in user fees or tax credits related to development expense. Market size is also a variable in disease indications not classified as rare. Our estimates regarding potential market size for any indication may be materially different from what we discover to exist at the time we commence commercialization, if any, for a therapeutic, which could result in significant changes in our business plan and have a material adverse effect on our business, financial condition, results of operations and prospects.
If a therapeutic candidate that has orphan drug designation subsequently receives the first FDA approval for the indication for which it has such designation, the therapeutic candidate is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications to market the same therapeutic candidate for the same indication, except in very limited circumstances, for seven years. Orphan drug exclusivity, however, could also block the approval of one of our therapeutic candidates for seven years if a competitor obtains approval of the same therapeutic candidate as defined by the FDA or if our therapeutic candidate is determined to be contained within the competitor’s therapeutic candidate for the same indication or disease.
As in the U.S., we may apply for designation of a therapeutic candidate as an orphan drug for the treatment of a specific indication in the European Union before the application for marketing authorization is made. Sponsors of orphan drugs in the European Union can enjoy economic and marketing benefits, including up to ten years of market exclusivity for the approved indication. During such period, marketing applications for similar medicinal products will not be accepted, unless certain exceptions apply. In the EU, a “similar medicinal product” is a medicinal product containing a similar active substance or substances as contained in a currently authorized orphan medicinal product, and which is intended for the same therapeutic indication.
Any inability to attract and retain qualified key management and technical personnel would impair our ability to implement our business plan.
Our success largely depends on the continued service of key management and other specialized personnel, including David A. Giljohann, Ph.D., our Chief Executive Officer, David S. Snyder, our Chief Financial Officer, and Matthias G. Schroff, our Chief Operating Officer. The loss of one or more members of our management team or other key employees or advisors could delay our research and development programs and materially harm our business, financial condition, results of operations and prospects. The relationships that our key managers have cultivated within our industry make us particularly dependent upon their continued employment with us. We are dependent on the continued service of our technical personnel because of the highly technical nature of our therapeutic candidates and our technology and the specialized nature of the regulatory approval process. Because our management team and key employees are not obligated to provide us with continued service, they could terminate their employment with us at any time without penalty. We do not maintain key person life insurance policies on any of our management team members or key employees. Our future success will depend in large part on our continued ability to attract and retain highly qualified scientific, technical and management personnel, as well as personnel with expertise in clinical testing, manufacturing, governmental regulation and commercialization. We face competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations.
If our therapeutic candidates advance into clinical trials, we may experience difficulties in managing our growth and expanding our operations.
We have limited experience in therapeutic development and limited experience with clinical trials of therapeutic candidates. As our therapeutic candidates enter and advance through preclinical studies and clinical trials, we will need to expand our development, regulatory and manufacturing capabilities or contract with other organizations to provide these capabilities for us. In the future, we expect to have to manage additional relationships with collaborators or partners, suppliers and other organizations. Our ability to manage our operations and future growth will require us to continue to improve our operational, financial and management controls, reporting systems and procedures. We may not be able to implement improvements to our management information and control systems in an efficient or timely manner and may discover deficiencies in existing systems and controls.

If any of our therapeutic candidates are approved for marketing and commercialization and we are unable to develop sales, marketing and distribution capabilities on our own or enter into agreements with third parties to perform these functions on acceptable terms, we will be unable to successfully commercialize any such future therapeutics.
We currently have no sales, marketing or distribution capabilities or experience. If any of our therapeutic candidates is approved, we will need to develop internal sales, marketing and distribution capabilities to appropriately commercialize such therapeutics, which would be expensive and time-consuming, or enter into collaborations with third parties to perform these services. If we decide to market our approved therapeutics directly, we will need to commit significant financial and managerial resources to develop a marketing and sales force with technical expertise and supporting distribution, administration and compliance capabilities. If we rely on third parties with such capabilities to market our approved therapeutics or decide to co-promote therapeutics with collaborators, we will need to establish and maintain compliant marketing and distribution arrangements with third parties, and there can be no assurance that we will be able to enter into such arrangements on acceptable terms or at all. In entering into third party marketing or distribution arrangements, any revenue we receive will depend upon the efforts of the third parties and there can be no assurance that such third parties will establish adequate sales and distribution capabilities or be successful in gaining market acceptance of any approved therapeutic. If we are not successful in commercializing any therapeutic approved in the future, either on our own or through third parties, our business, financial condition, results of operations and prospects could be materially and adversely affected.
If we fail to comply with U.S. or foreign regulatory requirements, regulatory authorities could withhold marketing or commercialization approvals, limit or withdraw any marketing or commercialization approvals we may receive and subject us to other penalties that could materially harm our business.
We and our therapeutic candidates, as well as our suppliers, contract manufacturers, distributors, and contract testing laboratories are subject to extensive regulation by governmental authorities in the European Union, the U.S., and other countries, with the regulations differing from country to country.
If we or current or future collaborators, manufacturers or service providers fail to comply with applicable requirements, these regulatory authorities could refuse to issue necessary approvals for marketing and commercialization. Even if we receive marketing and commercialization approval of a therapeutic candidate, we and our third party service providers will be subject to continuing regulatory requirements, including a broad array of regulations related to establishment, registration and product listing, manufacturing processes, risk management measures, quality and pharmacovigilance systems, pre- and post-approval clinical data, labeling, advertising and promotional activities for such therapeutic, record keeping, distribution, and import and export of therapeutics for any therapeutic for which we obtain marketing approval. We are required to submit safety and other post market information and reports and are subject to continuing regulatory review, including in relation to adverse patient experiences with the therapeutic and clinical results that are reported after a therapeutic is made commercially available, both in the U.S. and any foreign jurisdiction in which we seek regulatory approval. The FDA and certain foreign regulatory authorities, such as the EMA, have significant post-market authority, including the authority to require labeling changes based on new safety information and to require post-market studies or clinical trials to evaluate safety risks related to the use of a therapeutic or to require withdrawal of the therapeutic from the market. The FDA also has the authority to require a Risk Evaluation and Mitigation Strategies, or REMS, plan either before or after approval, which may impose further requirements or restrictions on the distribution or use of an approved therapeutic. The EMA now routinely requires risk management plans, or RMPs, as part of the marketing authorization application process, and such plans must be continually modified and updated throughout the lifetime of the product as new information becomes available. In addition, for nationally authorized medicinal products, the relevant governmental authority of any European Union member state can request an RMP whenever there is a concern about the risk/benefit balance of the product.
The manufacturer and manufacturing facilities we use to make a future therapeutic, if any, will also be subject to periodic review and inspection by the FDA and other regulatory agencies, including for continued compliance with cGMP requirements. The discovery of any new or previously unknown problems with our third party manufacturers, manufacturing processes or facilities may result in restrictions on the therapeutic, manufacturer or facility, including withdrawal of the therapeutic from the market. If we rely on third party manufacturers, we will not have control over compliance with applicable rules and regulations by such manufacturers. Any product promotion and advertising will also be subject to regulatory requirements and continuing regulatory review. If we or our future collaborators, manufacturers or service providers fail to comply with applicable continuing regulatory requirements in the U.S. or foreign jurisdictions in which we seek to market our therapeutics, we or they may be subject to, among other things, fines, warning and untitled letters, clinical holds, delay or refusal by the FDA or foreign regulatory authorities to approve pending applications or supplements to approved applications, suspension, refusal to renew or withdrawal of regulatory approval, recalls, seizures or administrative detention of products, refusal to permit the import or export of therapeutics, operating restrictions, inability to participate in government programs including Medicare and Medicaid, and total or partial suspension of production or distribution, injunction, restitution, disgorgement, debarment, civil and criminal penalties and criminal prosecution.
Price controls imposed in foreign markets may adversely affect our future profitability.
In some countries, particularly member states of the European Union, the pricing of prescription drugs is subject to governmental control at the national level, and in some cases also at the regional level. In these countries, pricing negotiations with governmental authorities can take considerable time after receipt of marketing approval for a therapeutic. In addition, there can be considerable pressure by governments and other stakeholders on prices and reimbursement levels, including as part of cost containment measures. Political, economic and regulatory developments may further complicate pricing and reimbursement negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various European Union member states and parallel distribution, or arbitrage between low-priced and high-priced member states, can further reduce prices. In some countries, we or current or future collaborators may be required to conduct a clinical trial or other studies that compare the cost-effectiveness of our SNA therapeutic candidates to other available therapies in order to obtain or maintain reimbursement or pricing approval. Publication of discounts by third party payors or authorities may lead to further pressure on the prices or reimbursement levels within the country of publication and other countries. If reimbursement of any therapeutic candidate approved for marketing is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business, financial condition, results of operations or prospects could be adversely affected.
Our business entails a significant risk of product liability and our inability to obtain sufficient insurance coverage could have a material adverse effect on our business, financial condition, results of operations or prospects.
Our business exposes us to significant product liability risks inherent in the development, testing, manufacturing and marketing of therapeutic treatments. Product liability claims could delay or prevent completion of our development programs. If we succeed in marketing therapeutics, such claims could result in an investigation by certain regulatory authorities, such as the FDA or foreign regulatory authorities, of the safety and effectiveness of our therapeutics, our manufacturing processes and facilities or our marketing programs and potentially a recall of our therapeutics or more serious enforcement action, limitations on the approved indications for which they may be used or suspension or withdrawal of approvals. Regardless of the merits or eventual outcome, liability claims may also result in decreased demand for our therapeutics, injury to our reputation, costs to defend the related litigation, a diversion of management’s time and our resources, substantial monetary awards to trial participants or patients and a decline in our stock price. We currently have product liability insurance that we believe is appropriate for our stage of development and may need to obtain higher levels of product liability insurance prior to marketing any of our therapeutic candidates. Any insurance we have or may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims that could have a material adverse effect on our business.
Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements which could have an adverse effect on our business.
We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include, but is not limited to, intentional failures to comply with FDA, the Centers for Medicare and Medicaid Services (“CMS”), the Department of Health and Human Services (“HHS”), Office of Inspector General (“OIG”) or other agency regulations, applicable laws, regulations, guidance or codes of conduct set by foreign governmental authorities or self-regulatory industry organizations, or provide accurate information to any governmental authorities, such as the FDA, comply with manufacturing standards we may establish, comply with federal and state healthcare fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to us.
In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws, regulations, guidance and codes of conduct intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws, regulations, guidance and codes of conduct may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements.
Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions, including, fines, debarment, or disqualification of those employees from participation in certain government-regulated activities, and serious harm to our reputation. This could include violations of the U.S. federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, other U.S. federal and state law, and requirements of non-U.S. jurisdictions, including the European Union Data Protection Directive.
It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws, regulations, guidance or codes of conduct. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including exclusion from participation in the U.S. federal healthcare programs, the imposition of significant fines or other sanctions.
Compliance with governmental regulations regarding the treatment of animals used in research could increase our operating costs, which would adversely affect the commercialization of our technology.
The Animal Welfare Act, or AWA, is the federal law that covers the treatment of certain animals used in research. Currently, the AWA imposes a wide variety of specific regulations that govern the humane handling, care, treatment and transportation of certain animals by producers and users of research animals, most notably relating to personnel, facilities, sanitation, cage size, and feeding, watering and shipping conditions. Third parties with whom we contract are subject to registration, inspections and reporting requirements under the AWA. Furthermore, some states have their own regulations, including general anti-cruelty legislation, which establish certain standards in handling animals. Comparable rules, regulations, and or obligations exist in many foreign jurisdictions. If we or our contractors fail to comply with regulations concerning the treatment of animals used in research, we may be subject to fines and penalties and adverse publicity, and our operations could be adversely affected.
Our internal computer systems, or those of our CROs or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our therapeutic development programs.
Despite the implementation of security measures, our internal computer systems and those of our CROs and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such events could cause interruptions of our operations. For instance, the loss of preclinical study or clinical trial data involving our therapeutic candidates could result in delays in our development and regulatory filing efforts and significantly increase our costs. In addition, theft or other exposure of data may interfere with our ability to protect our intellectual property, trade secrets, and other information critical to our operations. We can provide no assurances that certain sensitive and proprietary information relating to one or more of our therapeutic candidates has not been, or will not in the future be, compromised. Although we have invested resources to enhance the security of our computer systems, there can be no assurances we will not experience additional unauthorized intrusions into our computer systems, or those of our CROs and other contractors and consultants, that we will successfully detect future unauthorized intrusions in a timely manner, or that future unauthorized intrusions will not result in material adverse effects on our financial condition, reputation, or business prospects. Payments related to the elimination of ransomware may materially affect our financial condition and results of operations.
Certain data breaches must also be reported to affected individuals and the government, and in some cases to the media, under provisions of HIPAA, as amended by HITECH, other U.S. federal and state law, and requirements of non-U.S. jurisdictions, including the European Union Data Protection Directive. Financial penalties may also apply in some data breaches where noncompliance with the applicable law is identified.
To the extent that any disruption or security breach were to result in a loss of, or damage to, our data, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the development of our therapeutic candidates could be delayed.
We are subject to European data protection laws, including the new EU General Data Protection Regulation 2016/679, or GDPR. If we fail to comply with existing or future data protection regulations, our business, financial condition, results of operations and prospects may be materially adversely affected.
By virtue of our clinical trial activities in the United Kingdom and Germany, we are subject to European data protection laws, including GDPR. The GDPR which came into effect on May 25, 2018, establishes new requirements applicable to the processing of personal data (i.e., data which identifies an individual or from which an individual is identifiable), affords new data protection rights to individuals (e.g., the right to erasure of personal data) and imposes penalties for serious breaches of up to 4% annual worldwide turnover or €20 million, whichever is greater. Individuals (e.g., study subjects) also have a right to compensation for financial or non-financial losses (e.g., distress). There may be circumstances under which a failure to comply with GDPR, or the exercise of individual rights under the GDPR, would limit our ability to utilize clinical trial data collected on certain subjects. The GDPR will likely impose additional responsibility and liability in relation to our processing of personal data. This may be onerous and materially adversely affect our business, financial condition, results of operations and prospects.
If we do not comply with laws regulating the protection of the environment and health and human safety, our business could be adversely affected.
Our research, development and manufacturing involve the use of hazardous materials and various chemicals. We maintain quantities of various flammable and toxic chemicals in our facilities in Skokie, Illinois that are required for our research, development and manufacturing activities. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. We believe our procedures for storing, handling and disposing these materials in our Skokie facilities comply with the relevant guidelines of Skokie, the state of Illinois, and the Occupational Safety and Health Administration of the U.S. Department of Labor. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards mandated by applicable regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. If an accident occurs, we could be held liable for resulting damages, which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of animals and biohazardous materials. Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of these materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological or hazardous materials. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate, any of these laws or regulations.
Our information technology systems could face serious disruptions that could adversely affect our business.
Our information technology and other internal infrastructure systems, including corporate firewalls, servers, leased lines and connection to the Internet, face the risk of systemic failure that could disrupt our operations. A significant disruption in the availability of our information technology and other internal infrastructure systems could cause interruptions and delays in our research and development work.
Our current operations are concentrated in one location and any events affecting this location may have material adverse consequences.
Our current operations are located in our facilities situated in Skokie, Illinois. Any unplanned event, such as flood, fire, explosion, earthquake, extreme weather condition, medical epidemics, power shortage, telecommunication failure or other natural or man-made accidents or incidents that result in us being unable to fully utilize the facilities, may have a material adverse effect on our ability to operate our business, particularly on a daily basis, and have significant negative consequences on our financial and operating conditions. Loss of access to these facilities may result in increased costs, delays in the development of our therapeutic candidates or interruption of our business operations. As part of our risk management policy, we maintain insurance coverage at levels that we believe are appropriate for our business. However, in the event of an accident or incident at these facilities, we cannot assure you that the amounts of insurance will be sufficient to satisfy any damages and losses. If our facilities are unable to operate because of an accident or incident or for any other reason, even for a short period of time, any or all of our research and development programs may be harmed. Any business interruption may have a material adverse effect on our business, financial position, results of operations and prospects.
The investment of our cash, cash equivalents and fixed income marketable securities is subject to risks which may cause losses and affect the liquidity of these investments.
As of March 31, 2019 and December 31, 2018, we had $22.2 million and $26.3 million in cash and cash equivalents, respectively. We historically have invested excess cash in certificates of deposit or money market mutual funds that invest in U.S. government or U.S. government agency securities, floating rate and variable rate demand notes of U.S. and foreign corporations, and commercial paper. These investments are subject to general credit, liquidity, market and interest rate risks, including potential future impacts similar to the impact of U.S. sub-prime mortgage defaults that have affected various sectors of the financial markets and caused credit and liquidity issues. We may realize losses in the fair value of these investments, an inability to access cash in these investments for a potentially meaningful period, or a complete loss of these investments, which would have a negative effect on our financial statements.

In addition, should our investments cease paying or reduce the amount of interest paid to us, our interest income would suffer. The market risks associated with our investment portfolio may have an adverse effect on our results of operations, liquidity and financial condition.
Changes in accounting rules and regulations, or interpretations thereof, could result in unfavorable accounting charges or require us to change our compensation policies.
Accounting methods and policies for biotechnology companies, including policies governing revenue recognition, research and development and related expenses, and accounting for stock-based compensation, are subject to review, interpretation and guidance from our auditors and relevant accounting authorities, including the SEC. Changes to accounting methods or policies, or interpretations thereof, may require us to reclassify, restate or otherwise change or revise our historical financial statements, including those contained in this Quarterly Report on Form 10-Q.
We previously identified a material weakness in our internal control over financial reporting, and if we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock may be adversely effected, and we may become subject to litigation and regulatory investigation.
During the quarter ended March 31, 2018, we identified a material weakness in internal control over financial reporting related to a deficiency in the Company’s information and communication controls, which led to ineffectively designed controls over management’s review of certain research and development contracts to ensure expenses were recognized as incurred by third-party contract research organizations. Those ineffectively designed controls arose in a prior period and resulted in an immaterial error, which we corrected in 2018 in previously issued financial statements beginning with those included in our Quarterly Reports on Form 10-Q for the period ended March 31, 2018.
Management has implemented applicable remedial controls, believes those remedial controls have operated for a sufficient period of time and has concluded that the material weakness discussed above was remediated at December 31, 2018. If the additional controls and procedures we have implemented are not effective, or if we identify new material weaknesses in the future in our internal controls over financial reporting, we may not detect errors in a timely manner and our consolidated financial statements may be materially misstated. We or our independent registered public accounting firm may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall. We may also fail to report our financial results on a timely and accurate basis, which could result in sanctions, lawsuits, or other adverse consequences that would materially harm our business. In addition, we could become subject to investigations by the national stock exchange on which our securities are eventually listed, the SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, which could harm our reputation and our financial condition, or divert financial and management resources from our core business.
We have incurred significant losses since our inception and expect to incur continued losses in the future. We must obtain additional funds to finance our operations and to remain a going concern.
Our recurring losses from operations raise substantial doubt about our ability to continue as a going concern. As a result, we included an explanatory paragraph in our consolidated financial statements for the period ended March 31, 2019 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional funding. Based on the Company’s current operating plans, it believes that existing working capital at March 31, 2019 is sufficient to fund its current operating plans into January 2020. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. The perception of our ability to continue as a going concern may make it more difficult for us to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, suppliers and employees. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce or eliminate our research and development programs and commercialization efforts.
Our business may be affected by litigation and government investigations.
We may from time to time receive inquiries and subpoenas and other types of information requests from government authorities and others and we may become subject to claims and other actions related to our business activities. While the ultimate outcome of investigations, inquiries, information requests and legal proceedings is difficult to predict, defense of litigation claims can be expensive, time-consuming and distracting, and adverse resolutions or settlements of those matters may result in, among other things, modification of our business practices, costs and significant payments, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Related to Intellectual Property
If we are not able to obtain and enforce patent protection for our technology or therapeutic candidates, development and commercialization of our therapeutic candidates may be adversely affected.
Our success depends in part on our ability to obtain and maintain patents and other forms of intellectual property rights, including in-licenses of intellectual property rights of others, for our therapeutic candidates, methods used to manufacture our therapeutic candidates and methods for treating patients using our therapeutic candidates, as well as our ability to preserve our trade secrets, to prevent third parties from infringing upon our proprietary rights and to operate without infringing upon the proprietary rights of others. As of March 31, 2019, our patent portfolio consists of over 60 issued patents and allowed patent applications and over 135 pending patent applications. We may not be able to apply for patents on certain aspects of our therapeutic candidates in a timely fashion or at all. Our existing issued and granted patents and any future patents we obtain may not be sufficiently broad to prevent others from using our technology or from developing competing therapeutics and technology. There is no guarantee that any of our pending patent applications will result in issued or granted patents, that any of our issued or granted patents will not later be found to be invalid or unenforceable or that any issued or granted patents will include claims that are sufficiently broad to cover our therapeutic candidates or to provide meaningful protection from our competitors. Moreover, the patent position of pharmaceutical and biotechnology companies can be highly uncertain because it involves complex legal and factual questions. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our current and future proprietary technology and therapeutic candidates are covered by valid and enforceable patents or are effectively maintained as trade secrets. If third parties disclose or misappropriate our proprietary rights, it may materially and adversely impact our position in the market.
The U.S. Patent and Trademark Office, or USPTO, and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case. The standards applied by the USPTO and foreign patent offices in granting patents are not always applied uniformly or predictably. For example, there is no uniform worldwide policy regarding patentable subject matter or the scope of claims allowable in biotechnology and pharmaceutical patents. As such, we do not know the degree of future protection that we will have on our proprietary therapeutics and technology. While we will endeavor to try to protect our therapeutic candidates with intellectual property rights such as patents, as appropriate, the process of obtaining patents is time-consuming, expensive and sometimes unpredictable.
In addition, there are numerous recent changes to the patent laws and proposed changes to the rules of the USPTO, which may have a significant impact on our ability to protect our technology and enforce our intellectual property rights. For example, the Leahy-Smith America Invents Act enacted in 2011, involves significant changes in patent legislation. The U.S. Supreme Court has ruled on several patent cases in recent years, some of which cases either narrow the scope of patent protection available in certain circumstances or weaken the rights of patent owners in certain situations. The 2013 decision by the Supreme Court in Association for Molecular Pathology v. Myriad Genetics, Inc. precludes a claim to a nucleic acid having a stated nucleotide sequence that is identical to a sequence found in nature and unmodified. We currently are not aware of an immediate impact of this decision on our patents or patent applications because we are developing oligonucleotide therapeutics which contain modifications that we believe are not found in nature. However, this decision has yet to be clearly interpreted by courts and by the USPTO. We cannot assure you that the interpretations of this decision or subsequent rulings will not adversely impact our patents or patent applications. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that may weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.
Once granted, patents may remain open to opposition, interference, re-examination, post-grant review, inter partes review, nullification or derivation action in court or before patent offices or similar proceedings for a given period after allowance or grant, during which time third parties can raise objections against such initial grant. In the course of such proceedings, which may continue for a protracted period of time, the patent owner may be compelled to limit the scope of the allowed or granted claims thus attacked, or may lose the allowed or granted claims altogether. In addition, there can be no assurance that:

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Others will not or may not be able to make, use or sell compounds that are the same as or similar to our therapeutic candidates but that are not covered by the claims of the patents that we own or license.

•	We or our licensors, or any current or future collaborators, are the first to make the inventions covered by each of our issued patents and pending patent applications that we own or license.

•	We or our licensors, or any current or future collaborators, are the first to file patent applications covering certain aspects of our inventions.

•	Others will not independently develop similar or alternative technologies or duplicate any of our technology without infringing our intellectual property rights.

•	A third party will not challenge our patents and, if challenged, a court may not hold that our patents are valid, enforceable and infringed.

•	Any issued patents that we own or have licensed will provide us with any competitive advantages, or will not be challenged by third parties.

•	We will develop additional proprietary technologies that are patentable.

•	The patents of others will not have an adverse effect on our business.

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Our competitors will not conduct research and development activities in countries where we lack enforceable patent rights and then use the information learned from such activities to develop competitive therapeutics for sale in our major commercial markets.

We currently license patent rights from Northwestern University and may in the future license patent rights from third party owners or licensees. If Northwestern University or such other owners or licensees do not properly or successfully obtain, maintain or enforce the patents underlying such licenses, or if they retain or license to others any competing rights, our competitive position and business prospects may be adversely affected.
We do, and will continue to, rely on intellectual property rights licensed from third parties to protect our technology. We are a party to a number of licenses that give us rights to third party intellectual property that is necessary or useful for our business. In particular, we have a license from Northwestern University, which provides us the exclusive worldwide right under certain patents and patent applications owned by Northwestern University to exploit therapeutics and processes using nanoparticles, nanotechnology, microtechnology and nanomaterial-based constructs as therapeutics or accompanying therapeutics as a means of administration. We may also license additional third party intellectual property in the future. Our success will depend in part on the ability of our licensors to obtain, maintain and enforce patent protection for our licensed intellectual property, and in particular, for those patents to which we have secured exclusive rights. Our licensors may not successfully prosecute the patent applications licensed to us. Even if patents issue or are granted, our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue litigation less aggressively than we would. Further, we may not obtain exclusive rights, which would allow for third parties to develop competing therapeutics. Without protection for, or exclusive rights to, the intellectual property we license, other companies might be able to offer substantially identical therapeutics for sale, which could adversely affect our competitive business position and harm our business prospects. In addition, the U.S. government has certain rights to the inventions covered by the patent rights licensed to us by third parties and Northwestern University, as an academic research and medical center, has reserved the right to practice the patent rights it has licensed to us (i) for research, teaching and/or other educationally related purposes (including the right to distribute materials for such purposes) and (ii) for use in the field of diagnostics (including theradiagnostics) and in any field other than the field of use licensed to us.
Other companies or organizations may challenge our or our licensors’ patent rights or may assert patent rights that prevent us from developing and commercializing our therapeutic candidates.
Oligonucleotide and SNA-based therapeutics are a relatively new scientific field. We have obtained grants and issuances of SNA therapeutic patents and have licensed many of these patents from a third party on an exclusive basis for therapeutics applications. The issued patents and pending patent applications in the U.S. and in key markets around the world that we own or license claim many different methods, compositions and processes relating to the discovery, development, manufacture and commercialization of SNA therapeutics. Specifically, we own and have licensed a portfolio of patents, patent applications and other intellectual property covering SNA compositions of matter as well as their methods of use.
As the field of SNA therapeutics matures, patent applications are being processed by national patent offices around the world. There is uncertainty about which patents will issue, and, if they do, as to when, to whom, and with what claims.

In addition, third parties may attempt to invalidate our intellectual property rights. Even if our rights are not directly challenged, disputes could lead to the weakening of our intellectual property rights. Our defense against any attempt by third parties to circumvent or invalidate our intellectual property rights could be costly to us, could require significant time and attention of our management and could have a material adverse effect on our business and our ability to successfully compete.
There are many issued and pending patents that claim aspects of oligonucleotide chemistry and modifications that we may need to apply to our SNA therapeutic candidates. There are also many issued patents that claim targeting genes or portions of genes that may be relevant for SNA therapeutics we wish to develop. Thus, it is possible that one or more organizations will hold patent rights to which we will need a license. If those organizations refuse to grant us a license to such patent rights on reasonable terms, we may not be able to market therapeutics or perform research and development or other activities covered by these patents.
We may be unable to protect our intellectual property rights throughout the world.
Obtaining a valid and enforceable issued or granted patent covering our technology in the U.S. and worldwide can be extremely costly. In jurisdictions where we have not obtained patent protection, competitors may use our technology to develop their own therapeutics and, further, may export otherwise infringing therapeutics to territories where we have patent protection, but where it is more difficult to enforce a patent as compared to the U.S. Competitor therapeutics may compete with our future therapeutics in jurisdictions where we do not have issued or granted patents or where our issued or granted patent claims or other intellectual property rights are not sufficient to prevent competitor activities in these jurisdictions. The legal systems of certain countries, particularly certain developing countries, make it difficult to enforce patents and such countries may not recognize other types of intellectual property protection, particularly that relating to biotechnology and pharmaceuticals. This could make it difficult for us to prevent the infringement of our patents or marketing of competing therapeutics in violation of our proprietary rights generally in certain jurisdictions. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.
We generally file a provisional patent application first, also known as a priority filing, at the USPTO. An international application under the Patent Cooperation Treaty, or PCT, is usually filed within twelve months after the priority filing. Based on the PCT filing, national and regional patent applications may be filed in the U.S., European Union, Japan, Australia and Canada and, depending on the individual case, also in any or all of, inter alia, China, India, South Korea, and Mexico. We have so far not filed for patent protection in all national and regional jurisdictions where such protection may be available. In addition, we may decide to abandon national and regional patent applications before grant. Finally, the grant proceeding of each national or regional patent is an independent proceeding which may lead to situations in which applications might in some jurisdictions be refused by the relevant registration authorities, while granted by others. It is also quite common that depending on the country, various scopes of patent protection may be granted on the same therapeutic candidate or technology.
The laws of some jurisdictions do not protect intellectual property rights to the same extent as the laws in the U.S., and many companies have encountered significant difficulties in protecting and defending such rights in such jurisdictions. If we or our licensors encounter difficulties in protecting, or are otherwise precluded from effectively protecting, the intellectual property rights important for our business in such jurisdictions, the value of these rights may be diminished and we may face additional competition from others in those jurisdictions. Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position in the relevant jurisdiction may be impaired and our business and results of operations may be adversely affected.
We or our licensors, or any current or future strategic partners, may become subject to third party claims or litigation alleging infringement of patents or other proprietary rights or seeking to invalidate patents or other proprietary rights, and we may need to resort to litigation to protect or enforce our patents or other proprietary rights, all of which could be costly, time consuming, delay or prevent the development and commercialization of our therapeutic candidates, or put our patents and other proprietary rights at risk.
We or our licensors, or any current or future strategic partners, may be subject to third party claims for infringement or misappropriation of patent or other proprietary rights. We are generally obligated under our license agreements to indemnify and hold harmless our licensors for damages arising from intellectual property infringement by us. If we or our licensors, or any current or future strategic partners, are found to infringe a third party patent or other intellectual property rights, we could be required to pay damages, potentially including treble damages, if we are found to have willfully infringed. In addition, we or our licensors, or any current or future strategic partners, may choose to seek, or be required to seek, a license from a third party, which may not be available on acceptable terms, if at all. Even if a license can be obtained on acceptable terms, the rights may be non-exclusive, which could give our competitors access to the same technology or intellectual property rights licensed to us. If we fail to obtain a required license, we or any current or future collaborator may be unable to effectively market therapeutic candidates based on our technology, which could limit our ability to generate revenue or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations. In addition, we may find it necessary to pursue claims or initiate lawsuits to protect or enforce our patent or other intellectual property rights. The cost to us in defending or initiating any litigation or other proceeding relating to patent or other proprietary rights, even if resolved in our favor, could be substantial, and litigation would divert our management’s attention. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could delay our research and development efforts and limit our ability to continue our operations.
If we were to initiate legal proceedings against a third party to enforce a patent covering one of our therapeutics or our technology, the defendant could counterclaim that our patent is invalid or unenforceable. In patent litigation in the U.S., defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, for example, lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on one or more of our therapeutics or certain aspects of our technology. Such a loss of patent protection could have a material adverse impact on our business. Patents and other intellectual property rights also will not protect our technology if competitors design around our protected technology without legally infringing our patents or other intellectual property rights.
It is also possible that we have failed to identify relevant third party patents or applications. For example, U.S. applications filed before November 29, 2000 and certain U.S. applications filed after that date that will not be filed outside the U.S. remain confidential until patents issue. Patent applications in the U.S. and elsewhere are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering our therapeutics or technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our SNA technology, our therapeutics or the use of our therapeutics. Third party intellectual property right holders may also actively bring infringement claims against us. We cannot guarantee that we will be able to successfully settle or otherwise resolve such infringement claims. If we are unable to successfully settle future claims on terms acceptable to us, we may be required to engage in or continue costly, unpredictable and time-consuming litigation and may be prevented from or experience substantial delays in marketing our therapeutics. If we fail in any such dispute, in addition to being forced to pay damages, we may be temporarily or permanently prohibited from commercializing any of our therapeutic candidates that are held to be infringing. We might, if possible, also be forced to redesign therapeutic candidates so that we no longer infringe the third party intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business.
If we fail to comply with our obligations under any license, collaboration or other agreements, we may be required to pay damages and could lose intellectual property rights that are necessary for developing and protecting our therapeutic candidates or we could lose certain rights to grant sublicenses.
Our current licenses impose, and any future licenses we enter into are likely to impose, various development, commercialization, funding, milestone, royalty, diligence, sublicensing, insurance, patent prosecution and enforcement, and other obligations on us. If we breach any of these obligations, or use the intellectual property licensed to us in an unauthorized manner, we may be required to pay damages and the licensor may have the right to terminate the license, which could result in us being unable to develop, manufacture and sell therapeutics that are covered by the licensed technology or could enable a competitor to gain access to the licensed technology. Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing or otherwise violating the licensor’s rights in such unlicensed intellectual property. In addition, while we cannot currently determine the amount of the royalty obligations we would be required to pay on sales of future therapeutics, if any, the amounts may be significant. The amount of our future royalty obligations will depend on the technology and intellectual property we use in therapeutics that we successfully develop and commercialize, if any. Therefore, even if we successfully develop and commercialize therapeutics, we may be unable to achieve or maintain profitability.
If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.
In addition to seeking patent protection for certain aspects of our therapeutic candidates, we also consider trade secrets, including confidential and unpatented know-how important to the maintenance of our competitive position. We protect trade secrets and confidential and unpatented know-how, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to such knowledge, such as our employees, corporate collaborators, outside scientific collaborators, CROs, contract manufacturers, consultants, advisors and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants that obligate them to maintain confidentiality and assign their inventions to us. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.
Under the terms of the Northwestern University License Agreements, Northwestern University could publish research findings relating to the patent rights licensed to us by Northwestern University, which could have a material adverse effect on our business.
We are also subject both in the U.S. and outside the U.S. to various regulatory schemes regarding requests for the information we provide to regulatory authorities, which may include, in whole or in part, trade secrets or confidential commercial information. While we are likely to be notified in advance of any disclosure of such information and would likely object to such disclosure, there can be no assurance that our challenge to the request would be successful.
We may be subject to claims that we or our employees or consultants have wrongfully used or disclosed alleged trade secrets of our employees’ or consultants’ former employers or their clients. These claims may be costly to defend and if we do not successfully do so, we may be required to pay monetary damages and may lose valuable intellectual property rights or personnel.
Many of our employees were previously employed at universities or pharmaceutical or biotechnology companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper our ability to commercialize, or prevent us from commercializing, our therapeutic candidates, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.
If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.
Our trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential partners or customers in our markets of interest. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected.
Third parties may independently develop similar or superior technology.
There can be no assurance that others will not independently develop, or have not already developed, similar or more advanced technologies than our technology; or that others will not design around, or have not already designed around, aspects of our technology and/or our trade secrets developed therefrom. If third parties develop technology similar or superior to our technology, or they successfully design around our current or future technology, our competitive position, business prospects, and results of operations could be materially and adversely affected.
The intellectual property which we have licensed from Northwestern University was discovered through government funded programs and thus may be subject to federal regulations such as “march-in” rights, certain reporting requirements, and a preference for U.S. industry. Compliance with such regulations may limit our exclusive rights, subject us to expenditure of resources with respect to reporting requirements, and limit our ability to contract with non-U.S. manufacturers.
We have licensed certain intellectual property from Northwestern University pursuant to the Northwestern University License Agreements. The Northwestern University License Agreements indicate that the rights licensed to us by Northwestern University are subject to the obligations to and the rights of the U.S. government, including those set forth in the Bayh-Dole Act of 1980, or the Bayh-Dole Act. As a result, the U.S. government may have certain rights to intellectual property embodied in our current or future therapeutics based on the licensed Northwestern University intellectual property. These U.S. government rights in certain inventions developed under a government-funded program include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right to require us to grant exclusive, partially exclusive, or nonexclusive licenses to any of these inventions to a third party if it determines that: (i) adequate steps have not been taken to commercialize the invention; (ii) government action is necessary to meet public health or safety needs; or (iii) government action is necessary to meet requirements for public use under federal regulations, also referred to as “march-in rights.” While the U.S. government has sparingly used, and to the Company’s knowledge never successfully exercised, such march-in rights, any exercise of the march-in rights by the U.S. government could harm our competitive position, business, financial condition, results of operations, and prospects. If the U.S. government exercises such march-in rights, we may receive compensation that is deemed reasonable by the U.S. government in its sole discretion, which may be less than what we might be able to obtain in the open market. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources.
In addition, the U.S. government requires that any therapeutics embodying any invention generated through the use of U.S. government funding be manufactured substantially in the U.S. The manufacturing preference requirement can be waived if the owner of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. manufacturers may limit our ability to contract with non-U.S. therapeutic manufacturers for therapeutics covered by such intellectual property.
Risks Related to Government Regulation
We may be unable to obtain U.S. or foreign regulatory approval and, as a result, unable to commercialize our therapeutic candidates.
Our therapeutic candidates are subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, approval, recordkeeping, reporting, labeling, storage, packaging, advertising and promotion, pricing, marketing, sampling, and distribution of therapeutics. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process are required to be successfully completed in the U.S. and in many foreign jurisdictions before a new therapeutic can be marketed. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. It is possible that none of the therapeutic candidates we may develop will obtain the regulatory approvals necessary for us or any current or future collaborators to begin selling them.
We have very limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including approval by the FDA as well as foreign regulatory authorities, such as the EMA and European Union national competent authorities. The time required to obtain FDA and foreign regulatory approvals is unpredictable but typically takes many years following the commencement of clinical trials, depending upon the type, complexity and novelty of the therapeutic candidate. The standards that the FDA and its foreign counterparts use when regulating us are not always applied predictably or uniformly and can change. Any analysis we perform of data from preclinical and clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. We may also encounter unexpected delays or increased costs due to new government regulations, for example, from future legislation or administrative action, or from changes in the policy of the FDA or foreign regulatory authorities during the period of therapeutic development, clinical trials and regulatory review by the FDA or foreign regulatory authorities. It is impossible to predict whether legislative changes will be enacted, or whether FDA or foreign laws, regulations, guidance or interpretations will be changed, or what the impact of such changes, if any, may be.
Because the therapeutics we are developing may represent a new class of therapeutic, the FDA and its foreign counterparts have not yet established any definitive policies, practices or guidelines in relation to these therapeutics. While we believe the therapeutic candidates that we are currently developing are regulated as new drugs under the Federal Food, Drug, and Cosmetic Act, or the FDCA, the FDA could decide to regulate them or other therapeutics we may develop as biologics under the Public Health Service Act. The lack of policies, practices or guidelines may hinder or slow review by the FDA or foreign regulatory authorities of any regulatory filings that we may submit. Moreover, the FDA may respond to these submissions by defining requirements we may not have anticipated. Such responses could lead to significant delays in the clinical development of our therapeutic candidates. In addition, because there may be therapeutic candidates approved for some of the diseases for which we may seek approval, in order to receive regulatory approval, we may need to demonstrate through clinical trials that the therapeutic candidates we develop to treat these diseases, if any, are not only safe and effective, but safer or more effective than existing products.
Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenues from the particular therapeutic candidate for which we are seeking approval. Furthermore, any regulatory approval to market a therapeutic may be subject to limitations on the approved uses for which we may market the therapeutic or the labeling or other restrictions. Regulatory authorities also may impose requirements for costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the therapeutic. In addition, the FDA has the authority to require a REMS plan as part of a NDA or a Biologics License Application, or BLA, or after approval, which may impose further requirements or restrictions on the distribution or use of an approved drug or biologic, such as limiting prescribing to certain physicians or medical centers that have undergone specialized training, limiting treatment to patients who meet certain safe-use criteria and requiring treated patients to enroll in a registry. These limitations and restrictions may limit the size of the market for the therapeutic and affect coverage and reimbursement by third party payors.
We are also subject to numerous foreign regulatory requirements governing, among other things, the conduct of clinical trials, manufacturing and marketing authorization, pricing and third party reimbursement. The foreign regulatory approval process varies among countries and may include all of the risks associated with FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval. Approval by the FDA does not ensure approval by regulatory authorities outside the U.S. and vice versa.
Certain of our therapeutic candidates may require companion diagnostics in certain indications. Failure to successfully develop, validate and obtain regulatory clearance or approval for such tests could harm our product development strategy or prevent us from realizing the full commercial potential of our therapeutic candidates.
Certain of our therapeutic candidates may require companion diagnostics to identify appropriate patients for those therapeutic candidates in certain indications. Companion diagnostics are subject to regulation by the FDA and comparable foreign regulatory authorities as a medical device and may require separate regulatory authorization prior to commercialization. We may rely on third parties for the design, development, testing and manufacturing of these companion diagnostics, the application for and receipt of any required regulatory authorization, and the commercial supply of these companion diagnostics. If these parties are unable to successfully develop companion diagnostics for these therapeutic candidates, or experience delays in doing so, the development of our therapeutic candidates may be adversely affected and we may not be able to obtain marketing authorization for these therapeutic candidates. Furthermore, our ability to market and sell, as well as the commercial success, of any of our therapeutic candidates that require a companion diagnostic will be tied to, and dependent upon, the receipt of required regulatory authorization and the continued ability of such third parties to make the companion diagnostic commercially available on reasonable terms in the relevant geographies. Any failure to develop, validate, obtain and maintain marketing authorization for a companion diagnostic and supply such companion diagnostic will harm our business, results of operations and financial condition.

If we or current or future collaborators, manufacturers or service providers fail to comply with healthcare laws and regulations, we or they could be subject to enforcement actions, which could affect our ability to develop, market and sell our therapeutics and may harm our reputation.
Although we do not currently have any products on the market, once our therapeutic candidates or clinical trials are covered by federal health care programs, we will be subject to additional healthcare statutory and regulatory requirements and enforcement by the federal, state and foreign governments of the jurisdictions in which we conduct our business. Healthcare providers, physicians and third-party payors play a primary role in the recommendation and prescription of any therapeutic candidates for which we obtain marketing approval. Our arrangements with third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell or distribute our therapeutic candidates for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations, include, but are not limited to, the following:

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the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons from soliciting, receiving, offering or providing remuneration, directly or indirectly, to induce either the referral of an individual for a healthcare item or service, or the purchasing or ordering of an item or service, for which payment may be made, in whole or in part, under a federal healthcare program, such as Medicare or Medicaid;

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the U.S. federal False Claims Act, which imposes criminal and civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government. In addition, the government may assert that a claim including items and services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

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HIPAA includes a fraud and abuse provision referred to as the HIPAA All-Payor Fraud Law, which imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program (i.e., not just federal healthcare programs), or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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HIPAA, as amended by HITECH, and its implementing regulations, which impose obligations on certain covered entity healthcare providers, health plans, and healthcare clearinghouses as well as their business associates that perform certain services involving the use or disclosure of individually identifiable health information, including mandatory contractual terms, with respect to safeguarding the privacy, security, and transmission of individually identifiable health information, and require notification to affected individuals and regulatory authorities of certain breaches of security of individually identifiable health information;

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the federal Physician Payment Sunshine Act and the implementing regulations, also referred to as “Open Payments,” issued under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, collectively, the ACA, which require that manufacturers of pharmaceutical and biological drugs reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program report to the Department of Health and Human Services all consulting fees, travel reimbursements, research grants, and other payments, transfers of value or gifts made to U.S.-licensed physicians and U.S. teaching hospitals with limited exceptions; and

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analogous state laws and regulations, such as, state anti-kickback and false claims laws potentially applicable to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers; and some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring drug manufacturers to report information related to payments to physicians and other healthcare providers or marketing expenditures, and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts; and state transparency laws that require the reporting of certain pricing information; among other state laws.

Ensuring that our future business arrangements with third-parties comply with applicable healthcare laws and regulations could involve substantial costs. If our operations are found to be in violation of any such requirements, we may be subject to penalties, including civil or criminal penalties, monetary damages, the curtailment or restructuring of our operations, or exclusion from participation in government contracting, healthcare reimbursement or other government programs, including Medicare and Medicaid, any of which could adversely affect our financial results. Although an effective compliance program can mitigate the risk of investigation and prosecution for violations of these laws, these risks cannot be entirely eliminated. Any action against us for an alleged or suspected violation could cause us to incur significant legal expenses and could divert our management’s attention from the operation of our business, even if our defense is successful. In addition, achieving and sustaining compliance with applicable laws and regulations may be costly to us in terms of money, time and resources.
If we or current or future collaborators, manufacturers or service providers fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to enforcement actions, which could affect our ability to develop, market and sell our therapeutics successfully and could harm our reputation and lead to reduced acceptance of our therapeutics by the market. These enforcement actions include, among others:

•	adverse regulatory inspection findings;

•	warning or untitled letters;

•	voluntary product recalls or public notification or medical product safety alerts to healthcare professionals;

•	restrictions on, or prohibitions against, marketing our therapeutics;

•	restrictions on, or prohibitions against, importation or exportation of our therapeutics;

•	suspension of review or refusal to approve pending applications or supplements to approved applications;

•	exclusion from participation in government-funded healthcare programs;

•	exclusion from eligibility for the award of government contracts for our therapeutics;

•	FDA debarment;

•	suspension or withdrawal of therapeutic approvals;

•	seizures or administrative detention of therapeutics;

•	injunctions; and

•	civil and criminal penalties and fines.
Any therapeutics we develop may become subject to unfavorable pricing regulations, third party coverage and reimbursement practices or healthcare reform initiatives, thereby harming our business.
The regulations that govern marketing approvals, pricing and reimbursement for new therapeutics vary widely from country to country. Some countries require approval of the sale price of a therapeutic before it can be marketed. In many countries, the pricing review period begins after marketing or therapeutic licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. Although we intend to monitor these regulations, our programs are currently in the early stages of development and we will not be able to assess the impact of price regulations for a number of years. As a result, we might obtain regulatory approval for a therapeutic in a particular country, but then be subject to price regulations that delay our commercial launch of the therapeutic and negatively impact the revenues we are able to generate from the sale of the therapeutic in that country.
Our ability to commercialize any therapeutics successfully also will depend in part on the extent to which coverage and reimbursement for these therapeutics and related treatments will be available from government health administration authorities, private health insurers and other organizations. However, there may be significant delays in obtaining coverage for newly-approved therapeutics. Moreover, eligibility for coverage does not necessarily signify that a therapeutic will be reimbursed in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution costs. Also, interim payments for new therapeutics, if applicable, may be insufficient to cover our costs and may not be made permanent. Thus, even if we succeed in bringing one or more therapeutics to the market, these therapeutics may not be considered cost-effective, and the amount reimbursed for any therapeutics may be insufficient to allow us to sell our therapeutics on a competitive basis. Because our programs are in the early stages of development, we are unable at this time to determine their cost effectiveness or the likely level or method of reimbursement. Increasingly, the third party payors who reimburse patients or healthcare providers, such as government and private insurance plans, are seeking greater upfront discounts, additional rebates and other concessions to reduce the prices for therapeutics. If the price we are able to charge for any therapeutics we develop, or the reimbursement provided for such therapeutics, is inadequate in light of our development and other costs, our return on investment could be adversely affected.
We currently expect that some therapeutics we develop may need to be administered under the supervision of a physician on an outpatient basis. Under currently applicable U.S. law, certain therapeutics that are not usually self-administered (including injectable therapeutics) may be eligible for coverage under Medicare through Medicare Part B. Medicare Part B is part of original Medicare, the federal health care program that provides health care benefits to the aged and disabled, and covers outpatient services and supplies, including certain pharmaceutical products that are medically necessary to treat a beneficiary’s health condition. Specifically, Medicare Part B coverage may be available for eligible beneficiaries when the following, among other requirements, have been satisfied:

•	the product is reasonable and necessary for the diagnosis or treatment of the illness or injury for which the product is administered according to accepted standards of medical practice;

•	the product is typically furnished incident to a physician’s services;

•	the product has been approved by the FDA.
Under the Medicaid Drug Rebate Statute, a manufacturer must participate in the Medicaid Drug Rebate Program in order to receive payment for its covered outpatient drugs under Medicare Part B (the Medicare program that generally covers physician-administered, outpatient drugs).  42 U.S.C. § 1396r-8(a)(1). In addition, manufacturers who participate in the Medicaid Drug Rebate Program are also required to (1) sign the Pharmaceutical Pricing Agreement and participate in the 340B Drug Pricing Program, and (2) sign the VA Master Agreement for inclusion of the manufacturer’s drugs on the Federal Supply Schedule (“FSS”). Id. The Medicaid Drug Rebate Program requires pharmaceutical manufacturers to enter into and have in effect a national rebate agreement with the Secretary of the Department of Health and Human Services as a condition for states to receive federal matching funds for the manufacturer’s outpatient drugs furnished to Medicaid patients. Under the 340B Drug Pricing Program, the manufacturer must extend discounts to entities eligible to participate in the program. Average prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of therapeutics from countries where they may be sold at lower prices than in the U.S. Self-administered therapeutics are typically reimbursed under Medicare Part D, and therapeutics that are administered in an inpatient hospital setting are typically reimbursed under Medicare Part A under a bundled payment. It is difficult for us to predict how Medicare coverage and reimbursement policies will be applied to our therapeutics in the future and coverage and reimbursement under different federal healthcare programs are not always consistent. Medicare reimbursement rates may also reflect budgetary constraints placed on the Medicare program.
Third-party payors often rely upon Medicare coverage policies and payment limitations in setting their own reimbursement rates. Our inability to promptly obtain coverage, and adequate reimbursement from both government-funded and private payors for new therapeutics we develop and for which we obtain regulatory approval could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our financial condition.
We believe that the efforts of governments and third party payors to contain or reduce the cost of healthcare, and specifically, therapeutics, and legislative and regulatory proposals to broaden the availability of healthcare will continue to affect the business and financial condition of pharmaceutical and biotechnology companies. A number of legislative and regulatory changes in the healthcare system in the U.S. and other major healthcare markets have been proposed. These developments could, directly or indirectly, affect our ability to sell our therapeutics, if approved, at a favorable price.
For example, in the U.S., in 2010, the U.S. Congress passed the ACA, a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of health spending, enhance remedies against fraud and abuse, add new transparency requirements for the healthcare and health insurance industries, impose new taxes and fees on the health industry and impose additional policy reforms.

Although the future of the ACA is uncertain, provisions of the ACA addressing coverage and reimbursement of pharmaceutical products that may be of importance to our potential therapeutic candidates include the following:

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Increases to pharmaceutical manufacturer rebate liability under the Medicaid Drug Rebate Program due to an increase in the minimum basic Medicaid rebate on most branded prescription drugs and the application of Medicaid rebate liability to drugs used in risk-based Medicaid managed care plans.

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The expansion of the 340B Drug Pricing Program to require discounts for “covered outpatient drugs” sold to certain children’s hospitals, critical access hospitals, freestanding cancer hospitals, rural referral centers, and sole community hospitals.

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Requirements imposed on pharmaceutical companies to offer discounts on brand-name drugs to patients who fall within the Medicare Part D coverage gap, commonly referred to as the “Donut Hole.” In February 2018, Congress passed the Bipartisan Budget Act of 2018, which, beginning in 2019, increased the discount to be paid by pharmaceutical companies from 50% to 70% of a brand-name drug’s negotiated price and added biosimilars to the coverage gap discount program.

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Requirements imposed on pharmaceutical companies to pay an annual non-tax-deductible fee to the federal government based on each company’s market share of prior year total sales of branded drugs to certain federal healthcare programs, such as Medicare, Medicaid, Department of Veterans Affairs, and Department of Defense. Since we currently expect our branded pharmaceutical sales to constitute a small portion of the total federal healthcare program pharmaceutical market, we do not currently expect this annual assessment to have a material impact on our financial condition.

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For therapeutic candidates classified as biologics, marketing approval for a follow-on biologic therapeutic may not become effective until 12 years after the date on which the reference innovator biologic therapeutic was first licensed by the FDA, with a possible six-month extension for pediatric therapeutics. After this exclusivity ends, it may be possible for biosimilar manufacturers to enter the market, which is likely to reduce the pricing for such therapeutics and could affect our profitability if our therapeutics are classified as biologics.

Separately, pursuant to the health reform legislation and related initiatives, the Centers for Medicare and Medicaid Services, or CMS, is working with various healthcare providers to develop, refine, and implement Accountable Care Organizations, or ACOs, and other innovative models of care for Medicare and Medicaid beneficiaries, including the Bundled Payments for Care Improvement Initiative, the Financial Alignment Initiative Demonstration, and other models. The continued development and expansion of ACOs and other innovative models of care will have an uncertain impact on any future reimbursement we may receive for approved therapeutics administered by such organizations.
From time to time, legislation is drafted, introduced and passed in the U.S. Congress that could significantly change the statutory provisions governing coverage, reimbursement, sales, and marketing of products regulated by CMS or other government agencies. In addition to new legislation, CMS, OIG, and other agency rules and policies addressing fraud and abuse, privacy, and coverage and reimbursement, among other things, are often revised or interpreted in ways that may significantly affect our business and our products. In particular, we expect that the Administration and the U.S. Congress may continue to seek to modify, repeal, or otherwise invalidate all, or certain provisions of, the U.S. healthcare reform legislation. Since taking office, President Trump has continued to support the repeal of all or portions of the ACA. President Trump has also issued an executive order in which he stated that it is his administration’s policy to seek the prompt repeal of the ACA and in which he directed executive departments and federal agencies to waive, defer, grant exemptions from, or delay the implementation of the provisions of the ACA to the maximum extent permitted by law. Congress has also enacted legislation that repeals certain portions of the ACA, including the Tax Cuts and Jobs Act, passed in December 2017, which included a provision that eliminates the penalty under the ACA’s individual mandate, effective January 1, 2019, as well as the Bipartisan Budget Act of 2018, passed in February 2018, which, among other things, repealed the Independent Payment Advisory Board that was established by the ACA and was intended to reduce the rate of growth in Medicare spending. However, attempts to completely repeal the ACA have been unsuccessful to date. There is still uncertainty with respect to the impact President Trump’s Administration and the U.S. Congress may have, if any, and any changes will likely take time to unfold. For example, in May 2018, the Trump Administration recently published in the Federal Register a request for information regarding its Blueprint to Lower Drug Prices and Reduce Out-of-Pocket Costs (the “RFI”). In the RFI, the Administration sought feedback on actions it could take to restrict or reduce the use of rebates, including by prohibiting the use of rebates in contracts between Medicare Part D plan sponsors and drug manufactures and removing federal Anti-Kickback Statute safe harbor protection for such rebates. Subsequent to this, in July 2018, the Administration submitted to the White House Office of Management and Budget (“OMB”) for regulatory review a proposed rule entitled “Removal of Safe Harbor Protection for Rebates to Plans or

PBMs Involving Prescription Pharmaceuticals and Creation of New Safe Harbor Protection.” The Administration has not specified the substantive changes it may make to the federal Anti-Kickback Statute safe harbors or subregulatory guidance and the rule is not yet publicly available. The Administration’s Blueprint also suggests that the Administration is looking at options to require drug-pricing transparency, including requiring the inclusion of drug list prices in direct-to-consumer advertising. In August 2018, the Administration sent a proposed rule to OMB titled “Medicare and Medicaid Programs; Regulations to Require Drug Pricing Transparency.” Like the federal Anti-Kickback Statute proposed rule, the substance of this rule is also not currently publicly available, but many speculate that the proposal seeks to implement direct-to-consumer advertising requirements regarding list price noted above. Separately, in a July 2018 speech outlining the Trump Administrations’ healthcare regulatory reform efforts, the HHS Secretary announced that the Administration will soon begin considering changes to federal health privacy regulations. Such reforms, however, could have an adverse effect on anticipated revenues from therapeutic candidates that we may successfully develop and for which we may obtain regulatory approval and may affect our overall financial condition and ability to develop therapeutic candidates. The financial impact of U.S. healthcare reform legislation over the next few years will depend on a number of factors, including the policies reflected in implementing regulations and guidance and changes in sales volumes for therapeutics affected by the legislation.
However, we cannot predict the ultimate content, timing or effect of any healthcare reform legislation or the impact of potential legislation on us.
The healthcare industry is heavily regulated in the U.S. at the federal, state, and local levels, and our failure to comply with applicable requirements may subject us to penalties and negatively affect our financial condition.
As a healthcare company, our operations, clinical trial activities and interactions with healthcare providers may be subject to extensive regulation in the U.S., particularly if the company receives FDA approval for any of its therapeutics in the future. For example, if we receive FDA approval for a therapeutic for which reimbursement is available under a federal healthcare program (e.g., Medicare, Medicaid), it would be subject to a variety of federal laws and regulations, including those that prohibit the filing of false or improper claims for payment by federal healthcare programs (e.g., the False Claims Act), prohibit unlawful inducements for the referral of business reimbursable by federal healthcare programs (e.g., the federal Anti-Kickback Statute), and require disclosure of certain payments or other transfers of value made to U.S.-licensed physicians and teaching hospitals, or Open Payments. We are not able to predict how third parties will interpret these laws and apply applicable governmental guidance and may challenge our practices and activities under one or more of these laws. If our past or present operations are found to be in violation of any of these laws, we could be subject to civil and criminal penalties, which could hurt our business, our operations and financial condition.
Similarly, HIPAA prohibits, among other offenses, knowingly and willfully executing a scheme to defraud any health care benefit program, including private payors, or falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for items or services under a health care benefit program. To the extent that we act as a business associate to a healthcare provider engaging in electronic transactions, we may also be subject to the privacy and security provisions of HIPAA, as amended by HITECH, which restricts the use and disclosure of patient-identifiable health information, mandates the adoption of standards relating to the privacy and security of patient-identifiable health information, and requires the reporting of certain security breaches to healthcare provider customers with respect to such information. Additionally, many states have enacted similar laws that may impose more stringent requirements on entities like ours. Failure to comply with applicable laws and regulations could result in substantial penalties and adversely affect our financial condition and results of operations.
Our ability to obtain services, reimbursement or funding from the federal government may be impacted by possible reductions in federal spending.
U.S. federal government agencies currently face potentially significant spending reductions. The Budget Control Act of 2011, or the BCA, established a Joint Select Committee on Deficit Reduction, which was tasked with achieving a reduction in the federal debt level of at least $1.2 trillion. That committee did not draft a proposal by the BCA’s deadline. As a result, automatic cuts, referred to as sequestration, in various federal programs were scheduled to take place, beginning in January 2013, although the American Taxpayer Relief Act of 2012 delayed the BCA’s automatic cuts until March 1, 2013. While the Medicare program’s eligibility and scope of benefits are generally exempt from these cuts, Medicare payments to providers and Part D health plans are not exempt. The BCA did, however, provide that the Medicare cuts to providers and Part D health plans would not exceed two percent. President Obama issued the sequestration order on March 1, 2013, and cuts went into effect on April 1, 2013. Additionally, the Bipartisan Budget Act of 2018 extended sequestration for Medicare through fiscal year 2027.

The U.S. federal budget remains in flux, which could, among other things, cut Medicare payments to providers. Although the BBA passed in February 2018 enacts a two-year federal spending agreement and raises the federal spending cap on non-defense spending for fiscal years 2018 and 2019, the Medicare program is frequently identified as a target for spending cuts. The full impact on our business of any future cuts in Medicare or other programs is uncertain. In addition, we cannot predict any impact President Trump’s administration and the U.S. Congress may have on the federal budget. If federal spending is reduced, anticipated budgetary shortfalls may also impact the ability of relevant agencies, such as the FDA or the National Institutes of Health, to continue to function at current levels. Amounts allocated to federal grants and contracts may be reduced or eliminated. These reductions may also impact the ability of relevant agencies to timely review and approve therapeutic research and development, manufacturing, and marketing activities, which may delay our ability to develop, market, and sell any therapeutics we may develop.
If any of our therapeutic candidates receives marketing approval and we or others later identify undesirable side effects caused by the therapeutic candidate, our ability to market and derive revenue from the therapeutic candidates could be compromised.
In the event that any of our therapeutic candidates receive regulatory approval and we or others identify undesirable side effects, adverse events or other problems caused by one of our therapeutics, any of the following adverse events could occur, which could result in the loss of significant revenue to us and materially and adversely affect our results of operations and business:

•	regulatory authorities may withdraw their approval of the therapeutic or seize the therapeutic;

•	we may need to recall the therapeutic or change the way the therapeutic is administered to patients;

•	additional restrictions may be imposed on the marketing of the particular therapeutic or the manufacturing processes for the therapeutic or any component thereof;

•	we may be subject to fines, restitution or disgorgement of profits or revenues, injunctions, or the imposition of civil penalties or criminal prosecution;

•	regulatory authorities may require the addition of labeling statements, such as a “black box” warning or a contraindication;

•	regulatory authorities may require us to implement a REMS, or to conduct post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the therapeutic;

•	we may be required to create a Medication Guide outlining the risks of such side effects for distribution to patients;

•	we could be sued and held liable for harm caused to patients;

•	the therapeutic may become less competitive; and

•	our reputation may suffer.
Significant developments stemming from the United Kingdom’s recent referendum on membership in the European Union could have a material adverse effect on our business.
On June 23, 2016, the United Kingdom held a referendum and voted in favor of leaving the European Union. This referendum has created political and economic uncertainty, particularly in the United Kingdom and the European Union, and this uncertainty may last for years. Any business we conduct, now and in the future, in the United Kingdom, the European Union, and worldwide could be affected during this period of uncertainty, and perhaps longer, by the impact of the United Kingdom’s referendum. The referendum, and the likely withdrawal of the United Kingdom from the European Union it triggers, has caused and, along with events potentially occurring in the future as a consequence of the United Kingdom’s withdrawal, including the possible breakup of the United Kingdom, may continue to cause significant volatility in global financial markets, including in global currency and debt markets. This volatility could cause a slowdown in economic activity in the United Kingdom, Europe, or globally, which could adversely affect our operating results and growth prospects. In addition, our business could be negatively affected by new trade agreements between the United Kingdom and other countries, including the U.S., and by the possible imposition of trade or other regulatory barriers in the United Kingdom.
It is currently unclear how regulations affecting clinical trials, the approval of our future therapeutic candidates, and the sale of these therapeutic candidates will be affected by this referendum either in the United Kingdom or elsewhere in

Europe. These possible negative impacts, and others resulting from the United Kingdom’s actual or threatened withdrawal from the European Union, may adversely affect our operating results and growth prospects.
Risks Related to Our Common Stock
We are an “emerging growth company” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.
We are an “emerging growth company” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31, or if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, in which case we would no longer be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.
Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
Our stock price may be volatile and purchasers of our common stock could incur substantial losses.
If a market for our common stock develops, its market price could fluctuate substantially due to a variety of factors, including the other risks described in this section titled “Risk Factors” and the following:

•	the success of competitive therapeutics or technologies;

•	results of our preclinical studies and clinical trials of our therapeutic candidates, or those of our competitors, or any current or future collaborators;

•	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to our therapeutics;

•	introductions and announcements of new therapeutics by us, our future commercialization partners, or our competitors, and the timing of these introductions or announcements;

•	actions taken by regulatory agencies with respect to our therapeutics, clinical studies, manufacturing process or sales and marketing terms;

•	actual or anticipated variations in our financial results or those of companies that are perceived to be similar to us;

•	the success of our efforts to acquire or in-license additional technologies, therapeutics or therapeutic candidates;

•	developments concerning any current or future collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our therapeutics;

•	our ability or inability to raise additional capital and the terms on which we raise it;

•	the recruitment or departure of key personnel;

•	changes in the structure of healthcare payment systems;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	announcement and expectation of additional financing efforts;

•	speculation in the press or investment community;

•	trading volume of our common stock;

•	sales of our common stock by us or our stockholders;

•	the concentrated ownership of our common stock;

•	changes in accounting principles;

•	terrorist acts, acts of war or periods of widespread civil unrest;

•	natural disasters and other calamities; and

•	general economic, industry and market conditions.
In addition, the stock markets in general, and the markets for pharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that has been often unrelated to the operating performance of the issuer. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.
The future issuance of equity or of debt securities that are convertible into equity may dilute your investment and reduce your equity interest.
We may choose to raise additional capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that we raise additional capital through the issuance of shares or other securities convertible into shares, our stockholders will be diluted. Future issuances of our common stock or other equity securities, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock and impair our ability to raise capital through future offerings of equity or equity-linked securities. For example, we have filed, and the SEC has declared effective, a registration statement to register the resale of up to 39,714,143 shares of our common stock issued in connection with the Merger and the 2017 Private Placement or held by pre-Merger stockholders of us. Additionally, we have filed, and the SEC has declared effective, a registration statement to register the resale of up to 5,034,683 shares of our common stock, consisting of (i) 4,889,217 shares that were privately issued through the August 2018 Private Placement and (ii) 145,466 shares that were privately issued in connection with consulting services on February 1, 2018. Such registration statements will permit the resale of these shares at any time while the registration statements remain effective. The resale of a substantial number of shares of our common stock in the public market could adversely affect the market price for our common stock and make it more difficult for you to sell shares of our common stock at times and prices that you feel are appropriate. Accordingly, the adverse market and price pressures resulting from an offering pursuant to this registration statement may continue for an extended period of time and continued negative pressure on the market price of our common stock could have a material adverse effect on our ability to raise additional equity capital.

Our debt obligations expose us to risks that could adversely affect our business, operating results and financial condition and may result in further dilution to our stockholders.
We have entered into a loan and security agreement with Hercules pursuant to which we may borrow in an aggregate principal amount of up to $10.0 million from Hercules at a floating per annum interest rate (based on a year consisting of 360 days) equal to the greater of either (i) 9.95% or (ii) the sum of (a) 9.95% plus (b) the prime rate (as reported in The Wall Street Journal) minus 3.50%. We were required to make interest only payments on the amounts borrowed until June 2017. Commencing on July 1, 2017, the loan began amortizing in equal monthly installments of principal and interest in an amount sufficient to fully amortize the outstanding principal balance of the loan over the remaining scheduled monthly payments due prior to the maturity date on September 1, 2019. Pursuant to an amendment dated January 15, 2018, amortization payments due for the thirteen (13) consecutive months commencing on December 1, 2017 through and including December 1, 2018 were deferred. Commencing on January 1, 2019, and continuing on the first business day of each month thereafter, the loan, including the deferred payments, was to begin amortizing in equal monthly installments of principal and interest based upon an amortization schedule equal to eighteen (18) consecutive months. Any remaining obligations under the loan agreement and other loan documents (other than the warrant) were due and payable on the maturity date on September 1, 2019. On December 28, 2018, the Company and Hercules further amended its loan agreement so that interest amounts are payable on the first day of each business month and any remaining obligations under the loan agreement and other loan documents are due and payable on the maturity date on September 1, 2019. On March 8, 2019, the Company and Hercules further amended its loan agreement so that the maturity date of its loan agreement is extended to March 1, 2020 and amortization payments are deferred to, and payable at, the new maturity date of March 1, 2020. On the earliest to occur of the maturity date, the date we prepay the term loan in full or the date the loan otherwise becomes due and payable, we must pay the lender under the agreement an additional charge equal to 3.85% of the total amounts funded under the loan agreement. To the extent we desire to prepay the indebtedness prior to maturity, and after the date hereof, we would be obligated to pay a prepayment penalty to Hercules of 1% of the amounts being prepaid. Under the loan agreement, Hercules or its affiliates have a right to participate in a single subsequent unregistered financing by us in an amount of up $1.0 million on the same terms, conditions and pricing afforded to others participating in such financing. Hercules has not yet exercised this right to participate.
Our ability to make payments on this indebtedness depends on our ability to generate cash in the future. We expect to experience negative cash flow for the foreseeable future as we fund our operations and capital expenditures. There can be no assurance that we will be in a position to repay this indebtedness when due or obtain extensions of the maturity date. We anticipate that we will need to secure additional funding in order for us to be able to satisfy our obligations when due. We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If that additional funding involves the sale of equity securities or convertible securities, it would result in the issuance of additional shares of our capital stock, which would result in dilution to our stockholders. The indebtedness is secured by substantially all of our assets other than intellectual property, on which we have given Hercules a negative pledge. In addition, under the loan agreement, we are subject to certain customary covenants that limit or restrict our ability to, among other things, incur additional indebtedness, grant any security interests, pay cash dividends, repurchase our common stock, make loans, or enter into certain transactions without the prior consent of Hercules. The loan agreement was amended on October 10, 2016 to revise the language granting Hercules a contingent security interest in certain of our assets.
This level of debt could have important consequences to you as an investor in our securities. For example, it could:

•	limit our flexibility in planning for the development, clinical testing, approval and marketing of our products;

•	place us at a competitive disadvantage compared to any of our competitors that are less leveraged than we are;

•	increase our vulnerability to both general and industry-specific adverse economic conditions; and

•	limit our ability to obtain additional funds.
The employment agreements with our executive officers may require us to pay severance benefits to officers in connection with termination of employment or upon a change of control of us, which could harm our financial condition.
Each of David A. Giljohann, our Chief Executive Officer, David S. Snyder, our Chief Financial Officer, and Matthias G. Schroff, our Chief Operating Officer, is entitled to receive cash severance equal to twelve months, six months, and six months, respectively, of his base salary if his employment is terminated by us without cause (as such term is defined in his employment offer letter). In addition, our 2015 Plan, which was assumed by us in the Merger, generally provides for accelerated vesting of equity awards upon the involuntary termination of an employee within the twelve month period following a change in control (as defined under the plan) and accelerated vesting of equity awards upon a change of control (as defined under the plan) for each of our executive officers. This vesting acceleration is intended to provide each of our executive officers with the full benefit of their equity awards and reward them for a successful outcome for our stockholders. The accelerated vesting of equity awards could result in dilution to our existing stockholders and harm the market price of our common stock. The payment of these severance benefits could harm our financial condition. In addition, these potential severance payments may discourage or prevent third parties from seeking a business combination with us.
Our common stock is traded on the OTCQB instead of a national exchange or quotation system, so you may be unable to sell your shares to raise money or otherwise desire to liquidate your shares.
Our common stock is currently quoted on the OTC Market Group’s OTCQB Market quotation system under the ticker symbol “XCUR.” The OTCQB are regulated quotation services that display real-time quotes, last sale prices and volume limitations in over-the-counter securities. Trading in shares quoted on the OTCQB is often thin and characterized by volatility in trading prices. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume and market conditions. As a result, there may be wide fluctuations in the market price of the shares of our common stock for reasons unrelated to operating performance, and this volatility, when it occurs, may have a negative effect on the market price for our securities. Moreover, the OTCQB is not a stock exchange, and trading of securities on them is often more sporadic than the trading of securities listed on a national quotation system or stock exchange. Accordingly, our stockholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our common stock improves.
Our common stock may not be eligible for listing or quotation on any securities exchange.
We do not currently meet the initial quantitative listing standards of any national securities exchange. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial listing standards, that we will be able to maintain any such listing. Until our common stock is listed on a national securities exchange, we expect that it will continue to be eligible and quoted on the OTCQB. In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. Further, the national securities exchanges are adopting so-called “seasoning” rules that will require that we meet certain requirements, including prescribed periods of time trading over-the-counter and minimum filings of periodic reports with the SEC, before we are eligible to apply for listing on such national securities exchanges. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.
The designation of our common stock as a “penny stock” would limit the liquidity of our common stock.
Our common stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there may be less trading activity in penny stocks in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.
FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.
The Financial Industry Regulatory Authority, or FINRA, has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.
If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Our research coverage by securities and industry analysts is currently limited. In addition, because we did not become a reporting company by conducting an underwritten initial public offering of our common stock, and because we are not listed on a national securities exchange, security analysts of brokerage firms may not provide wider coverage of our Company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an underwritten initial public offering, because they may be less familiar with our Company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive wider research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock and the trading price for our stock would be negatively impacted.
In the event we obtain wider securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our target studies and operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.
Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.
Based on the beneficial ownership of our common stock as of March 31, 2019, our executive officers and directors, together with holders of five percent or more of our outstanding common stock and their respective affiliates, will beneficially own approximately 42.4 percent of our outstanding common stock. As a result, these stockholders, if acting together, will continue to have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets and any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with your interests. For example, these stockholders could delay or prevent a change of control of our Company, even if such a change of control would benefit our other stockholders, which could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company or our assets and might affect the prevailing market price of our common stock. The significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.
Anti-takeover provisions in our charter documents and under the General Corporation Law of the State of Delaware could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our management.
Provisions in our amended and restated certificate of incorporation and our bylaws may delay or prevent an acquisition of us or a change in our management. These provisions include a classified board of directors, a prohibition on actions by written consent of our stockholders, and the ability of the board of directors to issue preferred stock without stockholder approval. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL, which prohibits stockholders owning in excess of 15% of the outstanding combined organization voting stock from merging or combining with the combined organization. Although we believe these provisions collectively will provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove then-current management by making it more difficult for stockholders to replace members of the board of directors, which is responsible for appointing the members of management.

Anti-takeover provisions in our charter documents could discourage, delay or prevent a change in control of us and may affect the trading price of our common stock.
Our corporate documents and the DGCL contain provisions that may enable our board of directors to resist a change in control of us even if a change in control were to be considered favorable by our stockholders. These provisions:

•	stagger the terms of our board of directors and require 66 and 2/3% stockholder voting to remove directors, who may only be removed for cause;

•
authorize our board of directors to issue “blank check” preferred stock and to determine the rights and preferences of those shares, which may be senior to our common stock, without prior stockholder approval;

•	establish advance notice requirements for nominating directors and proposing matters to be voted on by stockholders at stockholders’ meetings;

•	prohibit our stockholders from calling a special meeting and prohibit stockholders from acting by written consent;

•	require 66 and 2/3% stockholder voting to effect certain amendments to our certificate of incorporation and bylaws; and

•	prohibit cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates.
These provisions could discourage, delay or prevent a transaction involving a change in control of us. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and cause us to take other corporate actions our stockholders desire.
The requirements of being a public company may strain our resources and divert management’s attention.
As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. In the future, we may also be subject to the listing requirements of the NASDAQ Stock Market. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations nonetheless increases our legal and financial compliance costs, makes some activities more difficult, time-consuming or costly, and increases demand on our systems and resources, particularly after we will no longer be an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.
As a result of disclosure of information in this report and in other filings required of a public company, our business and financial condition are more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.
We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.
Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
We may incur significant costs from class action litigation due to our expected stock volatility.
Our stock price may fluctuate for many reasons, including as a result of public announcements regarding the progress of our development efforts or the development efforts of current or future collaborators or competitors, the addition or departure of our key personnel, variations in our quarterly operating results and changes in market valuations of pharmaceutical and biotechnology companies. This risk is especially relevant to us because pharmaceutical and biotechnology companies have experienced significant stock price volatility in recent years. When the market price of a stock has been volatile as our stock price may be, holders of that stock have occasionally brought securities class action litigation against the company that issued the stock. If any of our stockholders were to bring a lawsuit of this type against us, even if the lawsuit is without merit, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management.
Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.
Our amended and restated certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. Any person purchasing or otherwise acquiring any interest in any shares of our common stock shall be deemed to have notice of and to have consented to this provision of our amended and restated certificate of incorporation. This choice of forum provision may limit our stockholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. Stockholders who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The Court of Chancery may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find this provision of our amended and restated certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could have a material adverse effect on our business, financial condition or results of operations.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
We have incurred substantial losses during our history and do not expect to become profitable in the near future and we may never achieve profitability. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income or taxes may be limited. The Merger, our prior equity offerings and other changes in our stock ownership may have resulted in ownership changes. In addition, we may experience ownership changes in the future as a result of subsequent shifts in our stock ownership, some of which are outside of our control. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

None.
Item 3. Defaults Upon Senior Securities.
None.

Item 4. Mine Safety Disclosures.
Not applicable.
Item 5. Other Information.
None.
Item 6. Exhibits.
Except as so indicated in Exhibit 32.1, the following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

Exhibit Number	Exhibit Description

3.1(1)	Certificate of Amendment to Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on September 26, 2017.

3.2(1)	Form of Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on November 15, 2017.

3.3(1)	Amended and Restated Bylaws, as currently in effect.

10.1(2)	Amendment No. 4 to Loan and Security Agreement dated as of March 8, 2019 by and between Exicure OpCo and Hercules.

10.2(3) †	License and Development Agreement between Exicure, Inc. and DERMELIX LLC dated February 17, 2019.

31.1(3)	Rule 13a-14(a)/15d-14(a) Certification of Principal Executive Officer

31.2(3)	Rule 13a-14(a)/15d-14(a) Certification of Principal Financial Officer

32.1*	Section 1350 Certifications of Principal Executive Officer and Principal Financial Officer

101.INS(3)	XBRL Instance Document

101.SCH(3)	XBRL Taxonomy Extension Schema Document

101.CAL(3)	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF(3)	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB(3)	XBRL Taxonomy Extension Label Linkbase Document

101.PRE(3)	XBRL Taxonomy Extension Presentation Linkbase Document
† Indicates that certain confidential portions of this exhibit have been omitted.
* The certifications attached as Exhibit 32.1 that accompany this Quarterly Report on Form 10-Q are not deemed filed with the SEC and are not to be incorporated by reference into any filing of Exicure, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of such Form 10-Q), irrespective of any general incorporation language contained in such filing.
(1) Incorporated by reference to the indicated exhibit in our Current Report on Form 8-K filed on October 2, 2017 and as amended by our Current Report on Form 8-K/A filed on November 7, 2017.
(2) Incorporated by reference to the indicated exhibit in our Current Report on Form 8-K filed on March 14, 2019.
(3) Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 8, 2019

EXICURE, INC.

By:	/s/ David S. Snyder
David S. Snyder
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Exhibit 10.2

LICENSE AND DEVELOPMENT AGREEMENT
THIS LICENSE AND DEVELOPMENT AGREEMENT (the “Agreement”) is dated as of February 17, 2019 (the “Effective Date”) by and between EXICURE, INC., a Delaware corporation with an address of 8045 Lamon Avenue, Suite 410, Skokie, IL 60077 (“Exicure”), and DERMELIX, LLC, d/b/a Dermelix Biotherapeutics, a Delaware corporation with an address of 275 7th Avenue, Suite 710, New York, NY 10011 (“Dermelix”).
BACKGROUND
WHEREAS, Exicure is a clinical stage biotechnology company developing a new class of immunomodulatory and gene regulating drugs based on its proprietary spherical nucleic acid (“SNA”) technology;
WHEREAS, Dermelix is engaged in the development of pharmaceutical products to treat rare pediatric diseases, and Dermelix is interested in developing and commercializing products utilizing Exicure’s SNA technology for certain indications within the orphan dermatology field;
WHEREAS, Dermelix desires to license from Exicure and Exicure wishes to license to Dermelix, on an exclusive basis, the right to commercialize products for certain indications within the orphan dermatology field that utilize Exicure’s SNA technology.
NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the parties agree as follows:
ARTICLE 1 – DEFINITIONS
Unless otherwise specifically provided herein, the following terms will have the following meanings:
1.1    “Action” has the meaning set forth in Section 5.4(b).
1.2    “Additional Indication” means any Indication within the Field that is not the Primary Indication and for which Dermelix has exercised one of its Option Rights to Develop Licensed Products under Section 2.4 or Section 2.5, as the case may be, and for which Dermelix has provided the required funding under the Development Plan in accordance with the applicable Exicure Development Budget for such Additional Indication.
1.3    “Advance” has the meaning set forth in Section 3.4(a)(iii).
1.4    “Adverse Event” means any serious untoward medical occurrence in a patient or subject who is administered a Licensed Product, but only if and to the extent that such serious untoward medical occurrence is required under applicable Laws to be reported to the FDA or any other Regulatory Authority.
1.5    “Affiliate” means a Person or entity that controls, is controlled by or is under common control with a party, but only for so long as such control exists. For the purposes of this Section 1.5, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, or by contract or otherwise. Unless otherwise specified herein, the term “Affiliate” will include affiliates that currently exist and those that may be created, formed or acquired in the future.
1.6    “Approval Notice” has the meaning set forth in Section 2.4(b).
1.7    “Calendar Quarter” means each three (3) month period commencing January 1, April 1, July 1 or October 1; provided, however, that (a) the first Calendar Quarter of the Term will extend from the Effective Date to the end of the first full Calendar Quarter thereafter, and (b) the last Calendar Quarter of the Term will end upon the expiration or termination of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE EXICURE, INC. HAS DETERMINED THAT SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.8    “Calendar Year” means the period beginning on the 1st of January and ending on the 31st of December of the same year; provided, however, that (a) the first Calendar Year of the Term will commence on the Effective Date and end on December 31, 2019, and (b) the last Calendar Year of the Term will commence on January 1 of the Calendar Year in which this Agreement terminates or expires and end on the date of termination or expiration of this Agreement.
1.9    “cGCP” means the current standards, practices and procedures set forth in the International Conference on Harmonization (ICH) guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance” including related requirements imposed by the FDA, and equivalent non-US regulations or standards, as applicable, as such standards, practices, procedures, requirements and regulations may be amended from time to time.
1.10    “cGLP” means the current good laboratory practice regulations promulgated by the FDA, published at 21 U.S. C.F.R. § 58, and equivalent non-US regulations or standards, as applicable, as such current laboratory practices, regulations and equivalent non-US regulations or standards may be amended from time to time.
1.11    “cGMP” means those current practices, as amended from time to time, related to the manufacture of pharmaceutical products and any precursors thereto promulgated in guidelines and regulations of standard compilations including the GMP Rules of the World Health Organization, the United States Code of Federal Regulations, the Guide to Inspection of Bulk Pharmaceutical Chemicals (established by the United States Department of Health and Human Services), the Pharmaceutical Inspection Convention, and the European Community Guide to Good Manufacturing Practice in the production of pharmaceutical products.
1.12    “Change of Control” means the sale or other transfer of ownership rights by Exicure stockholders of stock collectively constituting fifty percent (50%) or more of Exicure’s voting securities pursuant to a merger, reorganization, consolidation or other business combination in which the stockholders of Exicure immediately prior to such transaction cease to own collectively fifty percent (50%) or more of the voting securities of the successor entity, other than pursuant to a merger, reorganization, consolidation or other business combination with an Affiliate of Exicure that existed prior to closing such transaction.
1.13    “Claim” has the meaning set forth in Section 8.1(a).
1.14    “Clinical Trial” means a clinical trial in human subjects that has been approved by a Regulatory Authority and is designed to measure the safety or efficacy of a Licensed Product. Clinical Trials will include Phase I Trials, Phase II Trials and Phase III Trials.
1.15    “Collaboration Know-How” means Know-How that is both: (a) necessary or useful in the research, Development, manufacture, use, or Commercialization of Licensed Products, and (b) created, developed, discovered, generated or produced by or on behalf of either or both of the parties (separately or jointly) in the course of carrying out the Exicure Development Activities for the Primary Indication or for any Additional Indication.
1.16    “Collaboration Patents” means, collectively, any Patents which include one or more claims Covering inventions that are both: (a) necessary or useful in the research, Development, manufacture, use, or Commercialization of Licensed Products, and (b) conceived or reduced to practice by or on behalf of either or both of the parties (separately or jointly) in the course of carrying out the Exicure Development Activities for the Primary Indication or for any Additional Indication.
1.17    “Collaboration SNA Therapeutic” means any SNA Therapeutic that is Developed under and pursuant to the conduct of a Development Plan hereunder for the Primary Indication or for any Additional Indication for which Dermelix exercises an Option Right and satisfies its funding obligations for such Development Plan.
1.18    “Collaboration Technology” means, collectively, the Collaboration Know-How and the Collaboration Patents.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE EXICURE, INC. HAS DETERMINED THAT SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.19    “Combination Product” means a product containing a Licensed Product together with one or more other active ingredients, or with one or more products, devices, pieces of equipment or components.
1.20    “Commercial Event Milestone” means all of the milestones set forth in Section 4.4(a).
1.21    “Commercialization” or “Commercialize” means (a) any and all activities directed to marketing, promoting, distributing, importing, exporting, using, offering to sell or selling a product; (b) activities directed to obtaining pricing and reimbursement approvals, as applicable; and (c) any and all activities directed at providing access to patients through patient assistance or other charitable programs.
1.22    “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by any party with respect to any objective, such reasonable, diligent, and good faith efforts as such party of similar size and having similar resources in the pharmaceutical industry would normally use to accomplish a similar objective under similar circumstances. Subject to the foregoing sentence, Commercially Reasonable Efforts generally requires that Dermelix, its Affiliates or Sublicensees: (a) promptly assign responsibility for Development, manufacturing and Commercialization activities with respect to Licensed Products to specific employees or subcontractors who are held accountable for progress and monitoring such progress on an on-going basis, (b) set and consistently seek to achieve specific and meaningful objectives and timelines for carrying out such Development, manufacturing and Commercialization activities with respect to Licensed Products, and (c) consistently make and implement decisions and allocate resources designed to advance progress with respect to such objectives and timelines.
1.23    “Confidential Information” of a party means information relating to the business, operations and products of a party, including but not limited to, any technical information, Know-How, trade secrets, or inventions (whether patentable or not), not known or generally available to the public, that such party discloses to the other party under this Agreement, or otherwise becomes known to the other party by virtue of this Agreement.
1.24    “Controlled” means, with respect to (a) Patents, (b) Know-How or (c) biological, chemical or physical material, that a party owns or has a license or sublicense to such Patents, Know-How or material (or in the case of material, has the right to physical possession of such material) and has the ability to grant a license or sublicense to, or assign its right, title and interest in and to, such Patents, Know-How or material as provided for in this Agreement without violating the terms of any agreement or other arrangement with any third party.
1.25    “Controlling Party” has the meaning set forth in Section 5.5(c).
1.26    “Cover,” “Covering,” or “Covered” means, with respect to a Licensed Product, that the using, selling, or offering for sale of such Licensed Product would, but for a license granted under this Agreement to the relevant Patents, infringe a Valid Claim of the relevant Patents in the country in which the activity occurs.
1.27    “Dermelix Development Activities” means those activities in the Development Plan for the Primary Indication and for each Additional Indication that are allocated to Dermelix, as initially set out for the Primary Indication in Appendix A and as modified from time to time by mutual agreement of the parties.
1.28    “Dermelix Development Expenses” means those costs and expenses incurred by or on behalf of Dermelix in carrying out the Dermelix Development Activities.
1.29    “Dermelix Indemnitees” has the meaning set forth in Section 8.2.
1.30    “Dermelix Know-How” means any and all Know-How: (a) that is owned or Controlled solely by Dermelix or any of its Affiliates as of the Effective Date or become owned or Controlled solely by Dermelix or any of its Affiliates at any time during the Term, (other than any Know-How that becomes Controlled by Dermelix through the grant of a license from Exicure hereunder), and (b) that is necessary or useful for the Development, manufacture, use or Commercialization of Licensed Products.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE EXICURE, INC. HAS DETERMINED THAT SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.31    “Dermelix Materials” means all chemical, biological or physical materials that are owned or Controlled solely by Dermelix or any of its Affiliates as of the Effective Date or at any time thereafter during the Term, (other than any materials that become Controlled by Dermelix through the grant of a license from Exicure hereunder), and that are necessary or useful in the research, Development, manufacture, use or Commercialization of Licensed Products.
1.32    “Dermelix Patents” means Patents: (a) that are owned or Controlled solely by Dermelix or any of its Affiliates as of the Effective Date or become owned or Controlled solely by Dermelix or any of its Affiliates at any time during the Term, (other than any Patents that become Controlled by Dermelix through the grant of a license from Exicure hereunder), and (b) that are necessary or useful for the Development, manufacture, use or Commercialization of Licensed Products.
1.33    “Dermelix Technology” means the Dermelix Patents, the Dermelix Materials, and the Dermelix Know-How.
1.34    “Dermelix SNA Know-How” means Know-How that is both: (a) necessary or useful in the research, Development, manufacture, use, or Commercialization of Licensed Products, and (b) created, developed, discovered, generated or produced solely by or on behalf of Dermelix in the course of carrying out the Dermelix Development Activities for the Primary Indication or for any Additional Indication.
1.35    “Dermelix SNA Patents” means, collectively, any Patents which include one or more claims Covering inventions that are both: (a) necessary or useful in the research, Development, manufacture, use, or Commercialization of Licensed Products, and (b) conceived or reduced to practice solely by Dermelix in the course of carrying out the Dermelix Development Activities for the Primary Indication or for any Additional Indication.
1.36    “Dermelix SNA Technology” means, collectively, the Dermelix SNA Know-How and the Dermelix SNA Patents.
1.37    “Development” or “Develop” means, with respect to a Licensed Product, the performance of all pre-clinical and clinical development (including, without limitation, toxicology, pharmacology, test method development and stability testing, diagnostic test development and validation, process development, formulation development, quality control development, statistical analysis), Clinical Trials (excluding Clinical Trials conducted after Regulatory Approval), manufacturing, and regulatory activities that are required to carry out the pre-clinical development and clinical development of and to obtain Regulatory Approval of such Licensed Product in the Territory under this Agreement.
1.38    “Development Plan” means, for the Primary Indication and each Additional Indication, the written plan for each such Indication describing the Development activities to be carried out by the parties separately and jointly with respect to the Development of a Licensed Product in the Primary Indication or in the Additional Indication under this Agreement, including detailed costs and expenses and timelines associated with such activities, an initial version of which for the Primary Indication is included herein as Appendix A, and which may be amended by the parties for either the Primary Indication or any Additional Indication from time to time by mutual written consent. The Development Plan for each Additional Indication shall be mutually agreed in writing by the parties in the same format as shown in Appendix A and will include all preclinical and clinical trial Development activities, the expected timelines for commencing each clinical trial and the projected clinical trial parameters for each such Additional Indication.

1.39    “EMA” means the European Medicines Agency or any successor agency.
1.40    “European Commission” means the authority within the European Union that has the legal authority to grant Regulatory Approvals in the European Union based on input received from the EMA or other competent Regulatory Authorities.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE EXICURE, INC. HAS DETERMINED THAT SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.41    “European Union” or “EU” means the twenty-eight (28) member states of the European Union, as the same may be redefined from time to time.
1.42    “Executive Officers” means, together, the Chief Executive Officer of Dermelix and the Chief Executive Officer of Exicure.
1.43    “Exicure Development Activities” means those activities in the Development Plan that have been allocated to Exicure, as initially set forth in Appendix A, as the same may be modified from time to time by mutual written agreement of the parties.
1.44    “Exicure Development Budget” means a detailed budget associated with the Exicure Development Activities setting forth, on a Calendar Year-by-Calendar Year basis, the amount of Exicure Development Expenses expected to be incurred by Exicure and paid by Dermelix in accordance with Section 3.3(b), as the same may be modified from time to time by mutual written agreement of the parties.
1.45    “Exicure Development Expenses” means the following costs and expenses to the extent that such costs and expenses are directly and solely attributable to conducting Exicure Development Activities in accordance with the Exicure Development Budget: (a) FTE Costs of Exicure an agreed upon number of employees engaged in Exicure Development Activities, with the number of such employees to be agreed upon by the parties from time to time, and (b) payments actually invoiced by subcontractors that Exicure is required to pay and that directly pertain to work performed by such subcontractors after the Effective Date, which work (i) is directly and solely attributable to Exicure Development Activities, and (ii) is subcontracted by Exicure in accordance with the terms of this Agreement.
1.46    “Exicure Indemnitees” has the meaning set forth in Section 8.1.
1.47    “Exicure Know-How” means all Know-How that is necessary or useful in the research, Development, manufacture, use, or Commercialization of Licensed Products and that is Controlled by Exicure: (a) prior to the Effective Date; or (b) at any time thereafter during the Term that is created, developed, discovered, generated or produced solely by Exicure in the course of carrying out the Development Plan for the Primary Indication or for any Additional Indication.
1.48    “Exicure Materials” means all chemical, biological or physical materials that are necessary or useful in the research, Development, manufacture, use or Commercialization of Licensed Products and that are Controlled by Exicure: (a) as of the Effective Date, or (b) at any time thereafter during the Term, that are created, developed, discovered, generated or produced solely by Exicure in the course of carrying out the Development Plan for the Primary Indication or for any Additional Indication.
1.49    “Exicure Patents” means all Patents, that are necessary or useful for the research, Development, manufacture, use, or Commercialization of Licensed Products and that are Controlled by Exicure: (a) as of the Effective Date, or (b) at any time thereafter during the Term for the Patents obtained or acquired in the course of carrying out the Development Plan for the Primary Indication or for any Additional Indication. The Patents set forth on Schedule 1 constitute all such Patents Controlled by Exicure as of the Effective Date.
1.50    “Exicure Technology” means the Exicure Know-How, the Exicure Materials, and the Exicure Patents.
1.51    “FDA” means the United States Food and Drug Administration, or a successor federal agency thereto.
1.52    “Field” means all orphan diseases, as defined by the definitions used by Regulatory Authorities in the respective countries, that are within the dermatology field.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE EXICURE, INC. HAS DETERMINED THAT SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.53    “First Commercial Sale” means, with respect to a Licensed Product in any country, the first commercial transfer or disposition for value of such Licensed Product in such country to a third party by Dermelix, its Affiliates and Sublicensees.
1.54    “FTE” means [***]
1.55    “FTE Costs” means [***]
1.56    “Generic Competition” means, on a Licensed Product-by-Licensed Product and country-by-country basis, that the following conditions are met: (a) one or more third parties is selling a Generic Product in a country during a Calendar Quarter, and (b) the unit volume of such Generic Products sold in such country by the third party(ies) in such Calendar Quarter is at least thirty percent (30%) of the unit volume of Licensed Products sold in that country by Dermelix, its Affiliates and Sublicensees. Unless otherwise agreed by the parties in writing, the unit volumes of each Generic Product sold during a Calendar Quarter will be deemed to be the volume of sales of the Generic Product in such country in that Calendar Quarter as reported by IMS Health or any other independent sales auditing firm reasonably agreed upon by the parties in writing.
1.57    “Generic Product(s)” means, with respect to a particular Licensed Product, any pharmaceutical or biopharmaceutical or biosimilar product that meets all of the following conditions: (a) it is sold by a third party that did not obtain such product in a chain of distribution that includes any of Dermelix, its Affiliates or Sublicensees; (b) it contains or includes any of the Exicure Technology or Collaboration Technology; and (c) (i) for purposes of the United States, it is approved in reliance on the prior approval of such Licensed Product as determined by the FDA, or (ii) for purposes of a country outside the United States, it is approved in reliance on the prior approval of a Licensed Product as determined by the applicable Regulatory Authority. Any Licensed Product licensed or produced by Dermelix, its Affiliates or Sublicensees (e.g., an authorized generic product) will not constitute a Generic Product.
1.58    “Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.
1.59    “Guiding Principles” has the meaning set forth in Section 3.1.
1.60    “Indication” means a generally acknowledged disease or condition, a significant manifestation of a disease or condition, or symptoms associated with a disease or condition or a risk for a disease or condition, in each case that is within the Field. For the avoidance of doubt, all variants of a single disease or condition (whether classified by severity or otherwise) will be treated as the same Indication.
1.61    “Know-How” means any scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, that is not in the public domain or otherwise publicly known, including, without limitation, discoveries, inventions, trade secrets, databases, practices, protocols, regulatory filings, methods, processes, techniques, concepts, ideas, specifications, formulations, formulae, data (including, but not limited to, pharmacological, biological, chemical, toxicological, clinical and analytical information, quality control, trial and stability data), case reports forms, medical records, data analyses, reports, studies and procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), summaries and information contained in submissions to and information from ethical committees or Regulatory Authorities, and manufacturing process and development information, results and data, whether or not patentable, all to the extent not claimed or disclosed in a patent or patent application. The fact that an item is known to the public will not be taken to exclude the possibility that a compilation including the item,

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE EXICURE, INC. HAS DETERMINED THAT SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

or a development relating to the item, is (and remains) not known to the public. “Know-How” includes any rights including copyright, database or design rights protecting such Know-How. “Know-How” excludes Patents.
1.62    “Law” or “Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any Governmental Body.
1.63    “Licensed Product” means any pharmaceutical or biopharmaceutical product intended for any mode of administration in any dosage form, formulation, presentation or package configuration, that comprises, is based upon or derived from a Collaboration SNA Therapeutic and that uses or is derived from the Exicure Technology or the Collaboration Technology.
1.64    “Loss” has the meaning set forth in Section 8.1(a).
1.65    “Materials” means all chemical, biological or physical materials that are necessary for the, Development, manufacture, use or Commercialization of Licensed Products.
1.66    “NDA” means a New Drug Application submitted pursuant to the requirements of the FDA, as more fully defined in 21 U.S. C.F.R. § 314.3 et seq., a Biologics License Application submitted pursuant to the requirements of the FDA, as more fully defined in 21 U.S. C.F.R § 601, and any equivalent application submitted in any country in the Territory, including a European Marketing Authorization Application, together, in each case, with all additions, deletions or supplements thereto.
1.67    “Net Sales”
(a)    “Net Sales” means the gross amounts invoiced by Dermelix, its Affiliates and Sublicensees for sales of Licensed Products to independent or unaffiliated third party purchasers of such Licensed Products, minus the following deductions with respect to such sales to the extent allocable to such Licensed Product:
(i)    [***]
(b)    If any Licensed Product under this Agreement is sold in form of a Combination Product, then Net Sales for such Combination Product will be determined on a country-by-country basis by mutual agreement of the parties in good faith taking into account [***] In case of disagreement, a single arbitrator agreed upon by both parties or, failing such agreement, designated by JAMS, [***] and such determination will be final and binding upon the parties.
(c)    In the event a Licensed Product is “bundled” for sale together with one or more other products in a country (a “Product Bundle”), then Net Sales for such Licensed Product will be determined on a country-by-country basis by mutual agreement of the parties in good faith taking into account [***]. In case of disagreement, a single arbitrator agreed upon by both parties or, failing such agreement, JAMS [***] and such determination will be final and binding upon the parties.
(d)    For clarification, the sale of Licensed Products by Dermelix, its Affiliates or Sublicensees to another of these entities for resale by such entity to a third party will not be deemed a sale for purposes of this definition of “Net Sales”. In addition, for purposes of this definition of “Net Sales”, none of the following transfers or dispositions of Licensed Products for no consideration by Dermelix, its Affiliates, or Sublicensees will, in any case, be deemed to be a sale of such Licensed Products:
(i)    [***] or
(ii)    for use in any tests or studies reasonably necessary to comply with any Law, regulation or request by a Governmental Body.
1.68    “Non-Prosecuting Party” has the meaning set forth in Section 5.3(a).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE EXICURE, INC. HAS DETERMINED THAT SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.69    “Non-Owning Party” has the meaning set forth in Section 5.4(b).
1.70    “Option Exercise Fee” has the meaning set forth in Section 4.1.
1.71    “Option Exercise Notice” has the meaning set forth in Section 2.4(a).
1.72    “Option Exercise Period” has the meaning set forth in Section 2.4(a).
1.73    “Option Period” has the meaning set forth in Section 2.4(d).
1.74    “Option Rights” means the option rights of Dermelix as described in Section 2.4 and Section 2.5 to select up to five (5) Additional Indications within the Field.
1.75    “Owning Party” has the meaning set forth in Section 5.4(b).
1.76    “Partial Termination” has the meaning set forth in Section 9.7(a).
1.77    “Patents” means: (a) an issued or granted patent, including any extension, supplemental protection certificate, registration, confirmation, reissue, reexamination, extension or renewal thereof; (b) a pending patent application, including any continuation, divisional, continuation-in-part, substitute or provisional application thereof; and (c) all counterparts or foreign equivalents of any of the foregoing issued by or filed in any country or other jurisdiction.
1.78    “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.
1.79    “Phase I Trial” means a Clinical Trial in which a Licensed Product is administered to human subjects at single or multiple dose levels with the primary purpose of determining safety, metabolism, and pharmacokinetic and pharmacodynamic properties of such Licensed Product, and which is consistent with 21 U.S. C.F.R. § 312.21(a) (or foreign equivalent).
1.80    “Phase II Trial” means a Clinical Trial of a Licensed Product in human patients, the principal purposes of which are to make a preliminary determination that such Licensed Product is safe for its intended use, to determine its optimal dose, and to obtain sufficient information about such Licensed Product’s efficacy to permit the design of Phase III Trials, and which is consistent with 21 U.S. C.F.R. § 312.21(b) (or foreign equivalent).
1.81    “Phase III Trial” means a Clinical Trial of a Licensed Product in human patients, which trial is designed (a) to establish that such Licensed Product is safe and efficacious for its intended use; (b) to define warnings, precautions and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed; and (c) to be, either by itself or together with one or more other Clinical Trials having a comparable design and size, the final human Clinical Trial in support of Regulatory Approval of such Licensed Product, and (d) consistent with 21 U.S. C.F.R. § 312.21(c) (or foreign equivalent).
1.82    “Pivotal Clinical Trial” means (a) a Phase III Trial, or (b) a Phase II Trial, or a combination Phase II Trial and Phase III Trial, for which the relevant Regulatory Authority has determined that the data generated in such trial would be sufficient, depending on its outcome, to support the Regulatory Approval for such pharmaceutical product.
1.83    “Press Release” has the meaning set forth in Section 6.5.
1.84    “Primary Indication” means the Netherton Syndrome, also known as Comel-Netherton Syndrome, NS, Bamboo Hair Syndrome, and Ichthyosis Linearis Cirumflexa.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE EXICURE, INC. HAS DETERMINED THAT SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.85    “Priority Review Voucher” means that voucher awarded by the FDA under Section 529 of the Federal Food, Drug, and Cosmetic Act (the “FD&C Act”) to sponsors of rare pediatric disease NDAs that meet certain criteria and which may be redeemed to receive a priority review of a subsequent marketing application for a different product or which may be sold to a third party.
1.86    “Proposed Transaction” has the meaning set forth in Section 2.5(c).
1.87    “Prosecuting Party” has the meaning set forth in Section 5.3(a).
1.88    “Regulatory Approval” means any and all approvals, licenses, registrations, or authorizations of the relevant Regulatory Authority, necessary for the Development, manufacture, use, storage, import, transport or Commercialization of a Licensed Product in a particular country or jurisdiction.
1.89    “Regulatory Authority” means (a) the FDA, (b) the EMA or the European Commission, or (c) any regulatory body with similar regulatory authority over pharmaceutical or biotechnology products in any other jurisdiction anywhere in the world.
1.90    “Regulatory Exclusivity” means any rights or protections which are recognized, afforded or granted by any Regulatory Authority in any country or region in association with the Regulatory Approval for a Licensed Product and which confer an exclusive Commercialization period during which Dermelix, its Affiliates or Sublicensees have the exclusive right to market and sell such Licensed Product in such country or other jurisdiction through a regulatory exclusivity right (e.g., new chemical entity exclusivity, new use or Indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity).
1.91    “Remaining Fees” has the meaning set forth in Section 9.7(b).
1.92    “Representatives” has the meaning set forth in Section 6.1.
1.93    “Royalty Term” means, on a Licensed Product-by-Licensed Product, Indication-by-Indication and country-by-country basis, the period from the First Commercial Sale of a Licensed Product in such country until the later of (a) the last date on which the Licensed Product is Covered by a Valid Claim within the Exicure Patents or the Collaboration Patents in such country; or (b) the last date on which such Licensed Product is protected by a Regulatory Exclusivity in such country; or (c) [***] years from the date of First Commercial Sale of the Licensed Product in such country.
1.94    “Sell-Off Period” has the meaning set forth in Section 9.6(c)(ii)(G).
1.95    “SNA Therapeutic” means any therapeutic agent that uses, features, incorporates or is otherwise based upon or derived from Exicure’s spherical nucleic acid (SNA) technology, including, but not limited to, SNA’s consisting of one or more nucleic acid pharmacological modalities (e.g., [***] etc.) and/or targets.
1.96    “Sublicensee” means a Person other than an Affiliate of Dermelix to which Dermelix has, pursuant to Section 2.3, granted sublicense rights under any of the license rights granted under Section 2.1. “Sublicense” will be construed accordingly.
1.97    “Sublicense Upfront Fee” has the meaning set forth in Section 4.8.
1.98    “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
1.99    “Term” has the meaning set forth in Section 9.1.

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1.100    “Territory” means all countries, territories and jurisdictions in the world.
1.101    “Third Party Action” means any claim or action made by a third party against either party that claims that a Licensed Product, or its use, Development, manufacture or sale infringes such third party’s intellectual property rights.
1.102    “Valid Claim” means any claim in any (a) unexpired and issued patent that has not been disclaimed, revoked or held invalid by a final non-appealable decision of a court or other governmental agency of competent jurisdiction, or (b) patent application that has been pending for less than nine (9) years from the date of its first priority filing in the applicable country or region and has not lapsed, in the case of a provisional patent application, or has not been cancelled, withdrawn or abandoned without the possibility of revival. For clarity, a claim of a patent that, pursuant to clause (b), had ceased to be a Valid Claim before it issued but that subsequently issues and is otherwise described by clause (a), will again be considered to be a Valid Claim once it issues until it is no longer considered a Valid Claim in accordance with clause (a).

ARTICLE 2 – LICENSE GRANTS
2.1    License Grants.
(a)    Grant of License to Dermelix for the Primary Indication. Subject to the terms and conditions of this Agreement, Exicure hereby grants to Dermelix an exclusive royalty-bearing license under the Exicure Technology and under Exicure’s rights in the Collaboration Technology to Develop, manufacture, have manufactured, use and Commercialize Licensed Products solely for the Primary Indication in the Field within the Territory during the Term.
(b)    Grant of License to Dermelix for Additional Indications upon Exercise of Option Rights. Subject to the terms and conditions of this Agreement, and conditional upon the exercise by Dermelix of its Option Right for the applicable Additional Indication, Exicure hereby grants to Dermelix an exclusive, royalty-bearing license under the Exicure Technology and under Exicure’s rights in the Collaboration Technology to Develop, manufacture, have manufactured, use and Commercialize Licensed Products solely for the applicable Additional Indication in the Field for which the Option Right was exercised by Dermelix in accordance with the provisions of Section 2.4 or Section 2.5, as the case may be, within the Territory during the Term.
2.2    Grant Back of License to Exicure. Subject to the terms and conditions of this Agreement, Dermelix hereby grants to Exicure a nonexclusive, royalty-free license, under the Dermelix Technology during the Term only for the purpose of and only to the extent required for Exicure to perform the Exicure Development Activities under the Development Plan for the Primary Indication and under the Development Plan for each Additional Indication in the Field for which Dermelix exercises its Option Rights under the provisions of Section 2.4 or Section 2.5, as the case may be.
2.3    Grant of Sublicenses by Dermelix. Dermelix will have the right to grant Sublicenses in whole or in part, under the license granted in Section 2.1. The granting by Dermelix of a Sublicense will not relieve Dermelix of any of its obligations under this Agreement.
2.4    Option Rights of Dermelix for Additional Indications.
(a)    Exicure hereby grants option rights to Dermelix to select up to five (5) Additional Indications within the Field, each such Additional Indication to be subject to and selected by Dermelix in accordance with the terms and conditions of this Section 2.4 and Section 2.5 (the “Option Rights”). Dermelix may exercise its Option Rights at any time during the period following the Effective Date of this Agreement but prior to the date that is [***] from the date [***] (the “Option Exercise Period”) upon providing written notice to Exicure of exercise of an Option Right (an “Option Exercise Notice”). Each such Option Exercise Notice shall identify the Additional

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Indication sought to be selected by Dermelix for Development under a Development Plan for such Additional Indication. Dermelix has the right to exercise its Option Rights on multiple occasions during the Term, for an aggregate of not more than five (5) Additional Indications (subject to Section 9.7(c)), each such Additional Indication to be selected in accordance with and subject to the terms and conditions of paragraphs (a), (b), (c) and (d) of this Section 2.4.
(b)    For any Indication that Dermelix desires to select as an Additional Indication under its Option Rights, Dermelix may select any Indication within the Field that is not, at the time that Exicure receives the Option Exercise Notice from Dermelix, either (i) subject to binding obligations of Exicure under any written agreement entered into by Exicure or any of its Affiliates with any third party as of the date that Exicure receives such Option Exercise Notice, or (ii) included under or the subject of any bona fide good faith term sheet negotiations ongoing between Exicure or its Affiliate and a third party with respect to such Indication as of the date that Exicure receives such Option Exercise Notice. Within [***] business days after Exicure’s receipt of an Option Exercise Notice, Exicure will notify Dermelix in writing whether either of the conditions described in clauses (i) and (ii) above exists with respect to the Indication identified in such Option Exercise Notice. If neither condition exists with respect to such Indication, then such Indication shall be deemed to be an Additional Indication under this Agreement (such notice being referred to herein as an “Approval Notice”). If either condition exists with respect to such Indication, then (A) Exicure will provide Dermelix with reasonable evidence thereof, including, but not limited to, by identifying the third party in question (which evidence will be subject to Article 6 hereof), and (B) Dermelix will not be deemed to have exercised its Option Rights with respect to such Indication.
(c)    For any Indication that Dermelix desires to select as an Additional Indication under its Option Rights that is not then subject to either of the conditions described in clauses (i) and (ii) of Section 2.4(b), but for which Exicure or any of its Affiliates has commenced any Development activities for any SNA Therapeutic for such Indication, the provisions of Section 2.5 shall apply to govern the ability of Dermelix to select any such Indication as an Additional Indication hereunder.
(d)    If Exicure should experience a Change of Control, it will promptly notify Dermelix in writing. Dermelix will have a period of [***] days following its receipt of such notice in which to exercise its then remaining Option Rights under this Agreement (the “Option Period”). Any and all of Dermelix’s Option Rights that remain unexercised as of the end of the Option Period shall immediately and automatically expire and lapse as of such date.
2.5    Right of First Negotiation of Dermelix with respect to Selection of Additional Indications that are Not Subject to Third Party Obligations.
(a)    Exicure shall have the right, without any obligations to Dermelix of any kind other than the obligations that are expressly stated in this Section 2.5, to pursue, on its own or together with or through any third party, the research, Development and Commercialization of SNA Therapeutics for any Indication within the Field that is not the Primary Indication and that is not one of the Additional Indications selected by Dermelix pursuant to the exercise of its Option Rights in accordance with the provisions of Section 2.4.
(b)    If, at any time during the Option Exercise Period, Exicure commences any Development activities within the Field for any Indication that is not then subject to either of the conditions described in clauses (i) and (ii) of Section 2.4(b), then Exicure will notify Dermelix in writing within [***] days of the initiation of such activities, and Dermelix will have a period of [***] days from the date of its receipt of such notification in which to determine whether Dermelix desires to use one of its Option Rights to add such Indication as an Additional Indication under this Agreement, subject to the applicable provisions of this Agreement. In the event that Dermelix so elects to exercise its Option Right and provides an Option Exercise Notice to Exicure during such [***] day period, then such Indication shall be deemed to be an Additional Indication for all purposes under this Agreement and Dermelix shall be deemed to have exercised one of its five (5) Option Rights for the inclusion of such Additional Indication under this Agreement. In the event that Dermelix fails to exercise its Option Right for such Indication during such [***] day period, then Exicure shall no longer have any obligations of any kind whatsoever under this Agreement to Dermelix with respect to such Indication, and Exicure shall be free to continue to research,

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Develop and Commercialize SNA Therapeutics for such Indication alone or with or through any third parties without any obligation to Dermelix.
(c)    If, at any time during the Option Exercise Period, Exicure enters into bona fide good faith term sheet discussions for a transaction with a third party for or with respect to the Exicure Technology, or any aspect thereof (including, but not limited to any sale, license, lease or other disposition thereof), with respect to any Indication set forth on Appendix B hereto (each, a “Proposed Transaction”), then Exicure will so notify Dermelix in writing. Dermelix will have a period of [***] days from the date of its receipt of such notification in which to determine whether Dermelix desires to use one of its Option Rights to add such Indication as an Additional Indication under this Agreement, subject to the applicable provisions of this Agreement. In the event that Dermelix so elects to exercise its Option Right and provides an Option Exercise Notice to Exicure during such [***] day period, then such Indication shall be deemed to be an Additional Indication for all purposes under this Agreement and Dermelix shall be deemed to have exercised one of its five (5) Option Rights for the inclusion of such Additional Indication under this Agreement.
ARTICLE 3– DEVELOPMENT PROGRAM
3.1    Guiding Principles. The parties intend to conduct their relationship under this Agreement in accordance with the following principles (“Guiding Principles”):
(a)    To the extent related to the Development of the Primary Indication:
(i)    Dermelix will fund all development-related activities related to the Development of Collaboration SNA Therapeutics for the Primary Indication, and, upon exercise of its Option Right, Collaboration Therapeutics for any Additional Indication within the Field for which Dermelix exercises its Option Right in accordance with the terms and conditions of Section 2.4 or Section 2.5, as the case may be.
(ii)    Exicure will be responsible for the execution of early Development efforts for each Collaboration SNA Therapeutic under this Agreement, including, but not limited to, all work leading up to, and considered enabling to, the initiation of IND-enabling (or foreign equivalent) nonclinical toxicology studies of Collaboration SNA Therapeutics for the Primary Indication.
(iii)    Dermelix will be responsible for leading the Development from IND-enabling (or foreign equivalent) toxicology studies to approval of Collaboration SNA Therapeutics for the Primary Indication throughout the Territory.
(iv)    Dermelix will be the sponsor for the Development program throughout the Territory.
(b)    To the extent related to the Commercialization of Licensed Products, Dermelix will have full responsibility and final decision-making authority. Exicure will be kept regularly informed of Commercialization plans and will be consulted on key decisions.
(c)    To the extent related to any Additional Indications, Dermelix will have full responsibility and final decision-making authority. Exicure will be kept regularly informed of Commercialization plans and will be consulted on key decisions.
3.2    Technology Transfer.
(a)    Promptly following the Effective Date, Exicure will promptly transfer to Dermelix in an orderly fashion and in a manner such that the value of the transferred information is preserved in all material respects any Exicure Technology required by Dermelix to perform the Dermelix Development Activities. From time to time during the Term, Exicure will transfer to Dermelix any additional Exicure Technology required for Dermelix to perform the Dermelix Development Activities.

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(b)    As soon as reasonably practicable after completion of the Exicure Development Activities, Exicure will transfer to Dermelix, at Dermelix’s cost and expense, within thirty (30) days following such completion, all Know-How resulting from the Exicure Development Activities.
3.3    Development in the Primary Indication.
(a)    Development Plan. The parties will work together while respecting the Guiding Principles to Develop Licensed Products in the Primary Indication and to conduct all Clinical Trials and non-clinical studies that the parties believe are appropriate to obtain Regulatory Approval for Licensed Products in the Primary Indication. The Development of such Licensed Products will be governed by the Development Plan (a first draft of which is appended hereto as Appendix A), which will be updated by the parties at least once annually. The Development Plan will include a detailed allocation of the activities between the parties (the Exicure Development Activities and the Dermelix Development Activities).
(b)    Exicure Development Activities. Subject to and upon the terms and conditions set forth in this Article 3, Exicure will be responsible for the Exicure Development Activities. Exicure Development Activities, the timelines associated therewith, and the Exicure Development Budget may be amended or modified from time to time at the reasonable request of either party, but any such amendment or modification will only become effective if approved in writing by both parties, in which case the parties will update the Exicure Development Activities, timelines or Exicure Development Budget, as applicable.
(c)    Right to Subcontract of Exicure. Exicure may subcontract the exercise or performance of all or any portion of the Exicure Development Activities. Any subcontract granted or entered into by Exicure will not relieve Exicure of any of its obligations under this Agreement.
(d)    Dermelix Development Activities. Subject to and upon the terms and conditions set forth in this Article 3, Dermelix will be responsible for the Dermelix Development Activities. Dermelix Development Activities and the timelines associated therewith may be amended or modified from time to time at the request of any of either party, but any such amendment or modification will only become effective if approved in writing by both parties, in which case the parties will update the Dermelix Development Activities or timelines, as applicable.
(e)    Right to Subcontract of Dermelix. Dermelix may subcontract the exercise or performance of all or any portion of the Dermelix Development Activities. Any subcontract granted or entered into by Dermelix will not relieve Dermelix of any of its obligations under this Agreement.
(f)    Records. The parties will maintain or cause to be maintained records in sufficient detail and in a manner that will completely and accurately reflect all work done and all data, results, inventions and discoveries achieved in the performance of the activities under the Development Plan (such records to be in the form required under any applicable Governmental Body regulations or as otherwise agreed by the parties). Exicure and Dermelix will promptly provide each other with any results that could have a material impact on the Development of the Licensed Products. Such reports will be provided in such form as may be agreed on by the parties from time to time. Such records will be maintained for a period of at least [***] following the year in which any such efforts were made hereunder.
(g)    Diligence during Development. Each party will use Commercially Reasonable Efforts to perform all of the activities allocated to such party in the Development Plan within the timelines contemplated therein and at a cost not to exceed the amounts budgeted therefor as approved by the parties. Each party will maintain and utilize qualified staff, laboratories, offices and other facilities as reasonably necessary to perform the activities allocated to that party under the Development Plan and will use personnel with sufficient skills and experience as may be reasonably required to accomplish efficiently and expeditiously such tasks and objectives in a good scientific manner and in compliance in all material respects with all applicable Laws, and cGLP, cGCP and cGMP standards, as applicable. The parties will (a) obtain all required Regulatory Authority and ethics committee and independent review board approvals prior to conducting any Clinical Trials involving human subjects, and (b) obtain all the consents required by Law from any human subjects participating in any Clinical Trials of the Licensed

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Products. The parties will use Commercially Reasonable Efforts to ensure that appropriate Know-How is made available to patient organizations and experts for the purpose of advancing scientific knowledge and improving patient care. Subject to Section 9.7, each party (itself or through one or more Affiliates or Sublicensees selected by such party, in its sole discretion) shall be required to use Commercially Reasonable Efforts to complete its obligations with respect to the Development of at least one (1) Licensed Product for the Primary Indication and at least one (1) Licensed Product for each Additional Indication selected by Dermelix under Section 2.4 or Section 2.5, in the Territory in the Field. If either party reasonably believes that the other party (or its Affiliate or Sublicensee, as applicable) has failed to use Commercially Reasonable Efforts to complete its obligations with respect to the Development of Licensed Products as described in this paragraph, then such failure, if not cured, shall be grounds for a material breach of this Agreement, subject to and in accordance with the termination provisions of Section 9.4 and the dispute resolution provisions of Article 10. Upon any final determination of an uncured material breach under the provisions of Section 9.4 and Article 10, the non-breaching party shall have the right to terminate this Agreement, immediately on written notice to the breaching party, with respect to the license rights granted to Dermelix under Article 2 with respect to the Indication(s) to which the breach applies. Notwithstanding the foregoing, this Agreement and the license rights granted under Article 2 shall continue in full force in effect with respect to all Indications that are not subject to such termination.
3.4    Development Expenses.
(a)    Payments by Dermelix.
(i)    Dermelix will bear the full costs and expenses of Development and Commercialization of any Licensed Products under this Agreement. In particular, Dermelix will pay (A) all direct and indirect costs and expenses of Dermelix in performing the Dermelix Development Activities; (B) all costs and expenses of subcontractors that pertain to work performed by such subcontractors in accordance with the Development Plan; and (C) the Exicure Development Expenses.
(ii)    At the end of each Calendar Quarter, Exicure will invoice Dermelix for that portion of the Exicure Development Expenses incurred in that Calendar Quarter. Dermelix will pay, or cause to be paid, all such invoices within [***] days of receipt. Each invoice will describe in reasonable detail the nature of the work performed and the time spent on such performance.
(iii)    Within ten (10) business days after the Effective Date, Exicure will invoice Dermelix for an advance payment in the amount of One Million Dollars ($1,000,000) (the “Advance”). Such Advance will be due and payable within ten (10) business days after Dermelix’s receipt of the invoice and will be applied against the first One Million Dollars ($1,000,000) of Exicure Development Expenses incurred by Exicure under this Agreement with respect to the Primary Indication.
(iv)    If, upon the conclusion of all Exicure Development Activities with respect to any Indication (whether the Primary Indication or any Additional Indication selected by Dermelix under Section 2.4 or Section 2.5), the Exicure Development Expenses incurred in connection with such Indication are less than the amount of the Advance or the Option Exercise Fee paid under Section 4.1 with respect to such Indication, then the remaining balance of such Advance or Option Exercise Fee shall be applied against any Dermelix Development Expenses incurred in connection with such Indication.
(b)    Additional Indications. Dermelix will bear the full costs and expenses of Development and Commercialization of any Licensed Products in any Additional Indication selected by Dermelix under Section 2.4 or Section 2.5.
3.5    Clinical and Commercial Manufacturing. Dermelix will have the exclusive right to manufacture Licensed Products itself or through one or more Affiliates or Sublicensees selected by Dermelix, in its sole discretion. Dermelix will bear all costs and expenses associated with manufacturing of Licensed Products.

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3.6    Commercialization. Dermelix will have the exclusive right to Commercialize Licensed Products itself or through one or more Affiliates or Sublicensees selected by Dermelix, in its sole discretion. Subject to Section 9.7, Dermelix (itself or through one or more Affiliates or Sublicensees selected by Dermelix, in its sole discretion) shall be required to use Commercially Reasonable Efforts to Commercialize at least one (1) Licensed Product for the Primary Indication and at least one (1) Licensed Product for each Additional Indication selected by Dermelix under Section 2.4 or Section 2.5, in the Territory in the Field. If Exicure reasonably believes that Dermelix (or its Affiliate or Sublicensee, as applicable) has failed to use Commercially Reasonable Efforts to Commercialize Licensed Products as described in this paragraph, then such failure, if not cured, shall be grounds for a material breach of this Agreement, subject to and in accordance with the termination provisions of Section 9.4 and the dispute resolution provisions of Article 10. Upon any final determination of an uncured material breach under the provisions of Section 9.4 and Article 10, Exicure shall have the right to terminate this Agreement immediately on written notice to Dermelix, with respect to the license rights granted to Dermelix under Article 2 with respect to the Indication(s) to which the breach applies. Dermelix will bear all costs and expenses associated with Commercialization of Licensed Products in the Field. Notwithstanding the foregoing, Dermelix will inform and consult with Exicure on important strategic matters, and in particular matters related to pricing of Licensed Products, as set out in the Guiding Principles. Notwithstanding the foregoing, this Agreement and the license rights granted under Article 2 shall continue in full force in effect with respect to all Indications that are not subject to such termination.
3.7    Reporting. The parties will, within [***] days after the end of each Calendar Year, provide each other with a written report summarizing in detail its major Development and, as applicable, Commercialization activities conducted during the prior Calendar Year. All information and reports provided to the parties pursuant to this Section 3.8 will be treated as Confidential Information under this Agreement.
3.8    Adverse Event Reporting. The parties agree to comply with any and all applicable Laws during the Term in connection with Licensed Product safety data collection and reporting. If either party has or receives any information regarding any Adverse Event that may be related to the use of a Licensed Product within the Territory, then that party will provide the other party with all such information within such reasonable timelines as will enable the other party to comply with all applicable Laws. The information exchanged between the parties under this Section 3.9 will be transmitted by email or overnight courier to the following addresses:

If to Exicure, then to: Exicure, Inc. 8045 Lamon Avenue Suite 410 Skokie, IL 60077 Attn: Matthias Schroff, Chief Operating Officer Fax: 847-556-6411 Email:[***]
If to Dermelix, then to: Dermelix, LLC 275 7th Avenue, Suite 710 New York, NY 10011 Attn: Nicholas France, Chief Executive Officer Fax: ______________________ Email:[***]

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3.9    Trademarks. Dermelix will have the sole responsibility to select trademarks for Licensed Products and will own all rights in and to such trademarks.
ARTICLE 4 – FINANCIAL TERMS
4.1    Initial Fee and Option Exercise Fee. In partial consideration of Exicure’s grant of the rights and licenses to Dermelix in the Primary Indication, Dermelix will pay, or cause to be paid, to Exicure the Advance described in Section 3.4(a)(iii) within ten (10) business days after the Effective Date. In addition, in partial consideration of Exicure’s grant of the Option Rights to Dermelix under Section 2.4 or Section 2.5, as the case may be, Dermelix will pay, or cause to be paid, to Exicure the sum of One Million Dollars ($1,000,000) upon each exercise of its five (5) Option Rights, to be payable within ten (10) business days after Dermelix’s receipt of an Approval Notice under Section 2.4(c) or the date of Dermelix’s exercise of its Option Rights under Section 2.5, as the case may be (each, an “Option Exercise Fee”). Any Option Exercise Fee(s) paid by Dermelix under this Section with respect to any particular Additional Indication will be applied against any Exicure Development Expenses that Dermelix is obligated to pay under this Agreement with respect to such Additional Indication, whether such expenses are incurred before or after the date of such payment(s).
4.2    Development Milestone Payments. As further partial consideration for Exicure’s grant of the rights and licenses to Dermelix under this Agreement with respect to the Primary Indication and for each Additional Indication selected by Dermelix pursuant to the exercise of its Option Rights under Section 2.4 or Section 2.5, as the case may be, Dermelix will pay, or cause to be paid, to Exicure the following non-refundable milestone payments (“Development Milestone Payments”) with respect to each Licensed Product to achieve the milestone events (“Development Milestone Events”) described below. Dermelix will promptly, but in no event later than ten (10) business days after achievement of each milestone event, notify Exicure in writing of the achievement of that milestone event and pay fee associated with that milestone within thirty (30) days after receipt of a corresponding invoice from Exicure.

Development Milestone Event for each Licensed Product:	Development Milestone Payment (U.S. Dollars)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

4.3    Priority Review Voucher. Any Priority Review Voucher awarded by the FDA to Dermelix or Exicure upon the Regulatory Approval for a Licensed Product in the US will be owned by Dermelix. Dermelix shall pay Exicure [***] of the net income received by Dermelix from the sale of the Priority Review Voucher to a third party. All payments and transfers will be made or effected within thirty (30) days after Dermelix’s receipt thereof.
4.4    Commercial Event Payments. As further partial consideration for Exicure’s grant of rights and licenses to Dermelix hereunder, Dermelix will pay, or cause to be paid, to Exicure the following non-refundable amounts for the first achievement of the following Commercial Event Milestones:
(a)    Commercial Event Milestones.

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No.	Commercial Event Milestone for Net Sales of Each Licensed Product:	Milestone Payment (U.S. Dollars)
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
5.	[***]	[***]
6.	[***]	[***]

(b)    For clarity, the achievement of the Commercial Event Milestones set forth in Section 4.4(a) is to be determined on the basis of the total aggregate annual worldwide Net Sales for each Licensed Product, calculated on a Licensed Product-by-Licensed Product basis.
(c)    Notice and Payment. Dermelix will deliver written notice to Exicure within thirty (30) days after the end of the Calendar Year in which a Commercial Event Milestone occurs. Dermelix will deliver to Exicure the payment corresponding to that Commercial Event Milestone within thirty (30) days after its receipt of a corresponding invoice from Exicure for the Commercial Event Milestone payment referenced in the aforementioned notice.
4.5    Royalty Payments.
(a)    As further consideration for Exicure’s grant of the rights and licenses to Dermelix hereunder, Dermelix will, during each applicable Royalty Term, pay to Exicure a royalty on aggregate annual worldwide Net Sales of each Licensed Product for each Calendar Year at the percentage rates set forth below:

Worldwide Net Sales of Each Licensed Product per Calendar Year (in U.S. Dollars)	Incremental Royalty Rate
For that portion of aggregate annual Net Sales of each Licensed Product from [***] to [***]	[***]
For that portion of aggregate annual Net Sales of each Licensed Product that is greater than [***]	[***]

(b)    By way of illustration, assume in a Calendar Year that aggregate worldwide annual Net Sales of a single Licensed Product total [***]. The total royalties due and payable by Dermelix to Exicure for such Net Sales in that Calendar Year would be [***], calculated as follows:

[***]	[***]
[***]	[***]
Total Royalties:	[***]

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(c)    Net Sales used for the purpose of calculating royalties due will be aggregate worldwide Net Sales of each Licensed Product, calculated on a Licensed Product-by-Licensed Product basis.
4.6    Royalty Adjustments. Except as otherwise set forth in this Agreement, royalties payable hereunder are subject to adjustment on a country-by-country and Calendar Quarter-by Calendar Quarter basis as a result of the events set forth below (such adjustments to be prorated for the then-current Calendar Quarter in which the reduction becomes applicable); provided, however, that the royalties payable under Section 4.5 will not be reduced by more than [***] of the amounts set forth in Section 4.5 by any or all of the bases (separately or in combination) for adjustment set forth below:
(a)    Royalty Adjustment for Third Party License Payments. If Dermelix, its Affiliates or Sublicensees, in their reasonable judgment, are required to make any royalty payments to a third party for a license or other rights under or with respect to any Patents to make, have made, use, offer for sale, sell or import Licensed Products in the Field in any country in the Territory, then the amount of royalties payable under Section 4.5 will be reduced by a sum equal to [***] of the amount of such payments to such third party on account of the sale of the Licensed Products in such country, whether such reduction is taken in such Calendar Quarter or at any time thereafter.
(b)    Royalty Adjustment for Generic Competition. If there is Generic Competition for a particular Licensed Product in a particular country in a particular Calendar Quarter, then the royalty rates set forth in Section 4.5 will be reduced by [***] on sales of such Licensed Product in such country in such Calendar Quarter.
4.7    Timing of Payment. Royalties payable under Section 4.5 will be payable on actual Net Sales and will accrue at the time the invoice for the sale of each Licensed Product is delivered. Royalty obligations that have accrued during a particular Calendar Quarter will be paid, on a Calendar Quarter basis, within forty-five (45) days after the end of each Calendar Quarter during which the royalty obligation accrued.
4.8    Sublicense Fees. If Dermelix should receive any income as an advance or other upfront payment under any Sublicense (each, a “Sublicense Upfront Fee”), then Dermelix will pay a portion of such Sublicense Upfront Fee, with the percentage of such Sublicense Upfront Fee payable to Exicure being based on the effective date of the Sublicense in question, as follows:

If the Effective Date of the Sublicense is:	Then Exicure Receives the Following Percentage of the Sublicense Upfront Fee:
[***]	[***]
[***]	[***]
[***]	[***]

All payments under this Section will be made within thirty (30) days after Dermelix’s receipt thereof
4.9    Mode of Payment and Currency. All payments to Exicure hereunder will be made by check or wire transfer to such bank account as Exicure may designate from time to time by written notice to Dermelix. The parties may change the method of payment set forth herein at any time upon mutual agreement, and any change will be consistent with the local Law at the place of payment or remittance. All invoices issued by Exicure will be addressed to:
Dermelix, LLC
275 7th Avenue, Suite 710

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New York, NY 10011
Attn: Nicholas France, Chief Executive Officer
Email: [***]
Fax: ______________________
4.10    Royalty Reports and Records Retention. Within thirty (30) days after the end of each Calendar Quarter during which Licensed Products have been sold, Dermelix will deliver to Exicure, together with the applicable royalty payment due, a written report, on a Licensed Product-by-Licensed Product and a country-by-country basis, of (a) gross invoiced amounts of sales of Licensed Products subject to royalty payments for such Calendar Quarter, (b) amounts deducted by category (following the definition of Net Sales) from such gross invoiced amounts to calculate Net Sales, (c) Net Sales subject to royalty payments for such Calendar Quarter, and (d) the corresponding royalty. Such report will be deemed Confidential Information of Dermelix subject to the obligations of Article 6 of this Agreement. For [five (5)] years after each sale of a Licensed Product, Dermelix will keep (and will ensure that its Affiliates and Sublicensees keep) complete and accurate records of all such sales in sufficient detail to confirm the accuracy of the royalty calculations hereunder.
4.11    Late Payments. Any payments hereunder that remain unpaid for more than thirty (30) days following their respective due dates will bear interest at the rate of [***] per month, or the highest rate permitted by applicable law, if less. Interest will be calculated on a [***] basis.
4.12    Audits.
(a)    Each party will prepare and maintain, will cause its Affiliates and Sublicensees to prepare and maintain, in such manner as will allow the other party’s accountants to audit the same in accordance with generally accepted accounting principles, complete and accurate books of account and records (specifically including, but not limited to, the originals or copies of documents supporting entries in the books of account) covering all transactions arising out of or relating to this Agreement. Each party and its duly authorized representative(s) will have the right (but not more often than once during any year), during the Royalty Term and for three (3) years thereafter, during regular business hours and upon at least twenty (20) days prior notice, to audit such books of account and records and examine all other documents and materials in the possession or under the control of the other party with respect to the subject matter and the terms of this Agreement. No such review will unreasonably disrupt the audited party’s business operations. All such books of account, records, documents and materials will be kept available by each party for at least three (3) years after the end of the year to which they relate.
(b)    If, as a result of any audit of either party’s books and records, it is shown that such party’s payments were less (or invoices were more) than the amount which should have been paid by an amount equal to [***] or more of the payments that should have been made with respect to transactions occurring during the period in question, then the audited party shall reimburse the audited party for the reasonable cost of such audit. In any event, the audited party shall make all payments (or reimburse all overpayments) required to be made to eliminate any discrepancy revealed by any such audit within thirty (30) days after demand therefor.
(c)    Each party will treat all information that it receives under this Section 4.12 in accordance with the confidentiality provisions of Article 6 of this Agreement and will cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with the other party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement, except to the extent necessary for such party to enforce its rights under this Agreement.
4.13    Taxes. Neither party is responsible for any sales, use, value-added, personal property or other taxes imposed on the other party by virtue of the transactions contemplated by this Agreement, including, but not limited to, the use, possession, offer for sale, or sale of the Licensed Products or the use of the Exicure Technology,

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the Collaboration Technology or the Dermelix Technology. Each party shall be solely responsible for any such taxes that may be imposed on it or its Affiliates or Sublicensees, as the case may be.
ARTICLE 5 – INTELLECTUAL PROPERTY
5.1    Ownership of Intellectual Property. Subject to the terms and conditions of this Agreement, ownership of intellectual property will be as follows.
(a)    Dermelix Technology and Dermelix SNA Technology are and will be owned in their entirety solely by Dermelix;
(b)    Exicure Technology is and will be owned in its entirety solely by Exicure;
(c)    Collaboration Technology is and will be jointly owned by the parties;
(d)    Any commercial exploitation within the dermatology field, including licensing to a third party, of any Collaboration Technology by either party or of any Dermelix SNA Technology by Dermelix outside of the Field under this Agreement will be subject to good faith negotiation and agreement by the parties. As used herein, the “dermatology field” shall mean any disease, disorder or condition with a major clinical manifestation that affects the skin (such as, by way of non-limiting example, [***]);
(e)    Exicure shall have the right to commercially exploit (either by itself or through its Affiliates, licensees, successors or assigns) any Collaboration Technology in any manner (including, as a non-limiting example, by licensing it to a third party) for any uses outside the dermatology field without Dermelix’s approval; and
(f)    Notwithstanding that Dermelix will be a joint owner of the Collaboration Technology or the rights of joint ownership under U.S. patent law, Dermelix shall not have the right to commercially exploit (either by itself or through its Affiliates, licensees, successors or assigns) any Collaboration Technology in any manner (including, as a non-limiting example, by licensing it to a third party) for any uses outside of the Primary Indication or any Additional Indication, except solely for use within the dermatology field pursuant to any definitive agreement that may be entered into by the parties pursuant to Section 5.1(d).
5.2    Assignment of Rights. Each party will require its employees, contractors, and subcontractors to assign all inventions and discoveries made by them to the party by whom they are engaged.
5.3    Patent Prosecution and Maintenance.
(a)    Exicure Patents and Collaboration Patents. Exicure will have the first right, and the obligation, to file, prosecute and maintain the Exicure Patents and the Collaboration Patents in the Territory (the “Prosecuting Party”). The Prosecuting Party will keep the other party (the “Non-Prosecuting Party”) informed of the course of the filing and prosecution of Exicure Patents and Collaboration Patents or related proceedings (e.g., interferences, oppositions, reexaminations, reissues, revocations or nullifications) in the Territory in a timely manner, and will take into consideration the advice and recommendations of the Non-Prosecuting Party. At the Prosecuting Party’s reasonable request, the Non-Prosecuting Party will provide the Prosecuting Party with reasonable free-of-charge assistance in prosecuting Exicure Patents and Collaboration Patents, including providing such data in the Non-Prosecuting Party’s Control that is, in the Prosecuting Party’s reasonable judgment, needed to support the prosecution of an Exicure Patent or a Collaboration Patent. The external costs and expenses of filing, prosecuting and maintaining Exicure Patents and Collaboration Patents in the Territory: (a) will be included within the Exicure Development Budget when Exicure is the Prosecuting Party; and (b) will be the responsibility of Dermelix when Dermelix is the Prosecuting Party.
(b)    Election not to File and Prosecute Exicure Patents or Collaboration Patents. If the Prosecuting Party elects not to file, prosecute or maintain an Exicure Patent or a Collaboration Patent in any country

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in the Territory, then it will notify the Non-Prosecuting Party in writing at least ninety (90) days before any deadline applicable to the filing, prosecution or maintenance of such Exicure Patent or Collaboration Patent, as the case may be, or any other date by which an action must be taken to establish or preserve such Exicure Patent or Collaboration Patent in such country or possession. Upon notification, the Non-Prosecuting Party may elect to assume the role of Prosecuting Party thereafter to prosecute or maintain such Exicure Patent or Collaboration Patent at its cost and expense.
(c)    Patent Term Extension. The Prosecuting Party will be responsible for obtaining patent term extensions, supplemental protection certificates, or any of their equivalents wherever commercially reasonable for Exicure Patents or Collaboration Patents. The Non-Prosecuting Party will provide the Prosecuting Party free-of-charge with all relevant information, documentation and assistance in this respect as may reasonably be requested by the Prosecuting Party. Any such assistance, supply of information and consultation will be provided promptly and in a manner that will ensure that all patent term extensions, supplemental protection certificates, or any of their equivalents for Exicure Patents and Collaboration Patents are obtained wherever legally permissible, and to the maximum extent available. If any election with respect to obtaining patent term extensions, supplemental protection certificates, or any of their equivalents is to be made, the Prosecuting Party will have the right to make such election and will notify the Non-Prosecuting Party at least ninety (90) days before any deadline applicable for applying for such patent term extension.
(d)    Dermelix Patents. Dermelix will have the right, and the obligation, to file, prosecute and maintain all Dermelix Patents and Dermelix SNA Patents related to this Agreement in the Territory at Dermelix’s cost and expense. Dermelix will keep Exicure informed of the course of the filing and prosecution of all Dermelix Patents and Dermelix SNA Patents related to this Agreement, or related proceedings (e.g., interferences, oppositions, reexaminations, reissues, revocations or nullifications) in the Territory, in a timely manner, and will take into consideration the advice and recommendations of Exicure. At Dermelix’s request, Exicure will provide Dermelix with reasonable free-of-charge assistance in prosecuting any such Dermelix Patents and Dermelix SNA Patents, including providing such data in Exicure’s Control that is, in Dermelix’s reasonable judgment, needed to support the prosecution of such Dermelix Patent or Dermelix SNA Patent.
(e)    Election not to File and Prosecute. Dermelix Patents or Dermelix SNA Patents. If Dermelix elects not to file, prosecute or maintain a Dermelix Patent or a Dermelix SNA Patent related to this Agreement in any country in the Territory, then it will notify Exicure in writing at least ninety (90) days before any deadline applicable to the filing, prosecution or maintenance of such Dermelix Patent or Dermelix SNA Patent, as the case may be, or any other date by which an action must be taken to establish or preserve such Dermelix Patent or Dermelix SNA Patent in such country or possession. Exicure may thereafter elect to file, prosecute, or maintain such Dermelix Patent or Dermelix SNA Patent at its cost and expense.
(f)    Patent Term Extension. Dermelix will be responsible for obtaining patent term extensions, supplemental protection certificates, or any of their equivalents wherever commercially reasonable for Dermelix Patents and Dermelix SNA Patents. Exicure will provide Dermelix free-of-charge with all relevant information, documentation and assistance in this respect as may reasonably be requested by Dermelix. Any such assistance, supply of information and consultation will be provided promptly and in a manner that will ensure that all patent term extensions, supplemental protection certificates, or any of their equivalents for Dermelix Patents and Dermelix SNA Patents are obtained wherever legally permissible, and to the maximum extent available. If any election with respect to obtaining patent term extensions, supplemental protection certificates, or any of their equivalents is to be made, Dermelix will have the right to make such election, and will notify Exicure at least ninety (90) days before any deadline applicable for applying for such patent term extension, supplemental protection certificates or any of their equivalents.
5.4    Enforcement of Patents.
(a)    Notice. If either party believes that an Exicure Patent, a Collaboration Patent, a Dermelix Patent or a Dermelix SNA Patent is being infringed by a third party or if a third party challenges any Exicure Patent, Collaboration Patent, Dermelix Patent or Dermelix SNA Patent as being invalid or unenforceable, then the party

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possessing such knowledge or belief will notify the other party in writing and provide it with details of such infringement or challenge that are known by such party.
(b)    Right to bring an Action. Each party (the “Owning Party”) will have the exclusive right to attempt to resolve any such infringement or challenge relating to its own Patents, including by filing an infringement suit, defending against such challenge or taking other similar action (each, an “Action”) and to compromise or settle such infringement or challenge. If the Owning Party does not intend to prosecute or defend such an Action, then the Owning Party will promptly inform the other party (the “Non-Owning Party”) in writing. If the Owning Party does not initiate an Action with respect to such an infringement or challenge within one hundred and eighty (180) days following written notice thereof, the Non-Owning Party will have the right to attempt to resolve such infringement or challenge. The party initiating such Action will have the sole and exclusive right to select counsel for any suit initiated by it pursuant to this Section 5.4(b).
(c)    Costs of an Action. Subject to the respective indemnity obligations of the parties set forth in Article 8, the party taking an Action under Section 5.4(b) will pay all costs and expenses associated with such Action, other than (subject to Section 5.4(e)) the costs and expenses of the other party if the other party elects to join such Action. Each party will have the right to join an Action relating to an Exicure Patent, a Collaboration Patent, a Dermelix Patent or a Dermelix SNA Patent taken by the other party at its own cost and expense.
(d)    Settlement. Neither party will settle or otherwise compromise any Action by admitting that any Exicure Patent, Collaboration Patent, Dermelix Patent or Dermelix SNA Patent is invalid or unenforceable without the other party’s prior written consent, and, in the case of Exicure, Exicure may not settle or otherwise compromise an Action in a way that adversely affects or would be reasonably expected to adversely affect Dermelix’s rights or benefits under this Agreement with respect to any Licensed Products, without Dermelix’s prior written consent.
(e)    Reasonable Assistance. The party not enforcing or defending Exicure Patents, Collaboration Patents, Dermelix Patents or Dermelix SNA Patents will provide reasonable assistance to the other party, including providing reasonable access to relevant documents and other evidence and making its employees reasonably available, subject to the other party’s reimbursement of any reasonable out-of-pocket costs and expenses incurred on an on-going basis by the non-enforcing or non-defending party in providing such assistance.
(f)    Distribution of Amounts Recovered. Any amounts recovered by the party taking an Action pursuant to this Section 5.4, whether by settlement or judgment, will be allocated in the following order: (i) to reimburse the party taking such Action for any costs and expenses incurred; (ii) to reimburse the party not taking such Action for its costs and expenses incurred in such Action, if it joins such Action; and (iii) the remaining amount of such recovery will be allocated to Dermelix and deemed to be Net Sales for the Calendar Quarter in which the amount is paid, with Dermelix paying Exicure a royalty on such remaining amount based on the royalty rates set forth in Section 4.5.
5.5    Third Party Actions Claiming Infringement.
(a)    Notice. If a party becomes aware of any Third Party Action, that party will promptly notify the other party of all details regarding such claim or action that is reasonably available to such party.
(b)    Right to Defend. Dermelix will have the right, at its sole cost and expense, but not the obligation, to defend a Third Party Action described in Section 5.5(a) and, subject to Section 5.5(f), to compromise or settle such Third Party Action. If Dermelix declines or fails to assert its intention to defend such Third Party Action within sixty (60) days of receipt/sending of written notice under Section 5.5(a), then Exicure will have the right to defend such Third Party Action. The party defending such Third Party Action will have the sole and exclusive right to select counsel for such Third Party Action.
(c)    Consultation. The party defending a Third Party Action pursuant to Section 5.5(b) will be the “Controlling Party.” The Controlling Party will consult with the non-Controlling Party on all material aspects

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of the defense. The non-Controlling Party will have a reasonable opportunity for meaningful participation in decision-making and formulation of defense strategy. The parties will reasonably cooperate with each other in all such actions or proceedings. The non-Controlling Party will be entitled to be represented by independent counsel of its own choice at its own cost and expense.
(d)    Appeal. If a judgment in a Third Party Action is entered against the Controlling Party and an appeal is available, the Controlling Party will have the first right, but not the obligation, to file such appeal. If the Controlling Party does not desire to file such an appeal, it will promptly, in a reasonable time period (i.e., with sufficient time for the non-Controlling Party to take whatever action may be necessary) prior to the date on which such right to appeal will lapse or otherwise diminish, permit the non-Controlling Party to pursue such appeal at such non-Controlling Party’s own cost and expense. If applicable Law requires the other party’s involvement in an appeal, the other party will be a nominal party of the appeal and will provide reasonable cooperation to such party at such party’s cost and expense.
(e)    Costs of an Action. Subject to the respective indemnity obligations of the parties set forth in Article 8, the Controlling Party will pay all costs and expenses associated with such Third Party Action other than the costs and expenses of the other party if the other party elects to join such Third Party Action. Each party will have the right to join a Third Party Action defended by the other party, at its own cost and expense.
(f)    No Settlement Without Consent. Neither party will settle or otherwise compromise any Third Party Action by admitting that any Exicure Patent, Collaboration Patent, Dermelix Patent or Dermelix SNA Patent is invalid or unenforceable without the other party’s prior written consent, and, in the case of Exicure, Exicure may not settle or otherwise compromise a Third Party Action in a way that adversely affects or would be reasonably expected to adversely affect Dermelix’s rights and benefits hereunder with respect to Licensed Products, without Dermelix’s prior written consent.
ARTICLE 6 – CONFIDENTIALITY
6.1    Confidentiality Obligations. Each party will limit disclosure of Confidential Information received hereunder to its directors, officers, employees, Affiliates, Sublicensees, agents, consultants and representatives (collectively, “Representatives”) or to third parties in furtherance of the objectives of this Agreement, provided that any such Representatives or third parties are bound by obligations of confidentiality at least as restrictive as those set forth herein. Each party agrees that, for the Term and for [***] years thereafter, such party will, and will ensure that its Representatives and third parties will, keep completely confidential and not publish or otherwise use or disclose for any purpose except as expressly permitted under this Agreement any Confidential Information disclosed to it by or on behalf of the other party in connection with this Agreement, whether disclosed before or after the Effective Date.
6.2    Exceptions. The obligations set forth in Section 6.1 will not apply to any Confidential Information disclosed by a party hereunder to the extent that the receiving party can demonstrate that such information:
(a)    was already known to the receiving party or its Affiliates, other than under an obligation of confidentiality, at the time of disclosure;
(b)    was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;
(c)    became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;
(d)    was subsequently lawfully disclosed to the receiving party or its Affiliates by a third party without an obligation of confidentiality other than in contravention of a confidentiality obligation of such third party to the disclosing party; or

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(e)    was developed or discovered by Representatives of the receiving party or its Affiliates who had no access to the Confidential Information of the disclosing party.
6.3    Permitted Uses.
(a)    Notwithstanding the foregoing obligations of confidentiality and non-use, a party may disclose the other party’s Confidential Information to the extent that such disclosure is reasonably necessary in connection with:
(i)    filing or prosecuting patent applications;
(ii)    prosecuting or defending litigation;
(iii)    conducting Clinical Trials under this Agreement;
(iv)    seeking Regulatory Approval of Licensed Products;
(v)    collaborating with patient organizations or biomedical experts seeking to advance knowledge for the benefit of the patient community; or
(vi)    complying with applicable Law.
(b)    In making any disclosures set forth in clauses (i) through (vi) above, the disclosing party will, where reasonably practicable, give such advance written notice to the other party of such disclosure requirement as is reasonable under the circumstances and will use Commercially Reasonable Efforts to cooperate with the other party in order to secure confidential treatment of such Confidential Information required to be disclosed. In addition, in connection with any permitted filing by either party with any Governmental Body, the filing party will endeavor to obtain confidential treatment of economic, trade secret information and such other information as may be reasonably requested by the other party, and will provide the other party with the proposed confidential treatment request with reasonable time for such other party to provide comments, and will include in such confidential treatment request all reasonable comments of the other party.
6.4    Publications. Publication strategy will be determined and managed by Dermelix. Exicure will not publish any information relating to any Licensed Products without Dermelix’s prior written consent, unless such information has already been publicly disclosed either prior to the Effective Date or after the Effective Date through no fault of Exicure or otherwise not in violation of this Agreement. Exicure will submit to Dermelix for its written approval any publication or presentation (including, but not limited to, in any seminars, symposia or otherwise) of any information related directly or indirectly to any Licensed Products for review and approval at least thirty (30) days prior to the date of submission for publication or presentation. Dermelix will not unreasonably withhold, delay or condition its consent to the publication. Lack of a written response within this thirty (30) day period will be deemed acceptance of the proposed publication. Dermelix will provide Exicure with a copy of any publication or presentation (including, but not limited to, in any seminars, symposia or otherwise) of any information related directly or indirectly to any Licensed Products at least thirty (30) days prior to the date of submission for publication or presentation.
6.5    Public Announcements. During the term of this Agreement, neither party hereto will issue or release, directly or indirectly, any press release, marketing material or other communication to or for the media or the public that pertains to this Agreement, any Licensed Product, or the transactions contemplated hereby (collectively, a “Press Release”) unless the content of such Press Release has been approved by the other party hereto, such approval not to be unreasonably withheld, delayed or conditioned; provided, however, that nothing contained in this Agreement will prevent or preclude either party from making such disclosures as may be required by applicable law, including, but not limited to, any disclosures required by applicable securities laws.
ARTICLE 7 – REPRESENTATIONS, WARRANTIES AND COVENANTS

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7.1    Representations and Warranties. Each party represents and warrants to the other party that, as of the Effective Date:
(a)    such party is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;
(b)    such party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(c)    this Agreement is a legal and valid obligation of such party, binding upon such party and enforceable against it in accordance with the terms hereof, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;
(d)    the execution, delivery and performance of this Agreement by such party does not conflict with, breach or create in any third party the right to accelerate, terminate or modify any agreement or instrument to which such party is a party or by which such party is bound, and does not violate any Law of any Governmental Body having authority over such party; and
(e)    such party has all right, power and authority to enter into this Agreement and to perform its obligations hereunder.
7.2    Additional Representations and Warranties of Exicure. Exicure represents and warrants to Dermelix that, as of the Effective Date:
(a)    (i) Exicure owns or Controls all right, title and interest in and to the Exicure Technology; and (ii) Exicure has not previously licensed, assigned, transferred, or otherwise conveyed any right, title or interest in and to the Exicure Technology within the Field to any third party, including, but not limited to any rights to, any Licensed Product within the Field;
(b)    all tangible information and data provided by or on behalf of Exicure to Dermelix on or before the Effective Date in contemplation of this Agreement was and is true, accurate and complete in all material respects, and Exicure has not failed to disclose, or cause to be disclosed, any information or data that would cause the information and data that has been disclosed to be misleading in any material respect; and
(c)    to the actual knowledge of Exicure, neither the Exicure Technology nor any aspect thereof infringes or violates, and will not infringe or violate, any patents, trademarks, copyrights, trade secrets or other intellectual property rights of any third party within the Field in the Territory (including, but not limited to, any other intellectual property rights of Exicure or its Affiliates).
7.3    DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY DISCLAIMS, ANY AND ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
7.4    LIMITATIONS OF LIABILITY.
(a)    IN NO EVENT WILL EITHER PARTY OR ANY OF ITS AFFILIATES OR SUBLICENSEES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES OR SUBLICENSEES FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF GOODWILL, LOSS OF DATA, LOSS OF BUSINESS, OR OTHER PECUNIARY LOSS, WHETHER BASED IN CONTRACT, WARRANTY, NEGLIGENCE OR OTHER

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TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF.
(b)    EACH PARTY’S MAXIMUM AGGREGATE LIABILITY TO THE OTHER PARTY FOR OR WITH RESPECT TO ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF (WHETHER BASED IN CONTRACT, WARRANTY, NEGLIGENCE OR OTHER TORT, STRICT LIABILITY, PRINCIPLES OF INDEMNITY, THE FAILURE OF ANY LIMITED REMEDY TO ACHIEVE ITS ESSENTIAL PURPOSE OR OTHERWISE) WILL NOT EXCEED THE AMOUNTS PAID BY DERMELIX UNDER THIS AGREEMENT.
(c)    THE LIMITATIONS OF LIABILITY CONTAINED IN THIS SECTION 7.4 WILL NOT APPLY TO (i) ANY BREACH BY EITHER PARTY OF THE TERMS OF ARTICLE 6 (CONFIDENTIALITY); OR (ii) ANY CLAIMS OF BODILY INJURY RESULTING FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF EITHER PARTY OR (iii) ANY CLAIMS SUBJECT TO THE INDEMNIFICATION OBLIGATIONS OF ARTICLE 8.
ARTICLE 8 – INDEMNIFICATION; INSURANCE
8.1    Indemnification by Dermelix. Dermelix will indemnify, defend and hold Exicure and its Affiliates and each of their respective officers, directors, employees, agents, successors and assigns (collectively, the “Exicure Indemnitees”) harmless from and against any and all liabilities, damages, losses, costs and expenses (including, but not limited to, court costs, litigation expenses and reasonable attorneys’ fees) (collectively, “Losses”) that are actually incurred by or imposed upon any of the Exicure Indemnitees in connection with any third party claims, suits, actions, demands or judgments (collectively, “Claims”) to the extent that such Claims arise out of or result from: (a) the negligence, gross negligence or willful misconduct of Dermelix or any Dermelix Indemnitee (as hereinafter defined); (b) any breach or violation by Dermelix of its representations, warranties, covenants or other obligations set forth in this Agreement; and/or (c) any personal or bodily injury arising from the use of the Licensed Products or any substance, dosage composition or compound manufactured therefrom; provided, however, that in no event will this Section apply to any claim covered by Section 8.2 below.
8.2    Indemnification by Exicure. Exicure will indemnify, defend and hold Dermelix and its Affiliates and Sublicensees and each of their respective officers, directors, employees, agents, successors and assigns (collectively, the “Dermelix Indemnitees”) harmless from and against any and all Losses that are actually incurred by or imposed upon any of the Dermelix Indemnitees in connection with any third party Claims to the extent that such Claims arise out of or result from: (a) the negligence, gross negligence or willful misconduct of Exicure or any Exicure Indemnitee; (b) any breach or violation by Exicure of its representations, warranties, covenants or other obligations set forth in this Agreement; and/or (c) any allegation that any Licensed Product infringes upon or violates any patent, copyright, trade secret, trademark or other intellectual property right of any third party in the Territory (including, but not limited to, any other intellectual property rights of Exicure or its Affiliates); provided, however, that Exicure’s obligations pursuant to this Section 8.2 will not apply (i) to the extent that such claims or suits result from the negligence, gross negligence or willful misconduct of any of the Dermelix Indemnitees, or (ii) with respect to claims or suits arising out of a breach by Dermelix of its representations, warranties, or covenants set forth in this Agreement.
8.3    Notification of Claims; Conditions to Indemnification Obligations. As a condition to a party’s right to receive indemnification under this Article 8, it will (a) promptly notify the other party in writing as soon as it becomes aware of a Claim for which indemnification may be sought hereunder, (b) cooperate, and cause the individual indemnitees to cooperate, with the indemnifying party in the defense, settlement or compromise of such Claim, and (c) permit the indemnifying party to control the defense, settlement or compromise of such Claim, including the right to select defense counsel. In no event, however, may the indemnifying party compromise or settle any Claim in a manner that admits fault or negligence on the part of the indemnified party or any indemnitee, or that requires the indemnified party or any indemnitee to pay any money or take any action, without the prior written consent of the indemnified party. The indemnifying party will have no liability under this Article 8 with

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respect to claims or suits settled or compromised without its prior written consent, which consent will not be unreasonably withheld, delayed or conditioned.
8.4    Insurance.
(a)    During the Term, each party will obtain and maintain, at its sole cost and expense, insurance of the type and in amounts that are reasonable and customary in the pharmaceutical and biotechnology industry for companies engaged in activities comparable to the activities of such party hereunder. It is understood and agreed that this insurance will not be construed to limit either party’s liability with respect to its indemnification obligations hereunder. Each party will provide the other party upon reasonable request with a certificate evidencing the insurance such party is required to obtain and keep in force under this Section 8.4.
(b)    No later than thirty (30) days before Dermelix commences the first Clinical Trial for a Licensed Product or Commercializes a Licensed Product, during the Term of this Agreement, and for a period of [***] years thereafter, Dermelix will, at its sole cost and expense, obtain and maintain in full force and effect, comprehensive general liability insurance, including product liability insurance, protecting Exicure against all Claims, suits, obligations, liabilities, and damages, based upon or arising out of actual or alleged bodily injury, personal injury, death, or any other damage to or loss of persons or property, caused by any Development, manufacture, marketing, possession, use, sale, or other disposition or Commercialization of any Licensed Product by Dermelix or by any of its Affiliates, sublicensees or permitted assigns. Each such insurance policy or policies will name Exicure as an additional named insured.
ARTICLE 9 – TERM AND TERMINATION
9.1    Term and Expiration. The term of this Agreement (the “Term”) will commence on the Effective Date and, unless earlier terminated as provided in this Article 9, will continue in full force and effect, on a country-by-country and Licensed Product-by-Licensed Product basis, until the Royalty Term in such country with respect to such Licensed Product expires, at which time this Agreement will expire in its entirety with respect to such Licensed Product in such country and the terms of Section 9.6(c)(i) will apply.
9.2    Termination for Non-Achievement of Milestone. Exicure may terminate this Agreement in part with respect to the relevant Indication, with immediate effect if Dermelix should notify Exicure in writing that a Development Milestone Event shown in Section 4.2 for a given Indication is not “positive” and fails to pay the Development Milestone Payment associated with such milestone pursuant to Section 4.2(a).
9.3    Termination of Agreement by Dermelix for Convenience. At any time during the Term, Dermelix may, at its convenience, terminate this Agreement in its entirety immediately on (a) [***] days prior written notice to Exicure if the notice is given before the Regulatory Approval of the Licensed Products for the Primary Indication; or (b) [***] days’ prior written notice to Exicure if the notice is given after the Regulatory Approval of the Licensed Products for the Primary Indication.
9.4    Termination upon Material Breach. Either party will have the right to terminate this Agreement upon the failure of the other party to comply with any of the terms of this Agreement or otherwise discharge its duties hereunder in any material respect, or the breach by the other party of any of its representations or warranties herein in any material respect, if such failure or breach is not cured within [***] days of such breaching party’s receipt of written notice specifying the nature of such failure or breach with particularity.
9.5    Termination on Bankruptcy. Either party will have the right to terminate this Agreement upon the admission by the other party in writing of its inability to pay its debts generally as they become due, the making by the other party of an assignment for the benefit of its creditors, or the filing by or against such other party of any petition under any federal, state or local bankruptcy, insolvency or similar laws, if such filing has not been dismissed within [***] days after the date thereof.
9.6    Effects of Termination.

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(a)    Continuing Obligations. In no event will any expiration or termination of this Agreement excuse either party from any breach or violation of this Agreement and full legal and equitable remedies will remain available therefor, nor will it excuse either party from making any payment due under this Agreement with respect to any period prior to the date of expiration or termination; provided, however, that in no event will Dermelix have any obligation to pay or reimburse Exicure for any Exicure Development Expenses incurred on or after the date of the notice sent under Section 9.2, Section 9.3 or Section 9.4 or the effective date of termination under Section 9.5.
(b)    Survival. Without limiting the foregoing, Article 1 (Definitions), Article 6 (Confidentiality), Article 8 (Indemnification; Insurance), Article 10 (Dispute Resolution), and Article 11 (Miscellaneous), as well as Section 4.10 (Royalty Reports and Records Retention), Section 4.11 (Late Payments), Section 4.12 (Audits), Section 4.13 (Taxes), Section 5.1 (Ownership of Intellectual Property), Section 7.2 (Additional Representations and Warranties of Exicure), Section 7.3 (Disclaimer), Section 7.4 (Limitations of Liability), and Section 9.6 (Effects of Termination), hereof will survive any expiration or termination of this Agreement for any reason.
(c)    Licenses.
(i)    Upon the expiration of the Term with respect to a Licensed Product, then, as of the effective date of such expiration and on a Licensed Product-by-Licensed Product, Indication-by-Indication, and country-by-country basis, the license from Exicure to Dermelix under Section 2.1 will convert to a fully paid, royalty free, irrevocable, perpetual, exclusive, and sublicensable license under the Exicure Technology and under Exicure’s rights in the Collaboration Technology to Develop, manufacture, have manufactured, use and Commercialize such Licensed Product in the Field in the country in question.
(ii)    Upon the termination of this Agreement by Dermelix under Section 9.3, Section 9.4 or Section 9.5 or by Exicure under Section 9.2 (solely for the relevant Indication being terminated), Section 9.4 or Section 9.5 (subject to the Sell-Off Period set forth in Section 9.6(c)(ii)(G)):
(A)    all licenses granted to Dermelix under Section 2.1 will terminate;
(B)    Dermelix will, upon written request by Exicure, transfer to Exicure (1) at Exicure’s cost and expense if the termination is by Dermelix under Section 9.4 or Section 9.5, or (2) at Dermelix’s cost and expense if the termination is by Exicure under Section 9.2, Section 9.4 or Section 9.5 or by Dermelix under Section 9.3, all regulatory documentation and Regulatory Approvals prepared or obtained by or on behalf of Dermelix prior to the date of such termination, to the extent related to Licensed Products and transferable;
(C)    Dermelix will, upon written request of Exicure, return to Exicure or, at Dermelix’s option, destroy, (1) at Exicure’s cost and expense if the termination is by Dermelix under Section 9.4 or Section 9.5, and (2) at Dermelix’s cost and expense if the termination is by Exicure under Section 9.2, Section 9.4 or Section 9.5 or by Dermelix under Section 9.3, all relevant records and materials in its possession or control containing or comprising the Exicure Know-How.
(D)    Exicure will, upon written request of Dermelix, return to Dermelix or, at Dermelix’s option, destroy, (1) at Exicure’s cost and expense if the termination is by Dermelix under Section 9.4 or Section 9.5, and (2) at Dermelix’s cost and expense if the termination is by Exicure under Section 9.2, Section 9.4 or Section 9.5 or by Dermelix under Section 9.3, all relevant records and materials in its possession or control containing or comprising the Dermelix Know-How.
(E)    Dermelix will, following consultation with Exicure and in Exicure’s reasonable discretion, (1) destroy or retain any and all Exicure Materials, including clinical supplies of Licensed Products, that are Controlled by Dermelix; or (2) transfer such materials (in whole or in part), at Dermelix’s cost, to Exicure (transportation and transfer costs to be (a) paid by Exicure if the termination is by Dermelix under Section 9.4 or Section 9.5; or (b) paid by Dermelix if the termination is by Exicure under Section 9.2, Section 9.4 or Section 9.5 or by Dermelix under Section 9.3).

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(F)    The parties will wind down any ongoing Clinical Trials with respect to any Licensed Products, or at Exicure’s option, transfer such Clinical Trials to Exicure: (1) at Exicure’s cost and expense if the termination is by Dermelix under Section 9.4 or Section 9.5, and (2) at Dermelix’s cost and expense if the termination is by Exicure under Section 9.2, Section 9.4 or Section 9.5 or by Dermelix under Section 9.3, in which case Dermelix will transfer to Exicure, at its cost, the relevant clinical trial supplies of any Licensed Products.
(G)    Following any expiration or termination of this Agreement, Dermelix and its Affiliates and Sublicensees will be entitled, for an additional period of [***] (the “Sell-Off Period”), on a non-exclusive basis, to continue to sell Licensed Products that have already been produced or manufactured or that are then in the process of being manufactured or produced. All such transactions will be subject to the continuing payment of all royalties under this Agreement. Any commercial inventory of Licensed Products remaining following such [***] period will be transferred to Exicure, at Dermelix’s cost.
(iii)    Upon any termination of this Agreement, each of Dermelix’s Sublicensees will continue to have the rights and license set forth in its sublicense agreements, which agreements will be automatically assigned and transferred to Exicure.
9.7    Partial Termination.
(a)    Dermelix will have the right to terminate this Agreement, on not less than [***] days prior written notice to Exicure, with respect to the Primary Indication and/or any Additional Indication selected by Dermelix under Section 2.4 or Section 2.5 if, after using Commercially Reasonable Efforts to develop a Licensed Product for such Indication, Dermelix should determine, in its sole discretion, that, for business, strategic or development reasons, the Licensed Product in question is not worth pursuing. (Each termination under this Section being referred to as a “Partial Termination”.) Notwithstanding the foregoing, Dermelix agrees to use Commercially Reasonable Efforts to develop the Primary Indication and each Additional Indication selected by Dermelix under Section 2.4 or Section 2.5, and not to terminate this Agreement as to any Indication without a valid or justifiable (with credible supporting evidence) scientific, medical, or business reason.
(b)    Upon any Partial Termination under this Section: (i) this Agreement shall continue in full force and effect with respect to any Indication that is not subject to such Partial Termination; (ii) Section 9.6(c)(ii) will apply, but only to the extent of the terminated Indication; and (iii) Dermelix will be entitled, at Dermelix’s option, to either (A) a refund of any portion of the Advance (if the terminated Indication is the Primary Indication) or the Option Exercise Fee (if the terminated Indication is an Additional Indication) paid by Dermelix under this Agreement to the extent that such Advance or Option Exercise Fee has not been applied against the Exicure Development Expenses or the Dermelix Development Expenses incurred in connection with that Indication as of the date of termination (collectively, the “Remaining Fees”); or (B) a credit of the Remaining Fees against any Exicure Development Expenses incurred in connection with any other Additional Indication selected by Dermelix under this Agreement.
(c)    If Dermelix should terminate this Agreement as to any Indication for [***] Examples of [***] The rights set forth in this Section 9.7(c) shall only apply and be exercisable [***] only for each Indication up to a maximum total of [***] times in the aggregate during the Term for all Indications, taken collectively as follows: [***] Dermelix will be required to exercise its rights under Section 9.7(c)(ii), if at all, within [***] days after the date on which this Agreement terminates as to the Indication in question. If and when exercised, such additional Option Right will be subject to all of the terms of this Agreement, including, but not limited to, the payment of an Option Exercise Fee with respect thereto.
ARTICLE 10 – DISPUTE RESOLUTION
10.1    Disputes. The parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either party’s rights or obligations under this Agreement. It is the objective of the parties to establish under this Article 10 procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. If the parties are unable

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to resolve such dispute, then either party may, by written notice to the other party, request that such dispute be submitted to the Executive Officers for resolution, with such resolution to occur, if at all, within thirty (30) days of their first consideration of such dispute. If the Executive Officers are unable to resolve such dispute within thirty (30) days of their first consideration of such dispute, then the dispute will be resolved by binding arbitration pursuant to Section 10.2.
10.2    Binding Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, the subject matter hereof, or the interpretation, performance, breach or termination hereof (other than those alleging infringement or misappropriation of intellectual property rights, misappropriation of trade secrets or proprietary information, violation of confidentiality, or conduct that has or may result in irreparable harm or otherwise warrants an application for injunctive relief), that is not resolved by the parties as provided for in Section 10.1 will be arbitrated before the AAA at a location in New York, New York in accordance with its Commercial Arbitration Rules then in effect, subject to any modifications set forth in this Section. Any such arbitration will be conducted in the English language by a single arbitrator agreed upon by both parties or, if the parties cannot agree on the selection of an arbitrator within twenty-one (21) days from service of an arbitration demand, then AAA will appoint a single arbitrator as provided for in its Commercial Arbitration Rules then in effect. The arbitrator will apply the substantive laws of the State of New York and the arbitration will conform to the Federal Rules of Civil Procedure and Federal Rules of Evidence. The Federal Arbitration Act will govern the proceedings and substance of the dispute resolution. Costs of arbitration will be shared equally by the parties, except that the arbitrator may in his discretion impose all or part of the costs on one of the parties. All testimony will be transcribed, and any award will be accompanied by findings of fact and a statement of reasons for the decision. Judgment upon any award made in such arbitration may be entered and enforced in and by any court of competent jurisdiction. Any award by the arbitrator will be subject to all of the terms and conditions of this Agreement. The parties will treat as confidential any arbitration proceeding under this Section, including, but not limited to, demands for arbitration, submissions to the arbitrator, documents produced, any other pretrial discovery allowed by the arbitrator, evidence taken at a hearing, as well as the arbitrator’s decision and award.
10.3    Remedies for Temporary or Preliminary Injunctive Relief. No provision of this Section will limit the right of a party to secure temporary or preliminary injunctive relief from a court of competent jurisdiction before, after or during, the pendency of any arbitration. The exercise of any such remedy for temporary or preliminary injunctive relief does not waive the right of a party to arbitration as set forth in this Section. The institution and maintenance of any such action for temporary or preliminary injunctive relief will not constitute a waiver of the right of either party to submit a dispute, controversy or claim to arbitration if the other party contests such action for injunctive relief.
ARTICLE 11 – MISCELLANEOUS
11.1    Relationship of the Parties. Nothing in this Agreement is intended or will be deemed to constitute a partnership, agency, joint venture or employer-employee relationship between the parties. Neither party will hold itself out to third parties as possessing any power or authority to enter into any contract or commitment on behalf of the other party. Each party is an independent contractor with respect to the other. Neither party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of the other party hereto, or to bind the other party hereto in any manner or with respect to anything, whatsoever.
11.2    Assignment.
(a)    Except as expressly provided herein, neither this Agreement nor any interest hereunder will be assignable, nor any other obligation delegable, by either party without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement or delegate its obligations in whole or in part without the need to obtain the consent of the other party to: (i) an Affiliate of such party; or (ii) a successor to all or substantially all of the business or assets of that party to which this Agreement relates, in connection with any merger, sale of stock, sale or transfer of business or assets or other similar transaction.

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(b)    No assignment under this Section 11.2 will relieve the assigning party of any of its responsibilities or obligations hereunder; provided, however, that as a condition of such assignment, the assignee will be required to agree in writing to be bound by all of the obligations of the assigning party under this Agreement.
(c)    Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.
11.3    Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the intent and purposes of this Agreement.
11.4    Force Majeure. Neither party will be liable to the other party or be deemed to be in breach or default of its obligations under this Agreement for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent that such failure or delay is caused by or results from acts of God, earthquake, riot, civil commotion, terrorism, war, strikes, omissions or delays in acting by a governmental authority, acts of a government or an agency thereof or judicial orders or decrees or restrictions, or any other reason beyond the reasonable control of a party. The party affected by such event of force majeure will provide the other party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities) and will use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations hereunder as soon as reasonably practicable.
11.5    No Trademark Rights. No right, express or implied, is granted by this Agreement to a party to use in any manner the name or any other trade name or trademark of the other party in connection with the performance of this Agreement or otherwise.
11.6    Entire Agreement; Amendments. This Agreement and the Appendices, Schedules and Exhibits hereto constitute and contain the entire understanding and agreement of the parties concerning the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this Agreement will be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each party.
11.7    Captions. The captions included in this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.
11.8    Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York, notwithstanding any conflict of law principles to the contrary. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement. Any action which in any way involves the rights, duties and obligations of either party hereto under this Agreement will be brought in the state or federal courts sitting in the Eastern District of New York, and the parties to this Agreement hereby submit to the personal jurisdiction of such courts. The parties waive any and all rights to have any dispute, claim or controversy arising out of or relating to this Agreement tried before a jury.
11.9    Notices and Deliveries. All notices, reports and other communications by one party to the other party under this Agreement will: (a) be in writing in the English language; (b) refer specifically to this Agreement; and (c) be sent by (i) personal delivery against a signed receipt therefor, (ii) certified mail, return receipt requested, first class postage prepaid, (iii) express national courier services providing evidence of delivery, (iv) electronic mail or facsimile transmission for which a confirmation of delivery is obtained; in each case to the respective address specified below (or to such updated address as may be specified in writing by one party to the other party from time to time in accordance with this Section).

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If to Dermelix, addressed to: Dermelix, LLC 275 7th Avenue, Suite 710 New York, NY 10011 Attn: Nicholas France, Chief Executive Officer Email:[***] Fax: ______________________

with copies, sent as provided herein, to:

[***] Fox Rothschild LLP 2000 Market Street 20th Floor Philadelphia, PA 19103-3222 Email: [***] Fax: 215-299-2150

If to Exicure, addressed to:

Exicure, Inc. 8045 Lamon Avenue Suite 410 Skokie, IL 60077 Attn: Matthias Schroff, Chief Operating Officer Email:[***] Fax: 847-556-6411

with copies, sent as provided herein, to:

[***] Faber Daeufer & Itrato PC 890 Winter Street Suite 315 Waltham, MA 02451 Email: [***] Fax: 781-795-4747
Each notice, report or other communication will be deemed to have been delivered (A) upon receipt if delivered in person; (B) five (5) business days after it is sent by certified mail, return receipt requested, postage prepaid; (C) three (3) business days after it is sent via a reputable national courier service; or (D) when transmitted with electronic confirmation of receipt, if transmitted by facsimile or other electronic transmission (if such transmission is on a business day, otherwise on the next business day following the date of such transmission).
11.10    Waiver. A waiver by either party of any of the terms and conditions of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement will be cumulative and none of them will be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

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11.11    Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The parties will make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.
11.12    Interpretation. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.” All references herein to Sections, Appendices, Exhibits and Schedules will be deemed references to Sections of, and Appendices, Exhibits and Schedules to, this Agreement unless the context will otherwise require. Unless the context otherwise requires, countries will include territories.
11.13    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.
11.14    Currency. All sums set forth in this Agreement and any Appendices, Exhibits or Schedules hereto are, and are intended to be, expressed in U.S. Dollars, unless the parties otherwise agree in writing.
11.15    Appendices, Exhibits and Schedules. All Appendices, Exhibits and Schedules referenced in this Agreement are hereby incorporated by reference into, and made a part of, this Agreement.
[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the Effective Date.

EXICURE, INC. By: /s/ David Giljohann Name: David Giljohann [Print/Type] Title: CEO	DERMELIX, LLC, d/b/a Dermelix Biotherapeutics By: /s/ Nicholas P. France Name: Nicholas P. France [Print/Type] Title: C.E.O.

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SCHEDULE 1
List of Exicure Patents

Filing Date	Application Number	Patent Number	Country	Status	Title
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE EXICURE, INC. HAS DETERMINED THAT SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE EXICURE, INC. HAS DETERMINED THAT SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

APPENDIX A
Development Plan
[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE EXICURE, INC. HAS DETERMINED THAT SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

APPENDIX B
List of Indications Subject to Option Rights

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE EXICURE, INC. HAS DETERMINED THAT SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 31.1
CERTIFICATIONS
I, David A. Giljohann, Ph.D., certify that:
1. I have reviewed this Quarterly Report on Form 10-Q of Exicure, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act rules 13a-15(f) and 15d-15(f)) for the registrant and have:
a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: May 8, 2019

/s/ David A. Giljohann, Ph.D.
David A. Giljohann, Ph.D.
President and Chief Executive Officer

Exhibit 31.2
CERTIFICATIONS
I, David S. Snyder, certify that:
1. I have reviewed this Quarterly Report on Form 10-Q of Exicure, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act rules 13a-15(f) and 15d-15(f)) for the registrant and have:
a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: May 8, 2019

/s/ David S. Snyder
David S. Snyder
Chief Financial Officer

Exhibit 32.1
SECTION 1350 CERTIFICATIONS*
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), David A. Giljohann, Ph. D., President and Chief Executive Officer of Exicure, Inc. (the “Company”), and David S. Snyder, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 8, 2019

/s/ David A. Giljohann, Ph.D.	/s/ David S. Snyder
David A. Giljohann, Ph.D.	David S. Snyder
President and Chief Executive Officer	Chief Financial Officer

*
This certification accompanies the Quarterly Report on Form 10-Q, to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.